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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §.240.14a-12

RMR Real Estate Income Fund

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Special Meeting
of Shareholders and Proxy Statement

Thursday, April 16, 2020 at 9:30 a.m., Eastern Time

Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458

LETTER TO OUR SHAREHOLDERS FROM OUR BOARD OF TRUSTEES

Dear Shareholder:

              We invite you to a special meeting ("Special Meeting") of our shareholders in Newton, Massachusetts to consider a proposal to change our business from a registered investment company that makes equity investments in real estate companies to a real estate investment trust that will focus primarily on originating and investing in first mortgage whole loans secured by middle market and transitional commercial real estate. The enclosed Notice of Special Meeting and Proxy Statement provide you with important information about this proposal and our new business plan.

              We believe that this proposal is the best path for our Company to increase shareholder value because it has the potential to increase the distributions we can pay to our shareholders in the future as well as the price at which our common shares trade relative to their net asset value.

              Your support is very important. Please use telephone or internet methods, or sign and return a proxy card/voting instruction form, to authorize your proxy prior to the meeting so that your shares will be represented and voted at the meeting.

              Thank you for being a shareholder and for your continued investment in our Company.

February 21, 2020

Jennifer B. Clark John L. Harrington Joseph L. Morea Adam D. Portnoy Jeffrey P. Somers

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

April 16, 2020

9:30, a.m., Eastern time

Two Newton Place, 255 Washington Street, Suite 100
Newton, Massachusetts 02458

ITEMS OF BUSINESS

1.
To consider and vote upon a change in the Company's business from a registered investment company that makes equity investments in real estate companies to a real estate investment trust engaged in the business of originating and investing in first mortgage whole loans secured by middle market and transitional commercial real estate and to amend the Company's fundamental investment objectives and restrictions, and status as a "diversified" fund, to permit the Company to engage in its new business (the "Business Change Proposal"); and

2.
To consider and vote upon the ratification of the Company's selection of RSM US LLP ("RSM") as the Company's independent registered public accounting firm ("Auditor Proposal").

RECORD DATE

You can vote if you were a shareholder of record as of the close of business on November 26, 2019.

PROXY VOTING

Shareholders as of the record date are invited to attend the Special Meeting. If you cannot attend in person, please vote in advance of the Special Meeting by using one of the methods described in the accompanying Proxy Statement.

February 21, 2020
Newton, Massachusetts

By Order of the Board of Trustees,
Jennifer B. Clark
 Secretary

Please sign and return the proxy card or voting instruction form or use telephone or internet methods to authorize a proxy in advance of the Special Meeting. See the "Voting Information" section on page 28 for information about how to authorize a proxy by telephone or internet or how to attend the Special Meeting and vote your shares in person.

PLEASE VOTE

Please vote on the future direction of our Company. The NYSE American LLC ("NYSE American") rules do not allow a broker, bank or other nominee who holds shares on your behalf to vote on the Business Change Proposal described below without your instructions.

PROPOSALS THAT REQUIRE YOUR VOTE

PROPOSAL		MORE INFORMATION	BOARD RECOMMENDATION	CLASS OF SHARES VOTING

1	Business Change Proposal	Page 6	FOR	Common shares and preferred shares of the Company, voting together as a single class, and preferred shares of the Company, voting as a separate class
2	Auditor Proposal	Page 25	FOR	Common shares and preferred shares of the Company, voting together as a single class

You can vote in advance in one of three ways:

via the internet
Visit www.proxyvote.com and enter your 16 digit control number provided in your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form before 11:59 p.m., Eastern time, on April 15, 2020 to authorize a proxy VIA THE INTERNET.
by phone
Call 1-800-690-6903 if you are a shareholder of record and 1-800-454-8683 if you are a beneficial owner before 11:59 p.m., Eastern time, on April 15, 2020 to authorize a proxy BY TELEPHONE. You will need the 16 digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form.
by mail	Sign, date and return your proxy card if you are a shareholder of record or voting instruction form if you are a beneficial owner to authorize a proxy BY MAIL.

If the meeting is postponed or adjourned, these times will be extended to 11:59 p.m., Eastern time, on the day before the reconvened meeting.

PLEASE VISIT: www.proxyvote.com

•
To review and download easy to read versions of our Proxy Statement.

•
To sign up for future electronic delivery to reduce the impact on the environment.

RMR Real Estate Income Fund     2020 Proxy Statement    1

February 21, 2020

PROXY STATEMENT

The Board of Trustees (the "Board") of the RMR Real Estate Income Fund, a Maryland statutory trust (the "Company," "we," "us," or "our"), is furnishing this proxy statement and accompanying proxy card (or voting instruction form) to you in connection with the solicitation of proxies by the Board for a special meeting of our shareholders. The meeting will be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458, on Thursday, April 16, 2020, at 9:30 a.m., Eastern time, and any adjournment or postponements thereof (the "Meeting"). We are first making these proxy materials available to shareholders on or about February 21, 2020.

Only owners of record of common shares, par value $0.001 per share, and preferred shares, par value $0.001 per share, as of the close of business on November 26, 2019 (the "Record Date") are entitled to notice of, and to vote at, the meeting and at any postponements or adjournments thereof. Holders of common shares are entitled to one vote for each common share. Holders of preferred shares are entitled to one vote for each preferred share. Holders of common shares and holders of preferred shares will vote together as a single class on the Business Change Proposal, and holders of preferred shares will also vote as a separate class on the Business Change Proposal. On November 26, 2019, there were 10,202,009 common shares and 667 preferred shares issued and outstanding.

We will furnish, without charge, a copy of our annual report and most recent semi-annual report succeeding the annual report, if any, to any shareholder upon request. Requests should be directed to the Secretary of the Company at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 (toll free telephone number (866) 790-8165). Copies can also be obtained by visiting our website at www.rmrfunds.com.1 Copies of our annual and semi-annual reports are also available on the EDGAR Database on the Securities and Exchange Commission's (the "SEC") website at www.sec.gov.

The mailing address of our principal executive offices is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02548.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING TO BE HELD ON THURSDAY, APRIL 16, 2020.

THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT ARE AVAILABLE AT: WWW.PROXYVOTE.COM.

1
Our Internet address is included in this proxy statement as a textual reference only. The information on the website is not incorporated by reference into this proxy statement.

2    RMR Real Estate Income Fund     2020 Proxy Statement

QUESTIONS & ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

1. ON WHAT PROPOSALS AM I BEING ASKED TO VOTE?

You are being asked to consider and vote upon two proposals:

•
To approve changing our business from a registered investment company to a real estate investment trust, which we sometimes refer to as a "REIT." We refer to this proposal as the "Business Change Proposal" in the proxy materials.

    If the Business Change Proposal is approved, we will change our business from a registered investment company that invests in equity securities issued by real estate companies to a REIT that will focus primarily on originating and investing in first mortgage whole loans, generally of $50.0 million or less, secured by middle market and transitional commercial real estate ("CRE"). In connection with this change to our business, we would amend our fundamental investment objectives and restrictions regarding purchasing and selling real estate and originating loans, as well as our status as a "diversified" fund, to allow us to engage in our new business as a mortgage REIT.

•
To ratify the appointment of RSM US LLP ("RSM") as our independent registered public accounting firm. We refer to this proposal as the "Auditor Proposal" in the proxy materials.

2. HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board unanimously recommends that you vote:

•
"FOR" the Business Change Proposal and

•
"FOR" the Auditor Proposal

3. WHY IS THE BOARD RECOMMENDING THE BUSINESS CHANGE PROPOSAL?

The Board, including the members of the Board who are not interested persons (as defined in the Investment Company Act of 1940 (the "1940 Act")) of the Company (the "Independent Trustees"), believes that the Business Change Proposal is in the best interest of shareholders because it is the best path for our Company to increase shareholder value because it has the potential to increase the distributions we can pay to our shareholders in the future as well as the price at which our common shares trade relative to their net asset value ("NAV"). Over the course of many years, the Board has considered and implemented various strategies for increasing value for our shareholders. For a discussion of the principal considerations taken into account by the Board and a special committee (the "Special Committee") of the Board comprised of all the Independent Trustees, and a discussion of the potential risks in implementing the Business Change Proposal, see "Business Change Proposal—Reasons for the Proposed Change" and Appendix B.

4. IF THE BUSINESS CHANGE PROPOSAL IS APPROVED, WHAT WILL THE COMPANY DO TO IMPLEMENT THE PROPOSAL?

If the Business Change Proposal is approved by shareholders, we will apply to the SEC for an order under the 1940 Act declaring that we have ceased to be a registered investment company (the "Deregistration Order"). Pending the SEC's issuance of the Deregistration Order, we intend to begin

RMR Real Estate Income Fund     2020 Proxy Statement    3

realigning our portfolio consistent with our new business as a mortgage REIT. We anticipate that the implementation period may last approximately two years, in which case full implementation will not occur until approximately the beginning of 2022. This time period is an estimate and may vary depending upon the length of the deregistration process with the SEC, tax considerations and the pace at which we will be able to originate or invest in first mortgage whole loans.

5. DOES OUR ADVISOR HAVE EXPERIENCE IN MANAGING A MORTGAGE REIT? WILL THERE BE ANY CHANGES TO THE COMPANY'S INVESTMENT ADVISORY AGREEMENT IN CONNECTION WITH THE BUSINESS CHANGE PROPOSAL?

Our investment adviser, RMR Advisors LLC (the "Advisor"), and its affiliates have significant experience and expertise in managing REITs and in investing in commercial properties that have values up to $75.0 million ("middle market CRE"). An affiliate of our Advisor currently manages a mortgage REIT, and we expect that the same personnel that conduct the business of that mortgage REIT would conduct our business if the Business Change Proposal is approved.

Our existing management fee is lower than the typical management fee for mortgage REITs. As a result, until deregistration we expect to receive the benefit of establishing a portfolio of mortgage loans at a cost lower than would otherwise be expected to apply to a newly established mortgage REIT.

After we receive the Deregistration Order, the Board anticipates we would enter into a new management agreement with our Advisor or an affiliate of our Advisor, who would continue to provide the day-to-day management of our operations, subject to the oversight and direction of the Board. Management fee expenses, as well as other operating expenses, are projected to increase as the Business Change Proposal becomes fully implemented following receipt of the Deregistration Order due to increased costs associated with sourcing and originating mortgage loans; however, these expenses are projected to be offset by higher projected income attributable to increased cash flows from mortgage loans that we originate, resulting in higher projected net income per common share (thus supporting a potentially higher distribution rate in the long term) than without the implementation of the Business Change Proposal.

6. WHAT WILL HAPPEN TO THE COMPANY'S DIVIDEND IF THE BUSINESS CHANGE PROPOSAL IS APPROVED?

During the transition period before our portfolio has been fully converted to its new investment strategy, we intend to try to maintain a quarterly managed distribution rate as high as is reasonably practicable. However, at some point during the implementation of the Business Change Proposal, the Board likely will need to temporarily reduce the managed distribution rate because we expect our cash flow from earnings and the status and availability of capital gains we realize from our portfolio to decline during the transition.

The full implementation of the Business Change Proposal, however, is anticipated to have a positive impact on the sustainability and potential growth of our earnings and distribution rate over the long term. We believe that, over the long term, our new investment strategies could result in our increasing cash flow from earnings, which could result in higher distributions to shareholders compared to historical levels, enhanced coverage for our distribution rate, the potential for share price appreciation, and/or the potential for narrowing or eliminating the discount at which our common shares historically have traded relative to their NAV.

7. WHAT ARE THE TAX CONSEQUENCES OF IMPLEMENTING THE BUSINESS CHANGE PROPOSAL?

We have elected to be treated and currently operate in a manner intended to qualify for taxation as a "regulated investment company" ("RIC") under the Internal Revenue Code of 1986, as amended (the

4    RMR Real Estate Income Fund     2020 Proxy Statement

"IRC"). Assuming we deregister as an investment company under the 1940 Act as a result of the Business Change Proposal, our qualification for taxation as a RIC would terminate for the taxable year in which the Deregistration Order becomes effective (the "Deregistration Year") and we intend to elect to be taxed as a REIT under the IRC commencing with the Deregistration Year and in subsequent taxable years. See Appendix C for a detailed discussion of the tax consequences of implementing the Business Change Proposal.

Once the Business Change Proposal is fully implemented, we intend to make quarterly distributions to our shareholders in amounts that will, at a minimum, enable us to comply with the REIT provisions of the IRC that require annual distributions of at least 90% of our REIT taxable income (other than net capital gains). The actual amount of such distributions will be determined on a quarterly basis by the Board, taking into account the REIT tax requirements, our cash needs, our earnings, the market price of our common shares and other factors the Board considers relevant.

8. WHAT IS THE ESTIMATED COST ASSOCIATED WITH THE BUSINESS CHANGE PROPOSAL? WHO WILL BEAR THE COSTS AND EXPENSES ASSOCIATED WITH THE BUSINESS CHANGE PROPOSAL?

We estimate that the third party costs and expenses associated with consideration and approval of the Business Change Proposal will be approximately $1.6 million. All third party costs and expenses associated with the Business Change Proposal will be paid by our Advisor and not the Company.

9. WILL MY VOTE MAKE A DIFFERENCE?

YES! Your vote is important to ensure that the Business Change Proposal and Auditor Proposal are adopted. We hope you will participate in the governance of our Company.

10. WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE BUSINESS CHANGE PROPOSAL?

If the Business Change Proposal is not approved, the Board may consider other options to enhance or preserve shareholder value, including continuing our current operation as a registered investment company.

11. HOW CAN I AUTHORIZE A PROXY TO VOTE MY SHARES?

Please follow the instructions included on the enclosed proxy card.

12. WHOM DO I CALL IF I HAVE QUESTIONS REGARDING THE PROXY?

You may contact our proxy solicitor:

Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Shareholders Call Toll Free: (800) 662-5200
Banks and Brokers Call Collect: (203) 658-9400

RMR Real Estate Income Fund     2020 Proxy Statement    5

BUSINESS CHANGE PROPOSAL

Introduction

The Board, including the Independent Trustees, recommends that we change our business from a registered investment company that invests in securities issued by real estate companies to a company that will focus primarily on originating and investing in first mortgage whole loans, generally of $50.0 million or less, secured by middle market and transitional CRE. We define middle market CRE as commercial properties that have values of up to $75.0 million and transitional CRE as commercial properties subject to redevelopment or repositioning activities that are expected to increase the value of the properties. The changed business will seek to qualify for taxation as a REIT for U.S. federal income tax purposes. To permit us to engage in our new business, our fundamental investment restrictions regarding purchasing and selling real estate and originating loans, as well as our fundamental investment objectives and status as a "diversified" fund, would be amended to allow us to engage in our business as a mortgage REIT.

The Board believes that, over the long term, the Business Change Proposal would result in our increasing cash flow from earnings, which could result in higher distributions to shareholders compared to historical levels, enhanced coverage for our distribution rate, the potential for share price appreciation, and/or the potential for narrowing or eliminating the discount at which our common shares historically have traded relative to their NAV. Over the course of many years, the Board has considered and implemented various other strategies to increase shareholder value with disappointing results. For a variety of reasons discussed below, the Board believes that the Business Change Proposal is a better long term business strategy and is more likely to increase shareholder value than continuing to operate as a registered investment company. The Board has unanimously recommended that shareholders vote "FOR" the Business Change Proposal.

Set forth below is a summary of the Special Committee's and the Board's considerations in approving the Business Change Proposal.

Reasons for the Proposed Change

Following preliminary discussion of the Business Change Proposal with some of the Independent Trustees, our Advisor formally presented the Business Change Proposal to the Board at a meeting on August 5, 2019. At that meeting, the Board formed the Special Committee to consider and make findings with respect to the Business Change Proposal and to report to the full Board on its deliberations, findings and recommendations. The Special Committee appointed Mr. Jeffrey Somers, Esq., to serve as its chair, given his prior experience as a 1940 Act attorney and service as special counsel to the Independent Trustees prior to becoming a member of the Board. The Special Committee and the Board reached their decision to unanimously recommend the Business Change Proposal after approximately four months of consideration, discussions and deliberations, during which the Special Committee met on eight occasions.

The Special Committee reviewed materials prepared by our Advisor relating to the Business Change Proposal, our investment objectives, strategies, and restrictions, the types of investments we intend to make if the Business Change Proposal is approved, the risk and return characteristics of those investments, projected income and expenses anticipated to be associated with implementing the Business Change Proposal and associated with operating as a mortgage REIT and related matters. These materials generally compared our business and prospects both with and without implementing the Business Change Proposal, and the Special Committee discussed these matters extensively with our Advisor. The Special Committee also engaged an independent financial consultant (the "Consultant") with experience in the investment management and REIT industries to assist the Special Committee in evaluating the Business Change Proposal. The Consultant prepared a report evaluating the commercial mortgage REIT industry and the anticipated broader impact of the implementation of the Business Change Proposal on the Company, including on our operations and performance. The Consultant's report also addressed perceived market and economic trends and their anticipated impact on the Company both with

6    RMR Real Estate Income Fund     2020 Proxy Statement

and without the implementation of the Business Change Proposal. In the course of reviewing the report, together with information provided by our Advisor, and meeting in person with the Consultant and our Advisor, the Special Committee posed additional questions, requested additional information and financial projections from our Advisor and met separately in executive sessions to discuss the Business Change Proposal. During the course of its evaluation, the Special Committee also consulted with our Advisor and our legal counsel. At a Board meeting held on October 29, 2019, the Special Committee and the Board further discussed the Business Change Proposal and the Special Committee, after meeting in executive session, reported its findings to the full Board and unanimously recommended that the Board approve the Business Change Proposal and submit it to a vote of the Company's shareholders.

In reaching its decision to recommend the approval of the Business Change Proposal, the Special Committee, in consultation with the Consultant and our Advisor, considered various factors it deemed relevant, including, but not limited to, the following factors:

  •
  Our current and forecasted cash flow from earnings are not sufficient to support our current distribution rate over the long term without meaningful capital gains in the portfolio. While we currently have significant unrealized gains in our portfolio, these gains may be reduced or not be available as a result of changes in market or economic conditions and the Special Committee believes that reliance on the realization of such gains to support our distribution rate over the long term would not be prudent or in the best interests of us and our shareholders. We currently have a managed distribution policy that contemplates a distribution of $0.33 per common share on a quarterly basis. Our Advisor discussed with the Special Committee its view that, absent the Business Change Proposal, our distribution rate would need to be reduced in order to make our regular quarterly distributions sustainable over the long term. Our Advisor also discussed with the Special Committee its view that, at some point during the implementation of the Business Change Proposal if it is approved, the Board likely will need to temporarily reduce the managed distribution rate because we expect our cash flow from earnings and the status and availability of capital gains we realize from our portfolio to decline during the transition.

    In considering the Business Change Proposal, the Special Committee noted its discussions with our Advisor and the Consultant regarding the anticipated positive impact that the implementation of the Business Change Proposal would have on the sustainability and potential growth of our earnings and distribution rate over the long term. The Special Committee in particular considered its evaluation that, over the long term, our new investment strategies could result in our increasing cash flow from earnings, which could result in higher distributions to shareholders compared to historical levels, enhanced coverage for our distribution rate, the potential for share price appreciation, and/or the potential for narrowing or eliminating the discount at which our common shares historically have traded relative to their NAV. The Special Committee also noted its view that, in light of the likely necessity of a reduction in the managed distribution rate at some point in 2020 with or without the approval of the Business Change Proposal, the Business Change Proposal would allow us to return to, or possibly exceed, the current distribution level once we have fully implemented our business plan as a mortgage REIT.

    The Special Committee further considered that our Advisor has committed to pay all third party costs and expenses related to consideration and approval of the Business Change Proposal.

  •
  The Special Committee considered that, given the current phase of the real estate cycle, the current and projected interest rate environment and inevitable economic decline, a debt-focused investment strategy (such as commercial mortgages) could provide us with a greater ability to generate returns for shareholders and could represent a more favorable risk-return tradeoff, as compared to investing in equity securities of companies engaged in real estate businesses. The Special Committee discussed the following advantages of a debt-focused investment strategy:

  o
  Debt is senior to equity and may offer lower risk of income volatility, particularly in a declining economic environment where common share distributions are likely the first income streams to come under pressure.

  o
  Debt service is a higher priority payment for a borrower compared to other expenses. Borrowers' principal and interest payments are paid first out of cash flows prior to any

RMR Real Estate Income Fund     2020 Proxy Statement    7

      payments to equity security holders. Equity holders receive available cash flows, if any, after payment of debt service and property-related expenses and bear the risk of any cash shortfalls.

    o
    Decreases in property values first affect equity holders. In general, investing in mortgages and other real estate related debt better protects investors against declines in property values than real estate related equity investments. For example, CRE loan losses have historically only spiked during major financial crises, and CRE loans have generally performed well through both up and down economic cycles.

    The Special Committee noted that, notwithstanding these anticipated advantages, the particular nature of any economic downturns, recessions or financial crises, and issuer specific or asset class/property type specific credit risk could adversely impact the anticipated risk-return tradeoff for real estate related debt versus equity investing and lead to losses notwithstanding any perceived protection provided by investing in debt as opposed to equity.

  •
  The Special Committee discussed trends in asset management noted by our Advisor and the Consultant, recognizing that passively managed funds have steadily gained market share while active managers have had increasing difficulty outperforming their indices. The Special Committee also discussed the total assets under management for passive funds, which was reported to have surpassed actively managed funds (such as the Company) in the United States in 2019. The Special Committee considered this indicator in light of the low level of trading volume in our shares and the discount at which the shares historically have traded from their NAV per share. The Special Committee also noted the net outflows for registered investment companies in the real estate sector generally in 2019 through August 2019, along with the greater net inflows for the commercial mortgage REIT sector during the first half of 2019. The Special Committee believes that these trends support the broader strategic rationale for the Business Change Proposal.

  •
  The Board assesses the Company's performance at each quarterly meeting. Over the last several years, the Board has reviewed reports from our Advisor noting that we have from time-to-time underperformed other closed-end funds investing in real estate companies, the MSCI U.S. REIT Total Return Index, our benchmark index, and the broader equity market generally. The Special Committee believes that the proposed change in strategy could lead to better competitive dynamics for us given the scalability of our Advisor's and its affiliates' broader real estate management and mortgage origination platform.

  •
  Shares of closed-end funds often trade in the marketplace at a discount to their NAV per share. This has been the case for our common shares, given that they have traded at a persistent discount to our NAV for the past several years, thus limiting our ability to raise capital to fund growth. The Board has been proactive in monitoring our discounts and has taken steps to attempt to narrow our discount, including, but not limited to, the following:

  o
  In 2008, the Board approved a plan to merge five closed-end funds managed by our Advisor into one new fund (i.e., the Company) in order to create a combined portfolio with greater assets, expense efficiencies, and increased average trading volume than those of any of the five funds individually.

  o
  In 2010, the Company, with the approval of the Board, adopted a Rule 10b5-1 Plan under the Securities Exchange Act of 1934 ("Exchange Act"), with a goal of, among other things, increasing liquidity for the Company's common shares.

  o
  In 2011, the Board approved a plan to merge the Company with Old RMR Real Estate Income Fund (formerly, RMR Asia Pacific Real Estate Fund) for reasons similar to the 2008 mergers.

  o
  In August 2017, the Board approved a rights offering in an attempt to provide increased liquidity for the Company's common shares and a larger asset base over which to spread the Company's fixed expenses and reduce the Company's discount.

8    RMR Real Estate Income Fund     2020 Proxy Statement

    o
    Until May 2018, the Company engaged Destra Capital Investments LLC to provide the Company with secondary market support services in connection with the ongoing operation of the Company, including communicating with financial advisors that are representatives of broker-dealers and other financial intermediaries, with the NYSE American specialist for the Company's common shares, and with the closed end fund analyst community regarding the Company on a regular basis.

    o
    In February 2019, the Board approved a managed distribution plan (the "Managed Distribution Plan") that allows the Company to include long term capital gains, where applicable, as part of its regular fixed quarterly distribution to shareholders, with the belief that the receipt of a sizable and predictable distribution from the Company may result in a smaller discount to NAV over time.

    The Special Committee noted that despite these efforts, our common shares have continued to trade at a discount to NAV.

    In evaluating mortgage REITs comparable to the strategy proposed for us, the Special Committee noted that these REITs often, though not always, traded at a premium to net asset value and considered the potential for the Business Change Proposal, in the long term, to act as a catalyst for providing shareholders with an improved likelihood of being able to trade their common shares at a price closer to, or perhaps even in excess of, NAV. In addition, the Special Committee noted the precedent of another registered investment company that deregistered and became a REIT and the impact of such conversion on the trading price of that fund, though the Special Committee also noted the different facts and circumstances applicable to that situation and that there could be no assurance that converting to a mortgage REIT would have a similar impact on the market price of our common shares.

  •
  As of November 30, 2019, we had approximately $367.3 million in total assets, approximately $262.0 million of which was attributable to our common shares. The Special Committee and our Advisor believe that our relatively small size may make it difficult for us to attract interest from institutional investors or market analysts and therefore may be an obstacle to enhancing our profile in the market and thus the market liquidity and trading prices of our common shares. Our relatively small size and large NAV discount also makes us vulnerable to the increasingly aggressive tactics of activist managers who employ abusive arbitrage strategies seeking short term profits that could adversely affect us and our long term shareholders. The Special Committee believes that the Business Change Proposal's potential for long term enhancement of our distribution rate and the price at which our common shares trade relative to their NAV could protect our long term shareholders from these vulnerabilities and preserve value for them, while at the same time improving market sentiment and recognition for us, which in turn could enhance the market liquidity of our common shares. Moreover, the Special Committee noted that, as a mortgage REIT and following receipt of the Deregistration Order, we would be able to use leverage in amounts in excess of that permitted by the 1940 Act, which may aid in supporting the long term enhancement of our earnings and distribution rate.

  •
  The Special Committee considered our Advisor's and its affiliates' ability to source mortgage origination opportunities and the likely timeline for transitioning our portfolio to mortgages. Our Advisor and the Special Committee discussed the continued market demand for alternative sources of CRE debt capital, including that the decrease in the number of, and availability of capital from, traditional CRE debt providers, such as banks and insurance companies, is a primary reason borrowers are seeking alternative sources of debt, particularly in transitional and middle market situations. The Special Committee noted that alternative CRE lenders generally are able to operate with fewer regulatory constraints than traditional CRE debt providers, such as banks and insurance companies, which allows alternative CRE lenders to create customized solutions to fit borrowers' specific business plans for the collateral properties. The Special Committee believes that this flexibility can afford us a competitive advantage over regulated traditional CRE debt providers, especially with regard to transitional and middle market CRE debt financing. The Special Committee noted that our focus on providing debt financing for transitional and middle market CRE transactions will enable us to pursue investment opportunities that may

RMR Real Estate Income Fund     2020 Proxy Statement    9

    offer superior risk adjusted investment returns as compared to more heavily regulated financial institutions and many other traditional CRE debt providers, who tend to focus on larger, more competitive markets. Our Advisor and the Special Committee also discussed the large volume of maturing CRE loans over the next five years and that the resulting need for borrowers to refinance assets is expected to provide an opportunity for originating CRE debt. A summary of the current CRE market is attached to this Proxy Statement as Appendix A.

  •
  The Special Committee considered the experience and qualifications of our Advisor's and its affiliates' personnel in managing REITs and whether our total assets were sufficient to allow us to successfully implement the Business Change Proposal. The Special Committee noted the substantial experience of our Advisor's personnel and its affiliates in the real estate management, REIT and mortgage origination businesses and the experience of our Advisor's personnel that would manage us if the Business Change Proposal is approved. The Special Committee concluded that our Advisor has the wherewithal to successfully implement the Business Change Proposal. The Special Committee also considered the performance and trading history of another mortgage REIT managed by an affiliate of our Advisor and that the same personnel that conduct the business of the other mortgage REIT are expected to conduct our business if the Business Change Proposal is approved. In considering the performance of the other mortgage REIT, the Special Committee believed that the other mortgage REIT's unfavorable performance and trading history were due to a slow initial pace of loan origination and some operational and personnel issues associated with its commencement of operations. The Special Committee considered the steps taken by our Advisor's affiliate to remedy such issues and considered the rate at which mortgage loans subsequently were originated, the quality of those loans and the changes to personnel that manage the other mortgage REIT. The Special Committee concluded, in light of the remedies implemented by our Advisor's affiliate, that the problems that affected the other mortgage REIT are not likely to be repeated in connection with our transition to a mortgage REIT, and that the potential long term benefits to us of implementing the Business Change Proposal outweigh the risk of poor performance by us.

  •
  The Special Committee considered that we would continue to be managed by our Advisor and noted the different management fee and expense structure that would apply to us as a mortgage REIT. The Special Committee noted that our existing management fee would remain in place until we obtain the Deregistration Order and that, during this transition period, our Advisor would be building our portfolio of mortgage loans. The Special Committee recognized that our existing management fee was lower than the typical management fee paid by mortgage REITs, and thus acknowledged that we were expected to receive the benefit of establishing a portfolio of mortgage loans at a cost lower than would otherwise be expected to apply to a newly established mortgage REIT. The Special Committee then considered that, while management fee expenses, as well as other operating expenses, were projected to increase as the Business Change Proposal became fully implemented following receipt of the Deregistration Order, these expenses were projected to be offset by higher projected income, resulting in higher projected net income per common share (thus supporting a potentially higher distribution rate in the long term) than without the implementation of the Business Change Proposal.

    The Special Committee recognized that if the Company is unsuccessful in implementing the Business Change Proposal, the anticipated benefits of the Business Change Proposal may not be realized. The Special Committee also recognized that, based on projections, there would be an extended implementation period for the Business Change Proposal because of the anticipated length of time to obtain the Deregistration Order and the timing of becoming a REIT which may be impacted by tax considerations. This implementation period may last approximately two years, in which case the full implementation will not occur until approximately the beginning of 2022. The Special Committee noted that this time period was an estimate and may vary depending upon the length of the deregistration process with the SEC, tax considerations and the pipeline of mortgage origination opportunities. The Special Committee considered that, during this implementation period, the anticipated benefits of the Business Change Proposal, financial and otherwise, would not be realized or would only be realized to a lesser extent, and that during this period the Board likely will need to temporarily reduce the managed distribution rate, we may not maintain a

10    RMR Real Estate Income Fund     2020 Proxy Statement

    comparable level of income, expenses may increase as a percentage of net assets, our common share price may exhibit increased volatility and a greater discount to NAV and we may be more vulnerable to activist closed-end fund investor activity. The Special Committee believes that the risk of these temporary disruptions is outweighed by the potential benefits of the Business Change Proposal upon its full implementation. The Special Committee in particular noted that our Advisor has committed to pay all third party costs and expenses related to consideration and approval of the Business Change Proposal.

  •
  The Special Committee considered the impact to us of no longer being subject to regulation as a registered investment company under the 1940 Act. The Special Committee noted that the 1940 Act provides certain protections to shareholders that would no longer apply once we deregister under the 1940 Act. The Special Committee concluded that this result was appropriate given the differing nature of our business following the implementation of the Business Change Proposal as a type of business that Congress chose not to regulate under the 1940 Act. The Special Committee noted that the lack of 1940 Act regulation would permit us, post implementation of the Business Change Proposal, to compete with other similar mortgage REITs through the use of an appropriate amount of financial leverage for the business and through transacting with related parties without being subject to the restrictions of the 1940 Act. The Special Committee also noted that we would continue to be subject to Exchange Act reporting requirements and shareholders would continue to have the benefit of the significant regulatory protections provided by the corporate governance requirements of the NYSE American or another national securities exchange. See "—Implementation of the Business Change Proposal and Related Risks" and "—Operation as a Mortgage REIT."

  •
  The Special Committee considered the tax consequences of the Business Change Proposal, including that as a REIT, we expect to pay distributions to shareholders of at least 90% of our REIT taxable income (other than net capital gains). See "—U.S. Federal Income Tax Considerations of the Company's Conversion to a REIT" and Appendix C.

  •
  The Special Committee took into account potential risks associated with implementing the Business Change Proposal, including those discussed in Appendix B.

In determining to approve the Business Change Proposal, the Board took into account the findings and recommendations of the Special Committee. The Board did not identify any particular factor as determinative, and each Trustee attributed different weights to the various factors. These factors were also considered by the Independent Trustees meeting separately from the full Board both with and without Company counsel. Following review and discussions with our Advisor and Company counsel, the Board, including the Independent Trustees, unanimously determined that the Business Change Proposal is advisable and in the best interests of us and our shareholders. On October 29, 2019, the Board, including the Independent Trustees, accepted the recommendations, findings and considerations of the Special Committee and unanimously approved the Business Change Proposal and directed that the Business Change Proposal be submitted for consideration by our shareholders. If shareholders do not approve the Business Change Proposal, the Board may consider other options to enhance or preserve shareholder value, including continuing our current operation as a registered investment company.

THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE BUSINESS CHANGE PROPOSAL.

Implementation of the Business Change Proposal and Related Risks

Realignment of Portfolio and Deregistration. If the Business Change Proposal is approved by shareholders, we will begin to realign our portfolio so that we can rely on an exclusion from regulation under the 1940 Act available to companies primarily engaged in a real estate business and will apply to the SEC for a Deregistration Order. We intend to accomplish this by selling our existing investments as and when necessary to fund mortgage origination opportunities and/or by selling our existing investments

RMR Real Estate Income Fund     2020 Proxy Statement    11

and, pending mortgage origination opportunities, potentially temporarily holding liquid real estate assets, such as agency whole pool certificates, i.e. securities that represent the entire ownership interest in a particular pool of mortgage loans that are issued or guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association. We may elect to pursue one or both of these options at any given point in time depending upon a variety of factors, including the timing of receipt of the Deregistration Order, economic conditions, desired common share distribution level, and the availability of leverage facilities on acceptable terms, among others. The issuance of the Deregistration Order by the SEC is not within our control, and we anticipate that it may take a year or longer from the date of filing of the application to obtain the Deregistration Order. Until the SEC issues a Deregistration Order, we will continue to be registered as an investment company and will continue to be regulated under the 1940 Act.

Changes to Our Fundamental Investment Objectives and Restrictions. If the Business Change Proposal is approved, our fundamental investment objectives of earning and paying a high level of current income to common shareholders, with capital appreciation as a secondary objective, will be replaced with a non-fundamental primary objective to balance capital preservation with generating attractive risk adjusted returns. Additionally, if the Business Change Proposal is approved, our fundamental investment restrictions regarding purchasing and selling real estate and originating loans would be amended to permit us to engage in our new business strategy, as set forth below.

Current Fundamental Restrictions	Fundamental Restrictions After Approval of Business Change Proposal But Before Deregistration

The Company may not purchase or sell real estate, except that the Company may invest in securities of companies that deal in real estate or are engaged in the real estate business, including REITs, and securities secured by real estate or such interests and the Company may hold and sell real estate or mortgages on real estate acquired through default, liquidation or other distributions of an interest in real estate as a result of the Company's ownership of such securities.	The Company may purchase or sell real estate, except to the extent that it would violate the 1940 Act.
The Company may not originate loans to other persons except by the lending of its securities, through the use of repurchase agreements and by the purchase of debt securities.	The Company may originate loans to other persons, except to the extent that it would violate the 1940 Act.

Each of the amended policies would remain fundamental, as required by the 1940 Act, until we receive the Deregistration Order, at which time these policies (and other Company policies) could be changed by the Board without shareholder approval.

We currently have, and will retain until we receive the Deregistration Order, a fundamental investment policy to make investments that will result in concentration (25% or more of the value of our investments) in the securities of companies primarily engaged in the real estate industry and not in other industries; provided, however, this does not limit our investments in (i) U.S. Government obligations, or (ii) other obligations issued by governments or political subdivisions of governments. We note that for purposes of our investment policies and restrictions, we define a "real estate company" as an entity that derives at least 50% of its revenues from the ownership, leasing, management, construction, sale or financing of commercial, industrial or residential real estate, or has at least 50% of its assets in real estate, and we will consider agency whole pool certificates and other trusts that own mortgages or other interests in real estate to be real estate companies.

12    RMR Real Estate Income Fund     2020 Proxy Statement

Changes to Our Non-Fundamental Investment Policies and Strategies. Our current non-fundamental investment policies and strategies provide that under normal market conditions, we invest:

  •
  at least 90% of our managed assets (consisting of the NAV of our common shares plus the liquidation preference of our preferred shares and the principal amount of our outstanding borrowings) ("Company Managed Assets") in income producing securities issued by real estate companies, including common shares, preferred shares and debt;

  •
  at least 75% of Company Managed Assets in securities issued by REITs;

  •
  no more than 10% of Company Managed Assets in securities denominated in currencies other than the U.S. dollar or traded on a non-U.S. stock exchange; and

  •
  at least 80% of Company Managed Assets in securities issued by real estate companies.

If the Business Change Proposal is approved, the foregoing policies and strategies will be replaced with the investment strategy described under "—Operation as a Mortgage REIT—Investment Strategy."

Change from "diversified" to "non-diversified" status. We currently operate as a "diversified" fund, which means that, with respect to 75% of our total assets, securities issued by a single company may not have a value greater than 5% of our total assets and we may not own more than 10% of the outstanding voting securities of the company. If the Business Change Proposal is approved, we will begin operating as a "non-diversified" investment company, which means we will no longer need to comply with the 1940 Act's diversification requirements. A non-diversified fund may invest a significant part or all of its investments in a small number of issuers. Having a larger percentage of assets in a smaller number of issuers makes a non-diversified fund more susceptible to the risk that one single event or occurrence can have a significant adverse impact on the fund.

Investment Advisory Agreement. If the Business Change Proposal is approved, our current investment advisory agreement will remain in effect, including the existing investment advisory fee, until we receive the Deregistration Order. Under the terms of our investment advisory agreement, our Advisor provides us with an investment program, makes our day-to-day investment decisions and manages our business affairs in accordance with our investment objectives and policies, subject to the general supervision of the Board. As compensation for its services rendered and the related expenses borne by our Advisor, we pay our Advisor a monthly fee equal to an annual rate of 0.85% of our average daily managed assets. Our managed assets are equal to the NAV of our common shares plus the liquidation preference of our preferred shares and the principal amount of our outstanding borrowings. We may terminate the investment advisory agreement at any time without penalty by giving our Advisor sixty days' notice and paying any compensation earned prior to such termination, provided that such termination shall be directed or approved by the vote of a majority of our Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of our outstanding voting securities.

Following approval of the Business Change Proposal and receipt of the Deregistration Order, the Board anticipates that the existing agreement would be terminated and we would enter into a new management agreement with our Advisor or an affiliate of our Advisor, who would continue to provide for our day-to-day management, subject to the oversight and direction of our Board. See "—Operation as a Mortgage REIT—Terms of Management Agreement."

Distribution Policy. During the transition period before our portfolio has been fully converted to its new investment strategy, we intend to try to maintain a quarterly managed distribution rate as high as is reasonably practicable. However, there can be no assurance that we will not reduce our quarterly distributions during the investment strategy transition period, and the Board likely will need to temporarily reduce the managed distribution rate because we expect our cash flow from earnings and the status and availability of capital gains we realize from our portfolio to decline during the transition. This decline could result from the rotation out of existing investments, the need to establish income streams from mortgage originations, the potential for holding assets in temporary investments with lower yields such as agency whole pool certificates and the availability or unavailability of realized capital gains to distribute, among other potential variables. We anticipate distributing capital gains recognized on the sale of assets during this transition period, either as part of our quarterly distributions made pursuant to our Managed

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Distribution Plan, or at the end of the year in accordance with the requirements of subchapter M of the IRC.

The full implementation of the Business Change Proposal, however, is anticipated to have a positive impact on the sustainability and potential growth of our earnings and distribution rate over the long term. We believe that, over the long term, our new investment strategies could result in our increasing cash flow from earnings, which could result in higher distributions to shareholders compared to historical levels, enhanced coverage for our distribution rate, the potential for share price appreciation, and/or the potential for narrowing or eliminating the discount at which our common shares historically have traded relative to their NAV.

In the absence of the Business Change Proposal, our distribution rate would likely need to be reduced beginning in 2020 in order to make our regular quarterly distributions sustainable over the long term.

Auction Rate Preferred Shares and Credit Facility. If shareholders approve the Business Change Proposal, we intend to redeem our outstanding auction rate preferred shares and terminate our credit facility with BNP Paribas Prime Brokerage International, Ltd. We would seek to fund such redemptions and termination with a replacement credit facility designed for our new business as a mortgage REIT. See "—Operation as a Mortgage REIT—Policies and Investment Guidelines—Leverage Policies and Financing Strategy."

Change in Name. We expect to change our name to "RMR Mortgage Trust."

Effects of Deregistration. As a registered investment company, we are subject to extensive regulation under the 1940 Act. The 1940 Act, among other things,

  •
  regulates the composition of the Board, requiring that the Company be managed by a board of directors, at least 40% of whom are not "interested persons" of the Company, as defined in the 1940 Act;

  •
  requires that the Company's management agreement be approved by a majority of the directors who are not interested persons of the Company both initially and on an annual basis; the 1940 Act also generally requires that the Company's management agreement be approved initially by the Company's shareholders and that any material amendments to such agreement also be approved by the Company's shareholders;

  •
  provides shareholders with the right to terminate the management agreement;

  •
  restricts the extent to which the Company may utilize financial leverage; for every dollar of indebtedness outstanding, the Company is required to have at least three dollars of total assets and for every dollar of preferred shares outstanding, the Company is required to have at least two dollars of total assets);

  •
  limits the Company to issuing one class of indebtedness and one class of preferred shares; restricts the issuance of stock options, rights and warrants; prohibits the issuance of securities for services or for property other than cash or securities, except as a dividend or a distribution to security holders or in connection with a reorganization; restricts the sale of common shares at a price below NAV;

  •
  imposes restrictions on the Company's ability to engage in transactions with affiliated persons, including trustees and officers of the Company, our Advisor and its affiliates and other companies managed by our Advisor, unless such transactions are exempted by the SEC or a rule under the 1940 Act. These prohibitions generally apply to buying and selling securities and other property to or from affiliated persons; lending money to affiliated persons; or participating in joint transactions or profit sharing arrangements with affiliated persons;

  •
  regulates the form, content and frequency of financial reports to shareholders;

  •
  requires the Company to report its assets at their fair value rather than at cost in financial reports;

  •
  requires the Company to file periodic reports with the SEC designed for investment companies to disclose compliance with the 1940 Act and to present other financial information;

14    RMR Real Estate Income Fund     2020 Proxy Statement

  •
  prohibits the Company from changing the nature of its business or fundamental investment objectives, policies and restrictions without the prior approval of its shareholders;

  •
  prohibits pyramiding of investment companies and the cross ownership of securities;

  •
  requires the Company to maintain its securities and other investments with certain types of custodians under conditions designed to assure the safety of the Company's assets;

  •
  provides for the bonding of certain employees;

  •
  requires the Company to have a written code of ethics and compliance policies and procedures designed to prevent violations of federal securities laws and a chief compliance officer charged with administering these policies;

  •
  regulates the manner in which repurchases of shares may be effected;

  •
  regulates plans of reorganization, including mergers with affiliates;

  •
  prohibits the Company from limiting the liability of any trustee and officer for willful misfeasance, bad faith, gross negligence or reckless regard of the duties involved in the conduct of his or her office; and

  •
  creates a right in private persons to bring actions in Federal courts to enforce compliance with certain, limited provisions of the 1940 Act.

After we receive a Deregistration Order, we will no longer be subject to regulations under the 1940 Act. Instead, as a mortgage REIT, we would be able to, among other things:

  •
  enter into a new management agreement with our Advisor without shareholder approval or change the management agreement;

  •
  shareholders will not have the right to require us to terminate the management agreement;

  •
  employ both direct and structural leverage on our mortgage loan investments in amounts in excess of what the 1940 Act permits;

  •
  issue multiple classes of indebtedness and capital stock, including multiple classes of common and preferred stock with different rights, preferences and privileges, and multiple classes of debt with varying terms, seniority and security interests;

  •
  issue stock options, rights and warrants for services or for property in addition to cash or securities, and may sell shares at a price below net asset value;

  •
  engage in transactions involving affiliated persons;

  •
  change our investment restrictions and policies without shareholder approval and without being subject to any regulatory restrictions under the 1940 Act;

  •
  maintain our securities and other investments as we believe would be appropriate without being subject to any custody restrictions under the 1940 Act; and

•
amend our organizational documents in accordance with their terms to remove provisions relating to 1940 Act requirements.

However, we would be regulated by, among other laws, the Exchange Act, which regulates, among other things:

  •
  soliciting proxies from shareholders;

  •
  filing interim and annual reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K;

  •
  filing securities ownership reports by directors, officers and principal shareholders; and

  •
  restrictions on engaging in insider trading in securities, using manipulative devices in connection with certain security transactions, and making misleading statements in reports or documents filed with the SEC.

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After we receive the Deregistration Order, we will continue to be managed by our Board and our officers. The Board will maintain substantially similar power, authority and discretion as the Board has before deregistration and be subject to the same duties under state law. Shareholders would also continue to have the benefit of the significant regulatory protections provided by the corporate governance requirements of the NYSE American or another national securities exchange, including those that require that a majority of the trustees be "independent directors" (as defined under NYSE American or other applicable exchange rules), trustee nominations and the compensation of all of our executive officers be subject to independent director approval, and that we hold an annual meeting of shareholders no later than one year after our first fiscal year following listing. In addition, consistent with the requirements of the NYSE American or another national securities exchange, we intend to adopt a code of conduct and ethics applicable to all trustees, officers and employees and retain the position of Director of Internal Audit, which is currently occupied by the individual who is also the Company's chief compliance officer.

Because the regulatory requirements specifically applicable to financial statements of registered investment companies would no longer be applicable to the Company, the financial information in our financial statements after we receive the Deregistration Order will change. For example, once we are no longer an investment company, we will no longer be required to present a schedule of portfolio of investments as part of our financial statements or report investments at fair value.

See Appendix B for more information on the risks associated with the Business Change Proposal.

Operation as a Mortgage REIT

The following discussion assumes that, unless otherwise noted, the Business Change Proposal has been approved by shareholders and we have fully implemented the Business Change Proposal and received the Deregistration Order. See Appendix B for more information on the risks associated with the Business Change Proposal.

Investment Strategy

As a mortgage REIT, our primary investment objective will be to balance capital preservation with generating attractive risk adjusted returns. We will seek to achieve this objective by primarily investing in first mortgage whole loans secured by middle market CRE and transitional CRE. The first mortgage loans in which we plan to invest will generally have the following characteristics:

•
principal balances of less than $50.0 million;

•
stabilized LTV ratios of 75% or less;

•
terms of five years or less;

•
floating interest rates based on LIBOR (or other applicable benchmark interest rate index) plus spreads of 275 to 400 basis points;

•
non-recourse to sponsors (subject to customary non-recourse carve-out guarantees) and secured by middle market and transitional CRE across the United States; and

•
equity owned by well capitalized sponsors with experience investing in the relevant real estate property type.

We will invest in first mortgage whole loans that provide bridge financing on transitional CRE properties. These investments will typically be secured by properties undergoing redevelopment or repositioning activities that are expected to increase the value of the properties. We will fund these loans over time as the borrowers' business plans for the properties are carried out. Our loans secured by transitional CRE will typically be bridge loans that are usually refinanced, with the proceeds from other CRE mortgage loans or property sales. We expect to receive origination fees, extension fees, modification or similar fees in connection with our bridge loans. Bridge loans may lead to future investment opportunities for us, including making mortgage loans to repay our transitional loan, otherwise known as "takeout mortgage loans."

16    RMR Real Estate Income Fund     2020 Proxy Statement

Our Advisor and the Board believe that our mortgage investment strategy is appropriate for the current market environment. However, to capitalize on investment opportunities at different times in the economic and CRE investment cycle, we may change our investment strategy from time to time. Our Advisor and the Board believe that the flexibility of our investment strategy and the experience and resources of our Advisor and its affiliates, will allow us to take advantage of changing market conditions to preserve capital and generate attractive risk adjusted returns on its investments. The Board will be able to modify such strategies without the consent of the shareholders to the extent that the Board determines that such modification is in our best interest.

Policies and Investment Guidelines

If the Business Change Proposal is approved by shareholders, the Board will approve our operating and regulatory policies and investment guidelines. The Board currently anticipates adopting the policies and guidelines described below. The Board may, in its discretion, revise or waive such policies and guidelines from time to time in response to changes in market conditions or business opportunities without shareholder approval.

Leverage Policies and Financing Strategy. To increase the returns on our investments, after issuance of the Deregistration Order, we plan to employ both direct and structural leverage on our first mortgage loan investments, which we expect generally will not exceed, on a debt to equity basis, a ratio of 3-to-1, an increase from the ratio of 1-to-2 set by the 1940 Act.

We expect our initial direct leverage will come from repurchase facilities for which we may pledge whole first mortgage loans as collateral. Structural leverage will involve the sale of senior interests in first mortgage loans, such as A-Notes, to third parties and our retention of B-Notes and other subordinated interests in the loans. Below is an illustration of the leverage strategies we plan to use with our first mortgage loan investments.

REPRESENTATIVE CAPITAL STACK ON A FUNDED FIRST MORTGAGE LOAN

RMR Real Estate Income Fund     2020 Proxy Statement    17

We anticipate that repurchase agreements we may enter with banks will be related to our first mortgage loan investments, and we do not currently plan to enter repurchase agreements regarding our subordinated mortgage, mezzanine loan or preferred equity investments. We believe that the relationships our Advisor and its affiliates, as well as other companies managed by our Advisor's affiliates (the "RMR managed companies"), have with commercial and investment banks and other sources of financing may be of assistance to us to arrange our financings. For example, as of November 30, 2019, the RMR managed companies had 34 banking relationships for over $4.7 billion of revolving credit facilities and term loans, and these existing relationships may provide us with introductions to these lenders and expedite their diligence of our operations.

We intend to use reasonable amounts of leverage, to the extent available, to make additional investments that may increase our potential returns. Although we are not required to maintain any particular leverage ratio, the amount of leverage we will use for particular investments will depend upon an assessment of a variety of factors, which may include the anticipated liquidity and price volatility of our assets, the potential for losses in our portfolio, the gap between the duration of our assets and liabilities, the availability and cost of financing our assets, the health of the U.S. economy and commercial mortgage markets, our outlook for the level, slope and volatility of future interest rates, the credit quality of our borrowers and collateral, the collateral values underlying our assets and our outlook for market lending spreads relative to the LIBOR (or other applicable benchmark interest rate index) curve.

REIT Operations. We intend to operate to ensure that we establish and maintain our qualification as a REIT for U.S. federal tax purposes and are excluded from regulation as an investment company under the 1940 Act. Before acquiring any asset, we will determine whether the asset would constitute a "real estate asset" as defined in the IRC (see Appendix C). We intend to regularly monitor the nature of our assets and the income they generate to ensure that at all times we maintain our tax qualification as a REIT and our exclusion from regulation under the 1940 Act. The Board currently intends to review our transactions on a periodic basis to ensure compliance with these operating policies.

Distribution Policy. We intend to make quarterly distributions to our shareholders of amounts that will, at a minimum, enable us to comply with the REIT provisions of the IRC that require annual distributions of at least 90% of our REIT taxable income (other than net capital gains). See Appendix C. The actual amount of such distributions will be determined on a quarterly basis by the Board, taking into account, in addition to the REIT tax requirements, our cash needs, the market price for our common shares and other factors our Board considers relevant.

Operating Expenses. We will enter into a new management agreement with our Advisor or one of its affiliates. Pursuant to the new management agreement, the manager will implement our business strategies subject to the oversight of the Board, including: (a) performing all of our day-to-day activities as a public company operating as a mortgage REIT; (b) sourcing, analyzing and closing our investments; (c) arranging our financings; (d) performing our asset management functions by monitoring the performance of our borrowers and the maintenance of our collateral; and (e) when necessary, enforcing our loan and security rights. Although our total operating expenses as a mortgage REIT are anticipated to be greater than our expenses as a registered investment company, if the Business Change Proposal is fully implemented, we anticipate that the increased cash flow from earnings as a result of the change to our business should in the long term more than offset any increase in expenses and, as noted above, could result in higher distributions to shareholders compared to historical levels, enhanced distribution coverage, the potential for share price appreciation, and/or the potential for narrowing or eliminating the discount at which our common shares historically have traded relative to their NAV.

Policies with Respect to Certain Other Activities. We may raise additional funds through offerings of equity or debt securities or by retaining cash flow (subject to provisions in the IRC concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. If our Board determines to raise additional equity capital, it has the authority, without shareholder approval, to issue additional common shares or preferred shares of beneficial interest in any manner and on such terms and for such consideration as it deems appropriate, at any time.

18    RMR Real Estate Income Fund     2020 Proxy Statement

In addition, to the extent available, we intend to borrow money to make investments that may increase our potential returns. We intend to use traditional forms of financing, including repurchase agreements, bank credit facilities (including revolving facilities and term loans), public or private debt issuances, securitizations and other sources of financing. Although we have no present intention to do so, we may also issue preferred equity which requires us to pay dividends at fixed or variable rates before we may pay distributions to our common shareholders. We expect that the Board will periodically review our investment guidelines and our portfolio and leverage strategies.

We may invest in equity or debt securities of other REITs or other entities engaged in real estate operating or financing activities, but we currently do not expect to do so for the purpose of exercising control over such entities.

Investment Guidelines. We will endeavor to meet the following investment guidelines:

•
our target investments are first mortgage whole loans secured by middle market and transitional CRE;

•
no investment will be made that would cause us to fail to qualify for taxation as a REIT;

•
no investment will be made that would require us to be registered as an investment company under the 1940 Act; and

•
pending identification and completion of appropriate investments in first mortgage whole loans, we may invest our available cash in interest or dividend paying, short term investments that are consistent with our intention to maintain our qualification for taxation as a REIT and will allow us to maintain our exemption from registration under the 1940 Act.

We do not intend to adopt a formal portfolio turnover policy. Subject to maintaining our qualification for taxation as a REIT under the IRC for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, we currently expect that we will typically hold investments that we originate for between two and 10 years. However, in order to maximize returns and manage portfolio risk while maintaining the financial capacity to undertake attractive opportunities that become available to us, we may dispose of an asset earlier than anticipated or hold an investment longer than anticipated if we determined doing so to be appropriate based upon market conditions or other factors regarding a particular investment.

Anticipated Terms of Management Agreement

For purposes of this discussion, we assume that our Advisor will continue to be our manager although, as stated above, after receipt of the Deregistration Order we may enter into a new management agreement with an affiliate of our Advisor, who would continue to provide for the day-to-day management of our operations, subject to the oversight and direction of the Board.

The Board anticipates that any new management agreement with our Advisor after receipt of the Deregistration Order would include the following terms, which remain subject to negotiation:

Base Management Fee. We anticipate that we will be required to pay our Advisor a base management fee at an annual rate equal to 1.5% of our "Equity," payable in cash quarterly (0.375% per quarter) in arrears. Under such management agreement, "Equity" would mean (a) the sum of (i) our NAV on the effective date of the management agreement, plus (ii) the net proceeds we receive from any future sale or issuance of our common shares, plus (iii) our cumulative "Core Earnings" (as defined below) for the period commencing on the effective date of the management agreement to the end of the most recent calendar quarter, less (b) (i) any distributions previously paid to holders of our shares, (ii) any incentive fee (as defined below) previously paid to our Advisor and (iii) any amount that we may have paid to repurchase our common shares. All items in the foregoing sentence (other than clause (a)(iii)) would be calculated on a daily weighted average basis.

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The table below sets forth a simplified, hypothetical example of a base management fee calculation for a one-year period pursuant to the management agreement, based on the following assumptions:

•
a NAV on the effective date of the management agreement of $200.0 million;

•
Core Earnings of $17.0 million;

•
distributions to shareholders of $17.0 million;

•
no repurchases of our shares for cash; and

•
an incentive fee earned by our Advisor of $0.6 million.

This example of the base management fee earned by our Advisor is provided for illustrative purposes only.

		Illustrative Amount	Calculation

1	What is the NAV on the effective date of the management agreement?	$200 million	Assumed NAV on the effective date of the management agreement
2	What are Core Earnings?	$17.0 million	Assumed to be an 8.5% return on Equity
3	What are the distributions to shareholders following the effective date of the management agreement?	$17.0 million	Assumed to equal 100% of Core Earnings
4	What repurchases of our shares for cash are made following the implementation of the Business Change Proposal?	—	None
5	What is the incentive fee following the effective date of the management agreement?	$0.6 million	20% of the amount by which Core Earnings exceeds the product of 7.0% and the Equity
6	What is our Equity?	$199.4 million
(a) the sum of (i) our NAV on the effective date of the management agreement, plus (ii) the net proceeds we receive from any future sale or issuance of our common shares, plus (iii) our cumulative Core Earnings for the period commencing on the effective date of the management agreement to the end of the most recent calendar quarter, less (b) (i) any distributions previously paid to holders of our shares, (ii) any incentive fee previously paid to our Advisor and (iii) any amount that we may have paid to repurchase our common shares
7	What is the base management fee?	$2.9 million	1.50% times the Equity

Incentive Fee. Starting in the first full calendar quarter following the effective date of the management agreement, we may be required to pay our Advisor an incentive fee in arrears in cash equal to the difference between: (a) the product of (i) 20% and (ii) the difference between (A) our Core Earnings for the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (B) the product of (1) our Equity in the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (2) 7.0% per year and (b) the sum of any incentive fees paid to our Advisor with respect to the first three calendar quarters of the most recent 12 month

20    RMR Real Estate Income Fund     2020 Proxy Statement

period (or such lesser number of completed calendar quarters preceding the applicable period, if applicable). No incentive fee shall be payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from the effective date of the management agreement) in the aggregate is greater than zero. The incentive fee may not be less than zero.

The table below sets forth a simplified, hypothetical example of an incentive fee calculation for a one year period pursuant to the management agreement using a hurdle rate (the rate of return on Equity above which our Advisor earns an incentive compensation) of 7.0% per annum and an incentive rate (the proportion of the rate of return on Equity above the hurdle rate earned by our Advisor as an incentive fee) of 20.0%, based on the following assumptions:

•
Equity in the most recent 12 month period of $200 million;

•
Core Earnings for the most recent 12 month period, representing an annual yield of 8.5% on Equity;

•
no prior incentive fees were earned, and quarterly incentive fees earned during the hypothetical annual period are paid quarterly; and

•
quarterly distributions of all accumulated Core Earnings.

This example of the incentive fee earned by our Advisor is provided for illustrative purposes only.

		Illustrative Amount	Calculation

1	What are the Core Earnings?	$17.0 million	The assumed annual yield on Equity (8.5%) multiplied by Equity in the previous 12 month period ($200 million)
2	What is the hurdle amount?	$14.0 million	The hurdle rate (7.0% per annum) multiplied by the assumed Equity in the previous 12 month period ($200 million)
3	What is the incentive fee?	$0.6 million	The incentive fee rate (20.0%) multiplied by the excess of the Core Earnings ($17.0 million) above the hurdle amount ($14.0 million)

For purposes of the calculation of base management fees and incentive fees payable to our Advisor, "Core Earnings" is defined as net income (or loss) attributable to our common shareholders, computed in accordance with generally accepted accounting principles in the United States ("GAAP"), including realized losses not otherwise included in GAAP net income (loss) and excluding: (a) the incentive fees earned by our Advisor; (b) depreciation and amortization (if any); (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income or loss under GAAP); and (e) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between our Advisor and the Independent Trustees and approved by a majority of the Independent Trustees. Pursuant to the terms of such management agreement, the exclusion of depreciation and amortization from the calculation of Core Earnings shall only apply to owned real estate. Equity and Core Earnings as defined in the management agreement are non-GAAP financial measures and may be different than our shareholders' equity and our net income calculated according to GAAP.

Expense Reimbursement. We anticipate that our Advisor, and not us, will be responsible for the costs of its employees who provide services to us, including the cost of our Advisor's personnel who originate our loans, unless any such payment or reimbursement is specifically approved by the Independent Trustees. Generally, it is the practice of our Advisor and The RMR Group Inc. ("RMR Inc.") and its subsidiaries (collectively, "RMR") to treat individuals who spend 50% or more of their business time providing services to our Advisor as employees of our Advisor. We anticipate that we will be required to pay or to reimburse our Advisor and its affiliates for all other costs and expenses of our operations, including but not limited

RMR Real Estate Income Fund     2020 Proxy Statement    21

to, the costs of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to our investments, investor relations expenses and other professional services, and other costs and expenses not specifically required under the management agreement to be borne by our Advisor. We expect that some of these overhead, professional and other services will be provided by RMR pursuant to a shared services agreement between our Advisor and RMR. In addition, we will continue to pay our pro rata portion of internal audit costs incurred by RMR on behalf of us and other public companies to which RMR or its affiliates provides management services. These amounts and all other related party costs which we may reimburse, if any, will be subject to approval by the Independent Trustees at least annually.

Termination Fee. In the event our management agreement is terminated by us without a cause event or by our Advisor for a material breach, we anticipate that we will be required to pay our Advisor a termination fee equal to (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee, in each case paid or payable to our Advisor during the 24 month period immediately preceding the most recently completed calendar quarter prior to the date of termination or, if such termination occurs within 24 months of its initial commencement, the base management fee and the incentive fee will be annualized for such 24 month period based on such fees earned by our Advisor during such period, plus (b) an amount equal to costs of the Business Change Proposal paid by our Advisor. No termination fee will be payable if the management agreement is terminated by us for a cause event or by our Advisor without a material breach.

Other. In addition to the fees and expense reimbursements payable to our Advisor under the management agreement, our Advisor and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize some of our CRE loans, our Advisor or its affiliates may act as collateral manager. In any of these or other capacities, our Advisor and its affiliates may receive fees for their services if approved by a majority of our Independent Trustees.

The terms of any new management agreement remain subject to negotiation, review and approval by the Board.

Reports and Annual Meetings

We anticipate that our common shares will continue to be listed on the NYSE American or another national securities exchange. We will be required to satisfy the annual and periodic reporting requirements of the Exchange Act, including filing an Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which requires the filing of financial statements and officers' certifications. Furthermore, we will be required to file a Current Report on Form 8-K whenever a reportable event occurs between the above reporting periods. Pursuant to applicable exchange rules, we will continue to hold annual meetings of shareholders.

Trustees of the Company

Committees of the Board of Trustees. We currently have an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit, Compensation and Nominating Committees are currently comprised solely of Independent Trustees and an Independent Trustee serves as Chair of each such committee. After we receive the Deregistration Order, we expect that each committee of the Board will continue to be comprised entirely of Independent Trustees and that an Independent Trustee will serve as Chair of each committee.

Compensation of Trustees and Officers. Currently, we pay our Independent Trustees an annual retainer of $18,500 and pay the Audit Committee Chair an annual retainer of $1,000 and reimburse all Trustees for expenses incurred in connection with their duties as Trustees, including for approved attendance at continuing education programs. We do not pay any other remuneration to our executive officers and Trustees, and we have no bonus, pension, profit-sharing or retirement plan. Employees of our Advisor are eligible for bonuses from our Advisor and may participate in employee benefits plans offered by our Advisor.

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As a mortgage REIT, we expect that the Board will adopt the following compensation structure: each Independent Trustee will receive an annual fee of $30,000 for services as a Trustee. We expect the annual fee for any new Independent Trustee to be prorated for the initial year. We expect that each Independent Trustee who served as a committee chair of the Board's Audit, Compensation or Nominating Committees will receive an additional annual fee of $7,500, $5,000 and $5,000, respectively, and that each Trustee will receive a grant of 3,000 of our common shares of beneficial interest on the date of the first Board meeting following each annual meeting of shareholders (or, for Trustees who are first elected or appointed at other times, on the day of the first Board meeting attended). We expect that Trustees will be reimbursed for travel expenses they incur in connection with their duties as Trustees and for out of pocket costs they incur in connection with their attending certain continuing education programs.

U.S. Federal Income Tax Considerations of the Company's Conversion to a REIT

We have elected to be treated and currently operate in a manner intended to qualify as a RIC under the IRC. Assuming we deregister as an investment company under the 1940 Act as a result of the Business Change Proposal, our qualification for taxation as a RIC would terminate for the Deregistration Year. As noted above, in that event, we intend to elect to be treated and to qualify for taxation as a REIT commencing with the Deregistration Year and in subsequent taxable years.

Taxation of the Company as a REIT

The law firm of Sullivan & Worcester LLP has acted as our tax counsel. Following the commencement of the Deregistration Year, we would expect to receive an opinion of Sullivan & Worcester LLP to the effect that, commencing with the Deregistration Year, we have been organized in conformity with the requirements for qualification for taxation as a REIT under the IRC, and that our actual method of operation has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT. The opinion of tax counsel will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants regarding our organization, assets, income, and the past, present and future conduct of our business operations. While, if the Business Change Proposal is approved, we intend to operate so that we will qualify for taxation as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify for taxation as a REIT for any particular year. The opinion will be expressed as of the date issued, and will not cover subsequent periods. Tax counsel will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the U.S. Internal Revenue Service (the "IRS"), and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Our qualification and taxation as a REIT will depend on our ability to meet, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the IRC, the compliance with which will not be reviewed by tax counsel. In addition, our ability to qualify for taxation as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain affiliated entities, the status of which may not have been reviewed by tax counsel. Our ability to qualify for taxation as a REIT also requires that we satisfy specified asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

A summary of the U.S. federal income tax consequences generally expected to be applicable to us as a mortgage REIT and to an investment in our common shares from and after our conversion to a REIT is attached to this Proxy Statement as Appendix C.

RMR Real Estate Income Fund     2020 Proxy Statement    23

AUDITOR PROPOSAL

At a meeting held on December 6, 2019, the Board, including a majority of the Independent Trustees, appointed RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2020. A representative of RSM is not expected to be present at the Meeting.

Ratification of the appointment of RSM as our independent registered public accounting firm by our shareholders is not required under our governing documents. However, if shareholders do not ratify the appointment, the Audit Committee and the Board will reconsider whether or not to continue to retain RSM. Even if the appointment is ratified, the Audit Committee and the Board in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interest of us and our shareholders.

Ernst & Young LLP ("Ernst & Young") served as our independent registered public accountant for the fiscal year ended December 31, 2017. Effective April 12, 2018, the Board, including a majority of the Independent Trustees, upon recommendation and approval of the Audit Committee, appointed RSM to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Ernst & Young did not resign and did not decline to stand for re-election. As noted, the Board, including a majority of the Independent Trustees, has also appointed RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and previously appointed RSM to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. We know of no direct financial or material indirect financial interest of RSM in us.

During the interim period from January 1, 2018 through April 12, 2018, there were no "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreements in connection with their reports on our financial statements for such fiscal years.

During the interim period from January 1, 2018 through April 12, 2018, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K). We provided Ernst & Young with a copy of the foregoing disclosure in accordance with the requirements of Instruction 2 to Item 304 of Regulation S-K. Ernst & Young did not indicate that it believed the foregoing disclosure was incorrect or incomplete.

During the interim period from January 1, 2018 through April 12, 2018, prior to engaging RSM, neither we, nor anyone on our behalf, consulted with RSM with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might have been rendered on our financial statements, and no written report or oral advice was provided that RSM concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K).

The fees for services provided by RSM for the fiscal year ended December 31, 2019 were as follows:

2019

Audit fees	$40,000
Audit related fees	—
Tax fees(1)	8,750
Subtotal	$48,750
All other fees	—
RSM total fees	$48,750

(1)
All Tax fees consist solely of fees relating to services provided for tax compliance and/or tax preparation and none of such fees relate to tax advice, tax planning or tax consulting.

24    RMR Real Estate Income Fund     2020 Proxy Statement

The fees for services provided by RSM for the fiscal year ended December 31, 2018 were as follows:

2018

Audit fees	$40,000
Audit related fees	—
Tax fees(1)	12,638
Subtotal	$52,638
All other fees	—
RSM total fees	$52,638

(1)
All Tax fees consist solely of fees relating to services provided for tax compliance and/or tax preparation and none of such fees relate to tax advice, tax planning or tax consulting.

Our Audit Committee has established policies and procedures which are intended to control the services provided and charged by its independent registered public accountants and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accountant unless the engagement is specifically pre-approved by the Audit Committee or the services are included within a category which has been generally approved by the Audit Committee. The maximum charge for services is established by the Audit Committee when the specific engagement or the category of services is pre-approved or approved. In certain circumstances, our Advisor is required to notify the Audit Committee when pre-approved services are undertaken and the committee or its chair may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible to report to the Audit Committee regarding compliance with these policies.

The Audit Committee will not approve engagements of our independent registered public accountant to perform non-audit services if doing so will cause the independent registered public accountant to cease to be independent within the meaning of applicable SEC or NYSE American rules. In other circumstances, the Audit Committee considers, among other things, whether our independent registered public accountant is able to provide the required services in a more or less effective and efficient manner than other available service providers.

There were no non-audit fees billed by RSM for services rendered to our Advisor or any entity controlling, controlled by or under common control with our Advisor that provided ongoing services to us in 2018 or 2019.

All services in 2019 and 2018 for which we engaged our independent registered public accountants were approved by the Audit Committee. The only non-audit services provided by RSM to us were for tax services. The tax services involved reviewing our tax reporting and tax compliance procedures. Our Audit Committee determined that the non-audit services provided by RSM were compatible with the rules on auditor independence promulgated by the SEC and our audit and non-audit services policies and procedures. When considering the engagement of our independent registered public accountants, the Audit Committee considered our working relationship with such accountants, determined the fees for audit and non-audit services to be appropriate and approved the engagement of such accountants to provide the audit and non-audit services. The total fees for audit and non-audit services provided by RSM are set forth above.

The members of the Board and its Audit Committee believe that the selection of RSM to serve as our independent registered public accounting firm is in the best interests of us and our shareholders and the Board is submitting the selection of RSM to our shareholder for non-binding ratification.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF RSM US LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

RMR Real Estate Income Fund     2020 Proxy Statement    25

VOTING INFORMATION

Required Vote

Business Change Proposal. Under the 1940 Act, changing our business from an investment company to a mortgage REIT, changing our fundamental investment objectives and restrictions or changing our subclassification from a diversified to a non-diversified company requires the affirmative vote of the lesser of (a) 67% of our outstanding voting securities present at the Meeting, if the holders of more than 50% of our outstanding voting securities are present in person or represented by proxy, or (b) more than 50% of our outstanding voting securities. For purposes of the foregoing, our common and preferred shares will vote together as a single class.

Additionally, under the 1940 Act, changing our business from an investment company to a mortgage REIT, changing our fundamental investment objectives and restrictions or changing our subclassification from a diversified to a non-diversified company also requires the affirmative vote of the lesser of (a) 67% of our outstanding preferred shares (voting as a separate class) present at the Meeting, if the holders of more than 50% of our outstanding preferred shares (voting as a separate class) are present in person or represented by proxy, or (b) more than 50% of our outstanding preferred shares (voting as a separate class).

Auditor Proposal. Approval of Auditor Proposal requires the affirmative vote of a majority of all the votes cast on such Proposal at the Meeting. Common shares and preferred shares will vote together as a single class on Auditor Proposal.

For more information, see "—Quorum, Abstentions and Broker Non-Votes" and "—Adjournment."

Record Date

Only shareholders of record at the close of business on the Record Date (November 26, 2019) will be entitled to vote at the Meeting. As of the Record Date, we had the following shares outstanding:

Company	NYSE American Symbol+	Number of Common Shares	Number of Preferred Shares (Series M, T, W, Th and F)
RMR Real Estate Income Fund	RIF	10,202,009	667

+
Our common shares are listed for trading on the NYSE American. Our preferred shares are not listed for trading on any national securities exchange.

Voting Methods

You may send in your proxy by one of the following methods:

  1.
  If you received your proxy card(s) by mail, complete, sign and return the enclosed proxy card promptly in the postage paid envelope.

  2.
  Call the toll free number listed on the front of the enclosed proxy card or on the Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on Thursday, April 16, 2020 (the "Notice of Internet Availability of Proxy Materials"). Have your control number (located on the enclosed proxy card or on the Notice of Internet Availability of Proxy Materials) available for reference. The automatic system will prompt you on how to vote.

  3.
  Log on to the website listed on the front of the enclosed proxy card or Notice of Internet Availability of Proxy Materials. Have your control number (located on the enclosed proxy card or Notice of Internet Availability of Proxy Materials) available for reference. The system will prompt you with instructions on how to vote.

26    RMR Real Estate Income Fund     2020 Proxy Statement

If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the Meeting.

In addition, shareholders of record may vote in person at the Meeting. If your shares are held by a bank, broker or other nominee (that is, in "street name"), you are considered the beneficial owner of your shares and you should refer to the instructions provided by your bank, broker or nominee regarding how to vote. In addition, because a beneficial owner is not the shareholder of record, you may not vote shares held by a bank, broker or nominee in street name at the Meeting unless you obtain a "legal proxy" from the bank, broker or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Quorum, Abstentions and Broker Non-Votes

A quorum of shareholders is required to take action at the Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast on a particular matter at the Meeting shall constitute a quorum for voting on a particular matter or the transaction of business. Our common shares and preferred shares represented by valid proxies or in person will count for the purpose of determining the presence of a quorum for the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting. Abstentions will be counted as shares present for purposes of determining whether a quorum is present at the Meeting.

We anticipate "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter) on the Business Change Proposal, since our understanding is that brokers will have discretionary authority to vote on Auditor Proposal, but not on the Business Change Proposal. Broker non-votes, if any, will be counted as shares present for quorum purposes. Abstentions and broker non-votes, if any, will have the same effect as a vote "AGAINST" the Business Change Proposal. The Auditor Proposal is considered to be a "discretionary" item and your broker will be able to vote on that item even if it does not receive instructions from you. Abstentions will not be counted as votes cast and will have no effect on the result of the vote on the Auditor Proposal.

Adjournments

Our Bylaws expressly authorize the chairperson of the Meeting to adjourn the Meeting to a later date. In addition, our Bylaws expressly authorize the chairperson of the Meeting, subject to the review of the Independent Trustees, to adjourn the Meeting for any reason deemed necessary by the chairperson, including if (a) no quorum is present for the transaction of business, (b) the Board or the chairperson of the Meeting determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information that the Board or the chairperson of the Meeting determines has not been made sufficiently or timely available to shareholders, or (c) the Board or the chairperson of the Meeting determines that adjournment is otherwise in our best interests. The Meeting may be successively adjourned, without notice other than announcement at the Meeting, to any date, time and place.

Revocation of Proxy

Any proxies may be revoked at any time before they are exercised at the Meeting by timely filing with us a written notice of revocation, by timely delivering to us a duly executed proxy bearing a later date, by voting over the Internet or by telephone at a later time in the manner provided on the website indicated in the proxy card or the Notice of Internet Availability or by attending the Meeting and voting in person. Votes provided over the Internet, by telephone or by mail must be received by 11:59 p.m. Eastern time on April 15, 2020. If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to revoke your shares at the Meeting. Being present in person at the Meeting alone does not revoke a previously executed and returned proxy.

RMR Real Estate Income Fund     2020 Proxy Statement    27

SOLICITATION OF PROXIES

It is expected that the solicitation of proxies will be primarily by mail and telephone. The costs of preparing, assembling and mailing material in connection with the solicitation of proxies will be borne by our Advisor. Our Advisor and its personnel, and personnel of our Advisor's affiliates, as well as our Trustees and officers, may assist in the solicitation of proxies by telephone, facsimile, email or personal interview and will receive no additional compensation in connection therewith. We have retained Morrow Sodali to solicit proxies from shareholders, and our Advisor has agreed to bear the costs and expenses of retaining Morrow Sodali. In connection with its services for soliciting proxies, Morrow Sodali is being paid a fee of $20,000 plus certain additional fees for speaking with individual shareholders and is being reimbursed by our Advisor for certain out of pocket expenses related to its services. As indicated, our Advisor has committed to bear all of these costs and expenses.

COMMUNICATIONS WITH TRUSTEES

Any of our shareholders or other interested party who desires to communicate with our Trustees, individually or as a group, should write to the party for whom the communication is intended, in care of the Secretary, RMR Funds, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or email secretary@rmrfunds.com. The communications will then be delivered to the appropriate persons.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Pursuant to our Bylaws, because the Meeting is a special meeting of our shareholders, only the business brought before the Meeting pursuant to our notice of meeting attached to this Proxy Statement shall be conducted at the Meeting. Our Bylaws do not allow shareholders to nominate individuals for election to the Board at a special meeting of shareholders, such as the Meeting, where we do not propose the election of Trustees, or to propose other business.

Our Bylaws require compliance with certain procedures for a shareholder to properly make a nomination for election to the Board or to propose other Company business at an annual meeting. In order for a shareholder to properly propose a nominee for election to the Board or propose business outside of Rule 14a-8 under the Exchange Act, the shareholder must comply, in all respects, with the advance notice and other provisions set forth in our Bylaws, which currently include, among other things, requirements as to the shareholder's timely delivery of advance notice, ownership of at least a specified minimum amount of our common or preferred shares, as applicable, for a specified minimum period of time, record ownership and submission of specified information. If a shareholder who is eligible to do so under our Bylaws wishes to nominate a person or persons for election to the Board or propose other Company business at an annual meeting, that shareholder must provide a written notice to our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. The notice must set forth detailed specified information about any proposed nominee, the shareholder making the nomination and affiliates and associates of that shareholder. As to any other Company business that the shareholder proposes to bring before the meeting, our Bylaws provide that the notice must set forth a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of the shareholder, a description of all agreements, arrangements and understandings involving the shareholder in connection with the proposal of such business and a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the business before the meeting.

To be timely, the notice must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. If the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date for the preceding year's annual meeting, notice by the shareholder, to be timely, must be so delivered not later than 5:00 p.m. (Eastern time) on the 10th day following the earlier of the day on which (i) notice of the date of

28    RMR Real Estate Income Fund     2020 Proxy Statement

the annual meeting is mailed or otherwise made available or (ii) public announcement of the date of such meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period for the giving of a shareholder's notice as described above. Except as otherwise set forth in our Bylaws, no shareholder may give a notice to nominate or propose other Company business, and no such notice shall be effective, unless such shareholder holds a certificate for all shares owned by such shareholder during all times described above and in our Bylaws, and a copy of each such certificate held by such shareholder at the time of giving such notice accompanies such shareholder's notice.

The foregoing description of the procedures for a shareholder properly to make a nomination for election to the Board or to propose other Company business outside of Rule 14a-8 under the Exchange Act at an annual meeting is only a summary and is not complete. Copies of our Declaration of Trust and Bylaws, including the provisions which concern the requirements for shareholder nominations and proposals, and the provisions which concern the eligibility of a shareholder to make a nomination or proposal of other Company business, are available on the EDGAR Database on the SEC's website at www.sec.gov. We will also furnish, without charge, a copy of our Declaration of Trust and Bylaws to a shareholder upon request, which may be requested by writing to our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. Any of our shareholders considering making a nomination or other proposal should carefully review and comply with these provisions of our Bylaws.

2020 Annual Meeting. Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2020 annual meeting of shareholders must have been received at our principal executive offices by October 28, 2019. Shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act must have been submitted, in accordance with the requirements of our Bylaws, by 5:00 p.m. (Eastern time) on October 28, 2019. Shareholder nominations and proposals received after October 28, 2019 will be considered untimely and therefore may be excluded from our proxy materials for its 2020 annual meeting.

2021 Annual Meeting. We have not yet published any proxy materials for our 2020 annual meeting; therefore, precise deadlines for shareholder proposals at our 2021 annual meeting are not presently available. Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2021 annual meeting of shareholders must be received at our principal executive offices not less than 120 days prior to the first anniversary of the date of the proxy statement for 2020 annual meeting in order to be considered for inclusion in our proxy statement for our 2021 annual meeting of shareholders; provided that if we hold our 2021 annual meeting on a date that is more than 30 days before or after the first anniversary of the date of our 2020 annual meeting, shareholders must submit proposals for inclusion in our 2021 proxy statement within a reasonable time before we begin to print and send proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in the proxy materials unless conditions specified in the rule are met. Our Bylaws require that shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act be submitted, in accordance with the requirements of our Bylaws, not later than 5:00 p.m. (Eastern time) on the 120th day (which is also the date, after which, shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered "untimely" within the meaning of Rule 14a-4(c) under the Exchange Act) nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for our 2020 annual meeting; provided that if our 2021 annual meeting is called for a date that is more than 30 days earlier or later than the date of our 2020 annual meeting, then a shareholder's notice must be so delivered not later than 5:00 p.m. Eastern time on the 10th day following the earlier of the day on which (1) notice of the date of our 2021 annual meeting is mailed or otherwise made available or (2) public announcement of the date of our 2021 annual meeting is first made by us.

RMR Real Estate Income Fund     2020 Proxy Statement    29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Unless otherwise indicated, the information set forth below is as of December 31, 2019. To our knowledge, no person beneficially owned more than 5% of our outstanding common or preferred shares, except as set forth below. To our knowledge, none of our officers or Trustees owned 1% or more of our outstanding common shares, except as set forth below. To our knowledge, none of our officers or Trustees owned any of our preferred shares. Collectively, to our knowledge, the officers and Trustees of the Company beneficially own, as a group, in the aggregate, 244,405 common shares of the Company, representing approximately 2.40% of our outstanding common shares. Unless otherwise indicated below, to our knowledge, each owner named below has sole voting and dispositive power for all shares shown to be beneficially owned by that person. Share amounts listed below do not include fractional share amounts.

Title of Share Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Share Class	See Note

Common Shares	Diane Portnoy	882,407	8.65%	(1)(2)
Common Shares	Adam D. Portnoy	229,837	2.25%	(1)(2)
Common Shares	John L. Harrington	9,230	*	(1)
Common Shares	Fernando Diaz	1,977	*	(1)
Common Shares	Jeffrey P. Somers	1,441	*	(1)
Common Shares	Jennifer B. Clark	1,167	*	(1)
Common Shares	Joseph L. Morea	753	*	(1)
Common Shares	Brian E. Donley	0	*	(1)
Preferred Shares	Royal Bank of Canada	252	37.8%	(3)

*
Less than 1%

(1)
The address of Mrs. Diane Portnoy is 442 Main Street, Malden, MA 02148. The address of each of Messrs. Portnoy, Harrington, Diaz, Somers, Morea and Donley and Ms. Clark is Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458. Messrs. Portnoy, Harrington, Somers and Morea and Ms. Clark are Trustees of the Company. Mr. Diaz is the President and Senior Portfolio Manager of the Company. Mr. Donley is the Chief Financial Officer and Treasurer of the Company.

(2)
Includes 162,460 common shares owned directly by Adam Portnoy and an additional 67,377 common shares directly owned by ABP Trust. ABP Trust is the direct record and beneficial owner of 67,377 common shares. Adam Portnoy, in his capacity as the sole trustee and controlling shareholder of ABP Trust, may also be deemed to beneficially own (and have shared voting and dispositive power over) the common shares beneficially owned by ABP Trust.

(3)
Information based on Schedule 13G/A filings through February 19, 2020. According to Schedule 13G/A filings, the Royal Bank of Canada and RBC Capital Markets, LLC share dispositive and voting power over 2 shares of our Series M Preferred Shares (3.1% of Series M), 236 shares of our Series T Preferred Shares (53.9% of Series T), 11 shares of our Series W Preferred Shares (23.4% of Series W), 2 shares of our Series Th Preferred Shares (2.2% of Series Th) and 1 share of our Series F Preferred Shares (3.70% of Series F). The address of the Royal Bank of Canada is 200 Bay Street, Toronto, Ontario M5J 2J5, Canada.

Our Declaration of Trust generally provides that no person or group of persons, other than an excepted person or group (as approved by our Board or as stated in our Declaration of Trust), may beneficially own in excess of 9.8% of (i) any class or series of shares of the Company, or (ii) the aggregate of all the outstanding classes and series of shares of the Company. The Board intends to strictly enforce these provisions of our Declaration of Trust by utilizing, when necessary, the remedies available in our Declaration of Trust for violations of these provisions of our Declaration, although in certain instances it may grant exceptions to this ownership limitation in accordance with the provisions of our Declaration of Trust when it determines that doing so would be in the best interests of us and our shareholders. We have granted Royal Bank of Canada and its affiliates limited exceptions to the ownership limitation with respect to their beneficial ownership of our common or preferred shares (as applicable). For more information about these ownership limitations, please refer to the full text of our Declaration of Trust,

30    RMR Real Estate Income Fund     2020 Proxy Statement

which is available by accessing our filings with the SEC on the SEC's website (www.sec.gov) or by contacting our Investor Relations Group at (866) 790-8165.

DIRECTORS AND OFFICERS OF THE ADVISOR

Information as of the date of this proxy statement relating to the directors and officers of our Advisor is set forth below. Officers of our Advisor are elected and appointed by its board of directors and hold office until they resign, are removed or are otherwise disqualified to serve. The following table lists the directors and officers of our Advisor.

Name (Year of Birth)	Position	Date position was acquired

Adam D. Portnoy (1970)	Director	May 2007
Jennifer B. Clark (1961)	Director, President, Chief Executive Officer and Secretary	January 2019 (President and Chief Executive Officer), September 2015 (Director), July 2002 (Secretary or Clerk)
Matthew P. Jordan (1975)	Director, Executive Vice President, Chief Financial Officer and Treasurer	January 2019 (Director), October 2017 (Executive Vice President, Chief Financial Officer and Treasurer)
Fernando Diaz (1968)	Vice President	May 2007
Vern D. Larkin (1970)	Chief Compliance Officer and Director of Internal Audit	October 2017 (Director of Internal Audit), March 2012 (Chief Compliance Officer)

Adam D. Portnoy is a Trustee of the Company, Jennifer Clark is both a Trustee and an officer of the Company and Fernando Diaz and Vern Larkin are officers of the Company.

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers and other record holders may participate in the practice of "householding" proxy statements and annual reports. This means that, unless shareholders give contrary instructions, only one copy of this proxy statement or our annual report may be sent to multiple shareholders of the same Fund in each household. Our Advisor will promptly deliver a separate copy of either document to you, if you call or write to our Advisor at the following address or telephone number: RMR Advisors LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458, telephone (617) 332-9530 or toll free (866) 790-8165. If you want to receive separate copies of a proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact our Advisor at the above address or telephone number.

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OTHER MATTERS

At this time, our Board knows of no other matter which will be brought before the Meeting. Pursuant to our Bylaws, because the Meeting is a special meeting of our shareholders, only the business brought before the Meeting pursuant to our notice of meeting attached to this Proxy Statement shall be conducted at the Meeting. However, if any procedural matters properly come before the Meeting or any postponement or adjournment thereof and if discretionary authority to vote with respect thereto has been conferred by the applicable enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

By order of the Board,

JENNIFER B. CLARK
 Secretary
RMR Real Estate Income Fund

Newton, Massachusetts

IMPORTANT

If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the proxy card or Notice of Internet Availability that you received in the mail; you may also request, complete and return a proxy card today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or the other institution holding your shares on how to vote your shares. You may provide instructions to your broker, bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card or voting instruction form to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

February 21, 2020

32    RMR Real Estate Income Fund     2020 Proxy Statement

APPENDIX A: CURRENT CRE MARKET AND MARKET OPPORTUNITY

We believe that having a business strategy which focuses on originating and investing in first mortgage whole loans secured by middle market and transitional CRE provides us with an opportunity to achieve higher returns relative to first mortgage whole loans secured by properties that have values of greater than $75.0 million or stabilized properties.

There continues to be strong demand for alternative sources of CRE debt capital. Alternative lenders, like us, have gained considerable market share and according to Real Capital Analytics, now comprise approximately 12.6% of the overall CRE debt market (compared to 10.3% in 2015). Alternative lenders operate with fewer regulatory constraints than traditional CRE debt providers. This flexibility has allowed alternative CRE lenders to create customized loan structures tailored to borrowers' specific business plans for the underlying collateral properties. In addition, the reduction of the credit spreads charged in addition to LIBOR seen in 2019 as a result of increased competition among alternative CRE lenders may have resulted in some lenders pursuing construction lending and higher loan to value ratio, or LTV, loans in order to satisfy investor's return expectations. Credit spread compression also allowed alternative CRE lenders to seize on the opportunity to provide capital for the refinancing of higher priced bridge loans where business plans are near or at completion and borrowers seek lower overall cost of capital while maintaining the flexibility not offered by traditional commercial mortgage-backed securities, or CMBS, or permanent financing sources.

The decrease in traditional CRE debt providers as a result of added regulation in response to the most recent financial crisis experienced in the United States was the primary catalyst for the initial growth of the alternative CRE lender segment; however, we believe that the willingness of the traditional debt capital providers to finance alternative CRE lenders will allow the alternative CRE lending segment to continue to grow. Rather than compete directly with alternative CRE lenders on transactions, more banks and insurance companies have shifted focus to providing credit to alternative CRE lenders in the form of warehouse lines of credit, senior participations and repurchase facilities. In addition, the continued growth and maturation of the CRE collateralized loan obligation, or CLO, market has provided even more liquidity to the sector which has allowed alternative CRE lenders to offer solutions for a wider array of circumstances.

Capital for private CRE debt funds continues to be raised and there continues to be new entrants to the market; however, the pace of new entrants has declined. The largest, most established alternative CRE debt providers continue to compete for loans greater than $50.0 million. In addition to reduced credit spreads, this competition to lend to the highest quality borrowers in top tier markets has at times resulted in more borrower-friendly loan covenants and overall deal terms. Like the debt capital markets, there continues to be a great deal of competition amongst equity investors for the acquisition of larger CRE assets valued at $75.0 million or greater, as the amount of capital for private equity real estate funds continues to grow. We believe that in order to achieve targeted returns for investors, these private equity funds will continue to take advantage of higher returns found in middle market real estate assets. In fact according to Real Capital Analysis, approximately 80% of all sales transactions greater than $15.0 million are transacted for property values between $15.0 million and $75.0 million. We believe that we are well positioned to lend to these private equity sponsors of CRE transactions seeking loans in the $10.0 to $50.0 million range.

Our business strategies may be changed, amended, supplemented or waived at any time by our Board of Trustees without shareholder approval. We cannot be sure that our business strategies will be successful.

Demand for CRE Debt Remains High

We expect that our loan origination demand will be primarily driven by the pace of acquisition activity and the volume of maturing loans that require refinancing. Annual sales transaction volumes since 2014 have been consistent with sales transaction volumes during the previous economic expansion prior to the depths of the financial crisis in 2008, 2009, and, to a lesser extent, 2010.

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In addition to the strong CRE fundamentals, more than $1.5 trillion of CRE loans mature over the next four years, which we believe will continue to create significant demand for CRE debt and resulting lending opportunities as these loans are refinanced or as the properties that secure the loans change ownership. In addition, we believe that more heavily regulated financial institutions will continue to supply a smaller portion of the CRE debt market than in the years prior to the financial crisis.

* Market data and/or forecasts obtained from Trepp LLC ("Trepp") that we have included in this proxy statement filing on Form DEF 14A has been compiled and/or prepared by Trepp based upon information available to the public from sources believed to be reliable. However, neither Trepp nor any of its information providers, represent or warrant the accuracy or adequacy of such information or any other work product, forecasts or projections based upon such information. There can be no assurance that any of the forecasts or projections presented in the information sourced from Trepp will be achieved. Trepp does not and will not have any liability or responsibility whatsoever for any market data, forecast and/or projection made available to us by Trepp that is contained in this filing on Form DEF 14A. Further, this information has not been expertized by Trepp and is, therefore, solely our responsibility.

Robust Demand for CRE Debt in Underserved Middle Market

We believe that our focus on loans of less than $50.0 million secured by middle market and transitional properties located outside of major markets will provide us with an opportunity to be more selective and generate higher risk adjusted returns. We believe that many CRE alternative lenders focus on loans that are greater than $50.0 million and that are secured by properties valued at more than $75.0 million and/or are located in major markets. This results in less competition in the lending market we expect to focus on and the ability to evaluate a greater volume of transactions and will narrow our origination funnel to those where we believe we can achieve an attractive risk adjusted return. CRE properties valued at $75.0 million and less make up the broadest and deepest part of the CRE market. As illustrated in the chart below, greater than 80% of the number of all sales transactions from 2015 to 2019 in excess of $15.0 million were for properties valued between $15.0 million and $75.0 million, based on data from Real

A-2    RMR Real Estate Income Fund     2020 Proxy Statement

Capital Analytics. From 2015 through 2019, there were on average approximately 6,700 transactions in this value range each year.

Additionally, we believe that our focus on non-major markets will provide us with a market opportunity with less institutional competition. Annual CRE transaction dollar volume in non-major markets has been higher than the volume in major markets for the past 15 years, through complete real estate market cycles. Non-major market CRE volume surpassed $340 billion in 2019 for the first time and has been higher than $280 billion for each of the past four years, reflecting a significant and growing market opportunity. Major markets, as defined by Real Capital Analytics as "Major Metros", are Boston, Chicago, Washington D.C. metro area, Los Angeles metro area, New York City metro area and San Francisco metro area, with all other markets being categorized as non-major markets.

We believe that focusing on non-major markets will have the additional benefit of allowing us to achieve greater risk adjusted returns on equity due to comparatively attractive CRE pricing. The cap rate differential for CRE transactions between major markets and non-major markets has ranged from approximately 100 to 140 basis points in the last 8 years, and as a result investors have the ability to pay

RMR Real Estate Income Fund     2020 Proxy Statement    A-3

higher interest rates while achieving equivalent yields in non-major markets. As a result, we believe the risk adjusted returns in these markets represent a more attractive and expansive opportunity.

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APPENDIX B: RISK FACTORS

The following discussion of risks assumes that, unless otherwise noted, the Business Change Proposal has been approved by shareholders, we have fully implemented the Business Change Proposal and we have converted to a mortgage REIT. These risks may adversely affect our financial condition, yield on investment, results of operations, cash flow, per share trading price of our common shares and ability to satisfy debt service obligations, if any, and to make cash distributions to shareholders. Whether we remain a registered investment company or convert to a mortgage REIT, our common shares, like an investment in any other public company, are subject to investment risk, including the possible loss of your investment. For a discussion of certain other risks relating to our conversion to a mortgage REIT, see "Implementation of the Business Change Proposal and Related Risks" in the proxy statement.

Risks Related to Our Conversion to a Mortgage REIT

Any delay in receiving the Deregistration Order may delay our ability to operate like a typical REIT not subject to the 1940 Act.

If the Business Change Proposal is approved by shareholders, we will apply to the SEC for a Deregistration Order, but the timing for receiving the Deregistration Order is uncertain. Until the SEC issues a Deregistration Order, we will continue to be registered as an investment company and will continue to be regulated under the 1940 Act. Pending the SEC's issuance of the Deregistration Order, we intend to begin realigning our portfolio consistent with our new business as a mortgage REIT. We anticipate that the implementation period may last approximately two years, with full implementation not projected until approximately the beginning of 2022. This time period is an estimate and may vary depending upon the length of the deregistration process with the SEC, tax considerations and the pace at which we will be able to originate or invest in first mortgage whole loans. Any delay in receiving the Deregistration Order beyond the projected two year implementation period may delay our ability to operate like a typical REIT not subject to the 1940 Act and would delay our ability to realize the benefits we anticipate to realize from becoming a mortgage REIT.

During the implementation period, we may be required to hold assets in temporary investments with lower yields, such as agency whole pool certificates, which would increase the likelihood that the Board will need to temporarily reduce the managed distribution rate.

During the transition period before our portfolio has been fully converted to its new investment strategy, we intend to try to maintain a quarterly managed distribution rate as high as is reasonably practicable. However, there can be no assurance that we will not reduce our quarterly distributions during the investment strategy transition period, and the Board likely will need to temporarily reduce the managed distribution rate because we expect our cash flow from earnings and the status and availability of capital gains we realize from our portfolio to decline during our transition to a mortgage REIT. This decline could result from the rotation out of existing investments, the need to establish income streams from mortgage originations, the potential for holding assets in temporary investments with lower yields such as agency whole pool certificates and the availability or unavailability of realized capital gains to distribute, among other potential variables. We anticipate distributing capital gains recognized on the sale of assets during this transition period, either as part of our quarterly distributions made pursuant to our Managed Distribution Plan, or at the end of the year in accordance with the requirements of subchapter M of the IRC.

Qualifying for taxation as a REIT involves highly technical and complex provisions of the IRC.

Qualification for taxation as a REIT involves the application of highly technical and complex IRC provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our qualification for taxation as a REIT. Our qualification for taxation as a REIT will depend on the satisfaction of specified asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. Compliance with these requirements must be carefully monitored, which may be challenging depending on the size and complexity of the assets in our portfolio, a meaningful portion of which may not be qualifying REIT assets. There can be no

RMR Real Estate Income Fund     2020 Proxy Statement    B-1

assurance that our Advisor's personnel responsible for doing so will be able to successfully monitor our compliance or maintain our qualification for taxation as a REIT.

Pursuant to the Business Change Proposal, we expect to sell all of the assets that we own in taxable transactions.

If the Business Change Proposal is approved and we convert to a mortgage REIT, we expect to sell all of the assets that we own in taxable transactions. Pursuant to REIT tax laws, the taxable income or gains recognized on such sales would generally need to be distributed to our shareholders in the year recognized, and any such distributions would generally be taxable to shareholders when received.

Our failure to qualify for taxation as a REIT would cause our common shares to be delisted from the NYSE American.

Following our conversion to a mortgage REIT, the NYSE American will require, as a condition to the continued listing of our shares, that we maintain our qualification for taxation as a REIT. Consequently, if we fail to maintain our qualification for taxation as a REIT, our shares would promptly be delisted from the NYSE American, which would decrease the trading activity of such shares. This could make it difficult for our shareholders to sell their shares and would likely cause the market volume of the shares trading to decline.

If we are delisted as a result of failing to maintain our qualification for taxation as a REIT and desire to relist our shares on the NYSE American or another national stock exchange, we would have to reapply to the NYSE American or such other exchange to be listed as a domestic corporation. We might not be able to satisfy the NYSE American's listing standards for a domestic corporation. As a result, if we are delisted from the NYSE American, we might not be able to relist on the NYSE American or another national stock exchange as a domestic corporation, in which case our shares could not trade on such stock exchange.

Risks Related to Our Company

We will be entering a business in which we have no operating history.

Our ability to achieve our investment objectives depends on our ability to make investments that generate attractive, risk adjusted returns, as well as on our access to financing on terms that permit us to realize net interest income from our investments. In general, the availability of favorable investment opportunities will be affected by the level and volatility of interest rates in the market generally, the availability of adequate short and long term real estate financing and the competition for investment opportunities. We cannot be sure that we will be successful in obtaining additional capital to enable us to make new investments, that any investments we make will satisfy our targeted rate of return or other investment objectives or that we will be able to successfully operate our business, or implement our operating policies and investment strategies. If we fail to make a meaningful number of target investments within a reasonable time or on acceptable terms, such failure may have a material adverse effect on our business, financial condition, results of operations, ability to maintain our qualification for taxation as a REIT under the IRC, and ability to make or sustain distributions to our shareholders, and could cause the value of our securities to decline.

Our operating and investment guidelines, investment and financing strategies and leverage and hedging policies may be changed without shareholder approval.

Our Advisor will be authorized to follow broad operating and investment guidelines. These guidelines, as well as our investment and financing strategies, leverage and hedging policies with respect to investments, originations, acquisitions, operations, indebtedness, capitalization and distributions, may be changed at any time without the approval of our shareholders. Changes in our investment strategies may increase its exposure to interest rate risks, default risks and real estate market fluctuations. Such changes could result in the types of investments we make being different from those described in "Business Change Proposal—Operation as a Mortgage REIT." These changes could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

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State licensing requirements may cause us to incur expenses and our failure to be properly licensed may have a material adverse effect on our operations.

We or our Advisor may be required to hold licenses in a number of U.S. states to conduct lending activities. State licensing statutes vary from state to state and may prescribe or impose, among other things:

  •
  various recordkeeping requirements;

  •
  restrictions on loan origination and servicing practices, including limits on finance charges and the type, amount and manner of charging fees;

  •
  disclosure requirements;

  •
  requirements that licensees submit to periodic examination;

  •
  surety bond and minimum specified net worth requirements;

  •
  periodic financial reporting requirements;

  •
  notification requirements for changes in principal officers, share ownership or corporate control;

  •
  restrictions on advertising; and

  •
  requirements that loan forms be submitted for review.

There is no guarantee that we or our Advisor will be able to obtain these licenses, and efforts to obtain and maintain such licenses may cause us to incur significant expenses. Any failure to be properly licensed under state law or otherwise may have a material adverse effect on us and our operations.

Changes in laws or regulations could increase competition for CRE debt financing or require changes to our business practices and adversely affect us.

Various laws and regulations currently exist that restrict the investment activities of banks and certain other financial institutions but would not apply to us. We believe this regulatory difference may create opportunities for us to successfully grow our business. However, recent and possible future changes in financial regulations and enforcement under the current U.S. presidential administration could decrease the current restrictions on banks and other financial institutions, which may allow them to compete more effectively with us for investment opportunities.

The laws and regulations governing our operations, as well as their interpretation, may change from time to time, and new laws and regulations may be enacted. Such changes or new laws or regulations could require changes to certain of our business practices, negatively impact our operations, impose additional costs on us or otherwise adversely affect our business. There has been increasing commentary amongst regulators and intergovernmental institutions on the role of nonbank institutions in providing credit and, particularly, so-called "shadow banking," a term generally taken to refer to credit intermediation involving entities and activities outside the regulated banking system. For example, in August 2013, the Financial Stability Board issued a policy framework for strengthening oversight and regulation of shadow banking entities. That report outlined initial steps to define the scope of the shadow banking system and proposed governing principles for a regulatory framework. A number of other regulators and international organizations are studying the shadow banking system. At this time, it is too early to assess whether any new rules or regulations will be adopted or what impact such rules or regulations will have on us, if any. In an extreme eventuality, it is possible that such regulations could cause us to cease operations.

Any material failure, inadequacy, interruption or security failure of the information technology networks and systems on which we rely could materially and adversely affect us.

Our Advisor and The RMR Group LLC ("RMR LLC") rely on information technology and systems, including the Internet and cloud-based infrastructures, commercially available software and their internally developed applications, to process, transmit, store and safeguard information and to manage or support a variety of their business processes, including financial transactions and maintenance of records, which may include personal identifying information of employees and investment data. If RMR LLC or our

RMR Real Estate Income Fund     2020 Proxy Statement    B-3

Advisor experiences material security or other failures, inadequacies or interruptions of their information technology, they could incur material costs and losses, and our operations could be disrupted as a result. Further, third party vendors could experience similar events with respect to their information technology and systems that impact the products and services they provide to RMR LLC, our Advisor or us. RMR LLC and our Advisor rely on commercially available systems, software, tools and monitoring, as well as their internally developed applications and internal procedures and personnel, to provide security for processing, transmitting, storing and safeguarding confidential borrower and vendor information, such as personally identifiable information related to their employees, guarantors, tenants and others and information regarding their and our financial accounts. RMR LLC and our Advisor take various actions, and incur significant costs, to maintain and protect the operation and security of their information technology and systems, including the data maintained in those systems. However, it is possible that these measures will not prevent the systems' improper functioning or a compromise in security, such as in the event of a cyberattack or the improper disclosure of personally identifiable information.

Security breaches, computer viruses, attacks by hackers, online fraud schemes and similar breaches can create significant system disruptions, shutdowns, fraudulent transfer of assets or unauthorized disclosure of confidential information. The cybersecurity risks to RMR LLC, our Advisor, us and third party vendors are heightened by, among other things, the evolving nature of the threats faced, advances in computer capabilities, new discoveries in the field of cryptography and new and increasingly sophisticated methods used to perpetuate illegal or fraudulent activities against RMR LLC or our Advisor, including cyberattacks, email or wire fraud and other attacks exploiting security vulnerabilities in RMR LLC's, our Advisor's or other third parties' information technology networks and systems or operations. Any failure to maintain the security, proper function and availability of RMR LLC's or our Advisor's information technology and systems, or certain third party vendors' failure to similarly protect their information technology and systems that are relevant to RMR LLC's, our Advisor's or our operations, or to safeguard RMR LLC's, our Advisor's or our business processes, assets and information could result in financial losses, interrupt RMR LLC's or our Advisor's operations, damage RMR LLC's or our Advisor's reputations, cause RMR LLC or our Advisor to be in default of material contracts and subject RMR LLC or our Advisor to liability claims or regulatory penalties, any of which could materially and adversely affect our business and the value of our securities.

Our business could be adversely impacted if there are deficiencies in our disclosure controls and procedures or our internal control over financial reporting.

The design and effectiveness of our disclosure controls and procedures and our internal control over financial reporting may not prevent all errors, misstatements or misrepresentations. While management will continue to review the effectiveness of our disclosure controls and procedures and our internal control over financial reporting, we cannot guarantee that our disclosure controls and procedures and internal control over financial reporting will be effective in accomplishing all control objectives all of the time. Deficiencies, including any material weaknesses, in our disclosure controls and procedures or internal control over financial reporting could result in misstatements of our results of operations or our financial statements or could otherwise materially and adversely affect our business, reputation, results of operations, financial condition or liquidity.

Risks Related to Our Business

We will operate in a highly competitive market for investment opportunities and competition may limit our ability to originate or acquire our target investments on attractive terms and could also affect the pricing of these investment opportunities.

We will operate in a highly competitive market for investment opportunities. Our profitability will depend, in large part, on our ability to originate or acquire our target investments on attractive terms. In originating or acquiring our investments, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including funds or investors that our Advisor, RMR LLC or their subsidiaries may sponsor, advise or manage), banks, and insurance companies and other financial institutions. Some of our competitors, including other REITs and alternative CRE lenders, have recently raised, or are expected to raise, significant amounts of capital, and may have investment

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objectives that overlap with our investment objectives, which may create additional competition for lending and other investment opportunities. Many of our competitors are significantly larger than we are and have considerably greater financial, technical, marketing and other resources than we have. Many of our competitors are not subject to the operating constraints associated with REIT tax or SEC reporting compliance or maintenance of an exemption from registration as an investment company under the 1940 Act. Some of our competitors may have a lower cost of capital and access to funding sources that may not be available to us, such as the U.S. Government, or are only available to us on substantially less attractive terms. In addition, some of our competitors may have higher risk tolerances or make different risk assessments than us, which could lead them to consider a wider variety of investments, offer more attractive pricing or other terms than us, for example, higher LTV ratios or lower interest rates than we are willing to offer or accept, or establish more relationships than us. In addition, recent and possible future changes in financial regulations and enforcement under the current U.S. presidential administration could decrease the current restrictions on banks and other financial institutions. If this occurs, these banks and financial institutions may increase or commence their pursuit of investments that are within our target investments either because they would no longer be restricted in making these investments or because the regulatory burdens resulting from these investments would be removed or significantly reduced. Furthermore, competition for our target investments may lead to the price for these investments increasing, which may further limit our ability to generate desired returns. The competitive pressures we will face may have a material adverse effect on our business, financial condition and results of operations, and we cannot be sure that we will be able to identify and originate or acquire our target investments.

The anticipated lack of liquidity of certain of our investments may adversely affect our business.

The anticipated lack of liquidity of certain of our investments may make it difficult for us to sell such investments if the need or desire arises. Certain investments such as mortgages, B-Notes, mezzanine and other loans (including most loan participations) and preferred equity, in particular, are relatively illiquid investments due to their short life, their potential unsuitability for securitization and the difficulty of recovery in the event of a borrower's default. In addition, we anticipate that certain of our investments may become less liquid after we have made them as a result of delinquencies or defaults, turbulent market conditions or the unavailability to borrowers of refinancing capital, which may make it more difficult for us to dispose of such investments at advantageous prices or in a timely manner. Moreover, many of the loans and securities we will invest in are not registered under relevant securities laws, resulting in limitations or prohibitions against their transfer, sale, pledge or disposition except in transactions that are exempt from registration requirements or are otherwise in accordance with such laws. As a result, many of our investments are expected to be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment to the extent that we or our Advisor has or could be attributed as having material, non-public information regarding the borrower entity. As a result, our ability to adjust our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our financial condition and results of operations.

Concentrations within our portfolio of investments may subject us to losses.

While we intend to expand and diversify our portfolio of investments, we are not required to observe specific diversification criteria. Our investments may therefore at times be concentrated in certain property types or in certain borrowers that may be subject to higher risk of default or foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our investments are concentrated in any one region or type of asset, downturns generally relating to such type of asset or region my result in defaults on a number of our investments within a short time period. Further, investments concentrated in certain borrowers may result in defaults of a significant amount of our investments if one or more of those borrowers default. Defaults of our concentrated investments may significantly reduce our net income, the returns on our investments and the value of our common shares, and as a result reduce our ability to make or sustain distributions to our shareholders.

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Loans secured by properties in transition or requiring significant renovation involve a greater risk of loss than loans secured by stabilized properties.

We intend to originate or acquire transitional or bridge loans to borrowers who are seeking shorter term capital to be used in acquisitions, construction or repositioning of properties. In a typical transitional loan, the borrower has usually identified a property that the borrower believes has been under-managed or is located in a recovering market or requires renovation. The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns, construction risks and noncompletion risks, among others. Estimates of the costs of property improvements may be inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals and rehabilitation and subsequent leasing of the property not being completed on schedule. If the borrower fails to improve the quality of the property's management or the market in which the property is located fails to improve as expected, or the renovation is not completed in a timely manner or such costs are more than expected, then the borrower may not generate sufficient cash flow to make payments on or refinance the transitional loan, and we may not recover some or all of our investment.

In addition, borrowers often use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to the risk of the borrowers' inability to obtain financing to repay the loan. Losses we suffer with respect to our transitional loans could be material.

Our Advisor's diligence process for investment opportunities may not reveal all facts that may be relevant for an investment, and if we incorrectly evaluate the risks of our investments, we may experience losses.

Prior to our making any investment, our Advisor will conduct diligence that it considers reasonable based upon the facts and circumstances of the investment. When conducting diligence on our behalf, our Advisor may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the diligence process to varying degrees depending on the type of potential investment. Nonetheless, our diligence may not reveal all of the risks associated with our investments. We will evaluate our potential investments based upon criteria our Advisor deems appropriate for the relevant investment. Our underwriting assumptions and loss estimates may not prove accurate, and actual results may vary from estimates. If we underestimate the risks and potential losses associated with an investment we originate or acquire, we may experience losses from the investment.

Moreover, investment analyses and decisions by our Advisor may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to our Advisor at the time of making an investment decision may be limited. Therefore, we cannot be sure that our Advisor will have knowledge of all circumstances that may adversely affect such investment.

Prepayment rates may adversely affect the value of certain of our investments which could negatively impact our ability to make or sustain distributions to our shareholders.

The prepayment rates at which our borrowers prepay our investments, where contractually permitted, will be influenced by changes in current interest rates, significant changes in the performance of underlying real estate assets and a variety of economic and other factors beyond our control. Prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from increases in such rates. In periods of declining interest rates, prepayments on investments generally increase and the proceeds of prepayments received during these periods are likely to be reinvested by us in comparable assets at reduced yields. Conversely, in periods of rising interest rates, prepayments on investments, where contractually permitted, generally decrease, in which case we would not have the prepayment proceeds available to invest in comparable assets at higher yields. We may invest in loans and other assets secured or supported by transitional real estate assets; significant improvement in the performance of such assets may result in prepayments as other financing alternatives become available to the borrower. In addition, it may take an extended period for us to reinvest any repayments we may receive

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and any reinvestments we may be able to make may not provide us with similar returns or comparable risks as those of our current investments. We expect to be entitled to fees upon the prepayment of our investments, although we cannot be sure that such fees will adequately compensate us as the functional equivalent of a "make whole" payment. Furthermore, we may not be able to structure future investments to impose a make whole obligation upon a borrower in the case of an early prepayment. As a result, our income will be reduced, which will have a negative impact on our ability to make or sustain distributions to our shareholders.

A prolonged economic slowdown, a recession or declining real estate values could materially and adversely affect us.

We believe that the risks associated with our investments will be more severe during periods of economic slowdown or recession, especially if these periods are accompanied by declining real estate values. Consequently, our investment strategy may be adversely affected by prolonged economic downturns or recessions where declining real estate values would likely reduce the level of new mortgage and other real estate related loan originations since borrowers often use the appreciation in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the value of their real estate declines. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect our ability to originate or acquire loans, which would materially and adversely affect our results of operations, financial condition, liquidity and business and our ability to make or sustain distributions to our shareholders.

The CRE loans and other CRE related investments that we will originate or acquire are subject to the ability of the property owner to generate net income from operating the property as well as the risks of delinquency and foreclosure.

CRE loans and other CRE related investments that we will originate or acquire are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things:

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tenant mix and tenant bankruptcies;

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success of tenant businesses;

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property management decisions, including with respect to capital improvements, particularly in older building structures;

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property location, condition and design;

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competition from comparable properties;

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changes in national, regional or local economic conditions and/or specific industry segments;

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declines in regional or local real estate values;

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declines in regional or local rental or occupancy rates;

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changes in interest rates, and in the state of the debt and equity capital markets, including diminished availability or lack of debt financing for CRE;

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changes in real estate tax rates, tax credits and other operating expenses;

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costs of remediation and liabilities associated with environmental conditions;

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the potential for uninsured or underinsured property losses;

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changes in laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and

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acts of God, terrorist attacks, social unrest and civil disturbances.

In the event of any default under any CRE loan or other CRE related investment held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral (net of our costs to enforce our rights with respect to that collateral) and the principal and accrued interest of the loan or investment, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our shareholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under applicable law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

We may need to foreclose on loans that are in default, which could result in losses.

We may find it necessary to foreclose on loans that are in default. Foreclosure processes are often lengthy and expensive. Results of foreclosure processes may be uncertain, as claims may be asserted by borrowers or by other lenders or investors in the borrowers that interfere with enforcement of our rights, such as claims that challenge the validity or enforceability of our loan or the priority or perfection of our mortgage or other security interests. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no merit, in an effort to prolong the foreclosure action and seek to force us into a modification of the loan or a buy-out of the loan for less than we are owed. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and delaying the foreclosure processes and potentially result in reductions or discharges of borrower's debt. Foreclosure may create a negative public perception of the collateral property, resulting in a diminution of its value. Even if we are successful in foreclosing on a mortgage loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our investment. Any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will reduce the net proceeds realized and, thus, increase the potential for loss.

The CRE loans and other CRE related investments we will originate and acquire will expose us to risks associated with real estate investments generally.

In addition to the other risks discussed herein, the CRE loans and other CRE related investments we will originate and acquire expose us to risks associated with real estate investment, generally, including:

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economic and market fluctuations;

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political instability or changes;

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changes in environmental, zoning and other laws;

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casualty or condemnation losses;

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regulatory limitations on rents;

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decreases in property values;

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changes in the appeal of properties to tenants;

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changes in supply and demand for CRE properties and debt resulting from the recent growth in CRE debt funds or otherwise;

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changes in valuation of collateral underlying CRE properties and CRE loans, resulting from inherently subjective and uncertain valuations;

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energy supply shortages;

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various uninsured or uninsurable risks;

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natural disasters;

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changes in government regulations, such as rent control;

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changes in the availability of debt financing and/or mortgage funds, which may render the sale or refinancing of properties difficult or impracticable;

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increases in mortgage defaults;

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increases in borrowing rates; and

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negative developments in the economy and/or adverse changes in real estate values generally and other factors that are beyond our control.

We cannot predict the degree to which economic conditions generally, and the conditions for CRE debt investing in particular, will improve or decline. Any declines in the performance of the United States or global economies or in the real estate debt markets could have a material adverse effect on us.

REIT distribution requirements and limitations on our ability to access reasonably priced capital may adversely impact our ability to carry out our business plan.

To maintain our qualification for taxation as a REIT under the IRC, we are required to satisfy distribution requirements imposed by the IRC. See the discussion below under "Risks Related to Our Taxation—REIT distribution requirements could adversely affect us and our shareholders." Accordingly, we may not be able to retain sufficient cash to fund our operations, repay our debts or make investments. Our business strategies therefore depend, in part, upon our ability to raise additional capital at reasonable costs. The volatility in the availability of capital to businesses on a global basis in most debt and equity markets generally may limit our ability to raise reasonably priced capital. We may also be unable to raise reasonably priced capital because of reasons related to our business, market perceptions of our prospects, the terms of our indebtedness, the extent of our leverage or for reasons beyond our control, such as market conditions. Because the earnings we are permitted to retain are limited by the rules governing REIT qualification and taxation, if we are unable to raise reasonably priced capital, we may not be able to carry out our business plan.

Risks of cost overruns and failure to complete renovations of properties in transition may result in significant losses.

The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns, construction risks and noncompletion risks, among others. Estimates of the costs of property improvements may be inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged reduction of net operating income and may not be able to make payments on our investment on a timely basis or at all, which may result in significant losses to us.

Investments in non-conforming loans involve increased risk of loss.

We expect that many of our loans and investments will not conform to conventional loan standards applied by traditional lenders and either will not be rated or, if rated, would be rated as non-investment grade by the rating agencies. The non-investment grade ratings typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers' credit history, the underlying properties' cash flow or other factors. As a result, these investments should be expected to have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may negatively impact our ability to make or sustain distributions to our shareholders and adversely affect the value of our common shares. There are no limits on the percentage of unrated assets or non-investment grade rated assets we may hold in our investment portfolio.

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Any credit ratings that may be assigned to our investments will be subject to possible revisions, and we cannot be sure that those ratings will not be downgraded.

We expect that some of our investments may be rated by credit rating agencies. Any credit ratings on our investments will be subject to ongoing evaluation by credit rating agencies, and we cannot be sure that any such ratings will not be changed or withdrawn by a rating agency after they are issued. If a rating agency assigns a lower than expected rating or reduces or withdraws, or indicates that it may reduce or withdraw, its rating of any of our investments, the value of those investments could significantly decline, which could result in losses if we determine to sell these investments or the failure of the affected borrowers to refinance or otherwise satisfy their debt service obligations to us.

B-Notes are subordinated and have individually negotiated terms, which may result in losses to us.

We may originate or acquire B-Notes. A B-Note is a mortgage loan typically (a) secured by a first mortgage on a single commercial property or group of related properties and (b) subordinated to an A-Note secured by the same first mortgage on the same collateral. The rights associated with the B-Note are subordinate to the rights associated with the A-Note. If the borrower whose mortgage is divided into an A-Note and a B-Note defaults, there may not be sufficient value in the collateral property remaining for B-Note holders after payment to the A-Note holders. Because each transaction is individually negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default vary from transaction to transaction. Losses we suffer investing in B-Notes could be material.

Subordinated and mezzanine loans involve greater risks of loss than first mortgage whole loans.

We may originate or acquire subordinated and mezzanine loans, which are loans secured by junior mortgages on the underlying collateral property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests in the entity that owns the interest in the entity owning the property. Subordinated loans have less priority and rights than senior or first mortgages. Mezzanine loans secured by a pledge of ownership interests in an entity are by their nature structurally subordinated to financings that are secured directly by the collateral property. Subordinated and mezzanine loans involve a higher degree of risk than first mortgage whole loans because they rank behind senior loans and may become unsecured as a result of foreclosure by senior lenders. In the event of a bankruptcy of an entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If borrowers default on our subordinated loans, mezzanine loans or debt senior to our loans, or in the event of borrowers' bankruptcies, our subordinated loans and mezzanine loans will be satisfied only after the senior debts, and we may not recover some or all of our subordinated loans and mezzanine investments. In addition, subordinated loans and mezzanine loans may have higher LTV ratios than other CRE mortgage loans, resulting in less equity in the collateral properties and increasing the risk of loss of principal. Losses we suffer with respect to our subordinated loans and mezzanine loans could be material.

Any distressed investments we originate or acquire, or investments that later become distressed, may subject us to losses and other significant risks.

While our investments will focus primarily on "performing" real estate loans, our investments may include distressed investments from time to time (e.g., investments in defaulted, out-of-favor or distressed bank loans or debt securities) or may involve investments that become "sub-performing" or "non-performing" after we originate or acquire them. From time to time, our investments may be secured by properties that are encumbered by large amounts of debt relative to their values and cash flows and, therefore, involve a high degree of financial risk. During an economic downturn or recession, loans or securities of financially or operationally troubled borrowers are more likely to go into default than loans or securities of other borrowers. Investment in the loans secured by highly leveraged properties and loans to operationally troubled borrowers involves a high degree of credit risk.

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In certain circumstances (e.g., in connection with a workout, restructuring or foreclosing proceedings involving one or more of our investments), the success of our investment strategy will depend on our ability to effectuate loan modifications or restructure and improve the operations of our borrowers. Implementing successful restructuring programs and operating improvements entails a high degree of uncertainty. We cannot be sure that we will be able to implement successful restructuring programs and improvements with respect to any distressed loans or investments we may have from time to time. Distressed loans may become subject to bankruptcy or other similar legal proceedings. In such proceedings, there is a possibility that we may incur substantial costs and total losses on our investments and, in certain circumstances, become subject to liabilities that may exceed the value of our original investments. For example, under certain circumstances, a lender that has inappropriately exercised control over the management and policies of a debtor may have its claims legally subordinated or disallowed or may be found liable for damages suffered by the debtor and its related parties as a result of such actions. Bankruptcy and similar laws may delay our ability to realize on collateral for our loans, may adversely affect the economic terms and priority of our loans through legal doctrines such as equitable subordination or may result in a restructuring of our loans through principles such as the "cramdown" provisions of the bankruptcy laws. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept terms different than our original loan terms, including payment over an extended period of time. In addition, in certain circumstances, payments we have received may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws.

We may not have control over certain of our investments.

Our ability to manage our investments may be limited by the form in which they are made. In certain situations, we may:

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acquire or retain investments subject to rights of senior classes and servicers under intercreditor or servicing agreements;

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acquire or retain only a minority and/or a non-controlling participation in an underlying investment;

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pledge our investments as collateral for financing arrangements;

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co-invest with others through partnerships, joint ventures or other entities, thereby acquiring non-controlling interests; or

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rely on independent third party management or servicing with respect to the management of a particular investment.

We may not be able to exercise control over all aspects of our investments. For example, our rights to control the process following a borrower default may be subject to the rights of senior or junior creditors or servicers whose interests may not be aligned with ours. A partner or co-venturer may have economic or business interests or goals that are inconsistent with ours, or may be in a position to take action contrary to our investment objectives. In addition, in certain circumstances we may be liable for the actions of our partners or co-venturers.

Changes in market interest rates may significantly reduce our revenues or impede our growth.

Since the most recent U.S. recession, the Board of Governors of the U.S. Federal Reserve System (the "U.S. Federal Reserve") has taken actions which have resulted in low interest rates prevailing in the marketplace for a historically long period of time. The U.S. Federal Reserve steadily increased the targeted federal funds rate over the last several years, but recently took action to decrease its federal funds rate and may continue to make adjustments in the near future. If market interest rates increase, those increases may materially and negatively affect us in several ways, including:

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Changes in interest rates may affect our net interest income from our investments, which is the difference between the interest income we earn on our interest earning investments and the interest expense we incur in financing our investments.

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Changes in interest rates may affect our ability to make investments as well as borrower default rates. In a period of rising interest rates, our interest expense could increase, while the interest we earn on any fixed rate debt investments would not change, adversely affecting our profitability. Our operating results depend in large part on differences between the income from our investments, net of credit losses and our financing costs. Even when our investments and borrowings are match funded, the income from our investments may respond more slowly to interest rate fluctuations than the cost of our borrowings.

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Investors may consider whether to buy or sell our common shares based upon the then distribution rate on our common shares relative to the then prevailing market interest rates. If market interest rates go up, investors may expect a higher distribution rate than we are able to pay, which may increase our cost of capital, or they may sell our common shares, if any, and seek alternative investments that offer higher distribution rates. Sales of our common shares may cause a decline in the value of our common shares.

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When interest rates increase, our interest costs will increase, which could adversely affect our cash flows, our ability to pay principal and interest on our debt, our cost of refinancing our fixed rate debts when they become due and our ability to make or sustain distributions to our shareholders. Additionally, if we choose to hedge our interest rate risk, we cannot be sure that the hedge will be effective or that our hedging counterparty will meet its obligations to us.

We may be subject to lender liability claims and, if we are held liable under such claims, we could be subject to losses.

A number of judicial decisions have recognized the rights of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed "lender liability." Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We cannot be sure that such claims will not arise or that we will not be subject to significant liability and losses if claims of this type arise.

If the loans that we originate or acquire do not comply with applicable laws, we may be subject to material penalties.

Loans that we originate or acquire may be subject to U.S. federal, state or local laws. Real estate lenders and borrowers may be responsible for compliance with a wide range of laws intended to protect the public interest, including, without limitation, the Americans with Disabilities Act and local zoning laws. If we or our Advisor fail to comply with such laws in relation to a loan that we have originated or acquired, legal penalties may be imposed, which could materially and adversely affect us. Jurisdictions with "one action," "security first" and/or "antideficiency rules" may limit our ability to foreclose on a collateral property or to realize on obligations secured by a collateral property. In the future, new laws may be enacted or imposed by U.S. federal, state or local governmental entities, and such laws could have a material adverse effect on us and our operations.

Real estate valuation is inherently subjective and uncertain.

The valuation of real estate and, therefore, the valuation of collateral underlying CRE loans made by us, is inherently subjective due to, among other factors, the individual nature of each property, its location, its expected future rental revenues and the valuation methodology adopted. The valuations of our real estate assets may not be precise and may be based on assumptions and methodologies that are inaccurate. Our valuations of our collateral properties may be wrong and we may incur losses.

Insurance may not adequately cover losses and the cost of obtaining such insurance may continue to increase.

Losses of a catastrophic nature, such as those caused by hurricanes, flooding, volcanic eruptions and earthquakes, among other things, or losses from terrorism, may be uninsurable or not commercially insurable or may be covered by insurance policies with limitations such as large deductibles or

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co-payments that property owners may not be able to pay. Recently, the costs of such insurance have increased, and these increased costs could reduce the ability of borrowers to satisfy their obligations to us. Inflation, changes in zoning and building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds being inadequate to restore an affected property to its condition prior to a loss or to compensate for related losses. The insurance proceeds we receive as a result of losses to our collateral properties may not be adequate to restore our economic position after losses affecting our investments. Any uninsured or underinsured loss could result in the loss of cash flow from, and reduce the value of, our investments related to such properties and the ability of the borrowers under such investments to satisfy their obligations to us. Further, there is no assurance that certain types of risks that are currently insurable will continue to be insurable on an economically feasible basis, and certain insurance coverage may be discontinued on some or all of our collateral properties in the future if the cost of premiums for any of these policies exceeds the value of the coverage. In addition, future changes in the insurance industry's risk assessment approach and pricing structure could further increase the cost of insuring our collateral properties or decrease the scope of insurance coverage, either of which could result in the loss of cash flow from, and reduce the value of, our investments related to such properties and the ability of the borrowers under such investments to satisfy their obligations to us.

Liability relating to environmental matters may adversely impact the value of our investments.

Under various U.S. federal, state and local laws, an owner or operator of real property may be liable for environmental hazards at, or migrating from, its properties, including those created by prior owners or occupants, existing tenants, abutters or other persons. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect our borrowers' ability to refinance or sell, and the value of, our collateral. If an owner of property underlying one of our investments becomes liable for costs of removal of hazardous substances, the ability of the owner to make payments to us may be reduced. If we foreclose on a property underlying our investments, the presence of hazardous substances on the property may adversely affect our ability to sell the property and we may incur substantial remediation costs, causing us to experience losses.

The phase out or transitioning of LIBOR may negatively impact our business, financial results and cash flows.

We expect that debt investments we make will provide for interest to be paid to us at floating rates based upon LIBOR. Future debt financing arrangements that we may enter may require interest based upon LIBOR. LIBOR is currently expected to be phased out in 2021. We expect that our loan agreements with our borrowers will generally provide that if LIBOR is not able to be determined, interest will be calculated using a floating base rate equal to the greater of the Federal Funds Rate plus 50 basis points or the Prime Rate. Further, we may negotiate with our borrower a new interest rate index and other provisions to maintain the intent of the original loan arrangements. We currently expect that the determination of interest under our loan agreements with our borrowers would be revised as provided under the agreements or amended as necessary to provide for an interest rate that approximates the existing interest rate as calculated in accordance with LIBOR. We also currently expect that the determination of interest under any other then existing debt financing arrangements would be similarly revised or amended as necessary for this same purpose. Despite our current expectations, we cannot be sure that, if LIBOR is phased out or transitioned, the changes to the determination of interest under our agreements would approximate the current calculation in accordance with LIBOR. We do not know what standard, if any, will replace LIBOR if it is phased out or transitioned. If the determination of interest does not, or if we cannot forecast with sufficient confidence that it will, approximate the current calculation in accordance with LIBOR, we may incur additional costs, our investment income, net of interest expense, may decline, we may lose investment opportunities or make unsuccessful investments due to not being able to accurately price our proposed investments and our cash flows may be negatively impacted.

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Investments in commercial mortgage-backed securities ("CMBS") and other structured finance investments pose additional risks, including the sensitivity of such investments to economic downturns, the illiquidity of such investments, the risk that the servicer or manager may take actions that could adversely affect our interests and the possibility that the CMBS market will be significantly affected by current or future regulation.

We generally do not expect to make investments in senior CMBS classes, but we may invest in CMBS and similar structured finance investments which are subordinated classes of securities in a structure of securities secured by a pool of mortgages or loans. Such subordinated securities are the first, or among the first, to bear the loss upon a restructuring or liquidation of the underlying collateral and the last to receive payment of interest and principal. There is generally only a nominal amount of equity or other debt securities junior to such positions, if any, issued in such structures. The values of such subordinated interests tend to be much more sensitive to adverse economic downturns and underlying borrower developments than more senior securities. A projection of an economic downturn, for example, could cause a decline in the price of lower status CMBS or other similar securities because the ability of borrowers to make principal and interest payments on the mortgages or loans underlying such securities may be expected to become impaired.

Subordinate CMBS classes are generally not actively traded and are relatively illiquid investments, and volatility in the trading markets for those investments may cause their value to decline materially and quickly. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CMBS and similar structured finance investments in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a "directing certificateholder" or a "controlling class representative," or otherwise pursuant to the related securitization documents. We may not have the right to appoint the directing certificateholder or otherwise direct the special servicing or collateral management of classes of existing series of CMBS or similar structured finance investments that we acquire. With respect to the management and servicing of these loans, the related special servicers or collateral managers may take actions that could adversely affect our interests.

The CMBS market may be significantly affected by current or future regulation. The risk retention rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, which generally require a sponsor of a CMBS transaction to retain, directly or indirectly, at least 5% of the credit risk of the securitized assets collateralizing the CMBS, went into effect in December 2016. It is unclear as to how these requirements will be interpreted and implemented and what their implementation will mean in practice and what their impact may be.

Current government policies regarding interest rates and trade policies as well as a prolonged government shutdown or decline in global economic conditions may cause a recession.

The U.S. Federal Reserve policy regarding interest rates, recent declines in global economic conditions, changing U.S. and other countries' trade policies and a prolonged U.S. government shutdown may hinder the growth of the U.S. economy. It is unclear whether the U.S. economy will be able to withstand these challenges and continue sustained growth, and the increasingly challenging global economic environment may cause downturn or recession in the U.S. economy. Economic weakness in the global economy and the U.S. economy generally or a new U.S. recession would likely adversely affect our financial condition and that of our borrowers, could adversely impact the ability of our borrowers to make payments to us, and may cause the value of our assets or securities to decline.

Risks Related to Our Organization and Structure

The Board may revoke our REIT election at any time.

The Board may revoke or otherwise terminate our REIT election without the approval of shareholders if it determines that it is no longer in our best interests to continue to qualify for taxation as a REIT. If we cease to qualify for taxation as a REIT, we would become subject to U.S. federal income tax on our

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taxable income and would no longer be required to distribute most of our net taxable income to shareholders, which may have adverse consequences on the total return and/or distributions made to our shareholders. See "Risks Related to Our Conversion to a Mortgage REIT—Our failure to qualify for taxation as a REIT would cause our common shares to be delisted from the NYSE American," "Risks Related to Our Taxation" and Appendix C.

We may sell our common shares at a price below net asset value without shareholder approval.

Section 23(b) of the 1940 Act generally prohibits closed-end investment companies from selling their common shares at a price below current NAV. After issuance of the Deregistration Order, we may offer our common shares at below net asset value without shareholder approval.

Our intention to remain exempt from registration under the 1940 Act will impose limits on our operations.

After we obtain the Deregistration Order, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily, or hold ourselves out as being engaged primarily, in the business of investing, reinvesting or trading in securities. We may conduct our business, in whole or in part, through wholly or majority owned subsidiaries. Under Section 3(a)(1)(C) of the 1940 Act, the securities issued by these subsidiaries that are excepted from the definition of "investment company" under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through subsidiaries. In addition, the assets we may originate or acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated under the 1940 Act, which may adversely affect our business.

If the value of securities issued by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or if one or more of such subsidiaries fails to maintain an exception or exemption from the 1940 Act, we could, among other things, be required to either (a) substantially change the manner in which we conduct our operations to avoid being required to re-register as an investment company or (b) re-register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our common shares. If we or any of our subsidiaries were required to re-register as an investment company under the 1940 Act, the registered entity would once again become subject to substantial regulation with respect to capital structure (including the ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our mortgage REIT operations.

We expect that we and certain subsidiaries that we may form in the future will rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities "primarily engaged" in the business of "purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of our or our applicable subsidiaries' assets must be comprised of qualifying real estate assets and at least 80% of our or each of our applicable subsidiaries' portfolios must be comprised of qualifying real estate assets and real estate related assets under the 1940 Act. To the extent that we or any of our subsidiaries rely on Section 3(c)(5)(C) of the 1940 Act, we expect to rely on guidance published by the SEC staff or on our analyses of such guidance to determine which assets are qualifying real estate assets and real estate related assets. However, the SEC's guidance is more than 25 years old and was issued in accordance with factual situations that may be different from ours. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exemption from registration under the 1940 Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an "investment company"

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provided by Section 3(c)(5)(C) of the 1940 Act. To the extent that the SEC staff publishes new or different guidance with respect to any assets we have determined to be qualifying real estate assets, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments, and these limitations could result in a subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Unless we receive further guidance from the SEC or its staff with respect to CMBS, we intend to treat CMBS as a real estate related asset.

We or certain of our subsidiaries may also rely on the exemption provided by Section 3(c)(6) of the 1940 Act. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) of the 1940 Act and any guidance published by the staff may require us to adjust our strategy accordingly. We intend to structure and conduct our business in a manner that does not require our or our subsidiaries' registration under the 1940 Act and, in so structuring and conducting our business, we may rely on any available exemption from registration, or exclusion from the definition of "investment company," under the 1940 Act.

We will determine whether an entity is one of our majority owned subsidiaries. The 1940 Act defines a majority owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We will treat companies in which we own a majority of the outstanding voting securities as majority owned subsidiaries for purposes of the 40% test described above. We have not requested the SEC to approve our treatment of any company as a majority owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority owned subsidiaries, we might need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the SEC or its staff providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to re-register as an investment company, (b) sell our assets in a manner that, or at a time when, we would not otherwise choose to do so or (c) re-register as an investment company, any of which could negatively affect the value of our common shares, the sustainability of our business, and our ability to make distributions, which could have an adverse effect on our business and the market price for our common shares.

Rapid and steep declines in the values of our qualifying real estate or real estate related investments may make it more difficult for us to maintain our qualification for taxation as a REIT or exemption from the 1940 Act.

If the market value or income potential of our qualifying real estate or real estate related investments declines as a result of increased interest rates or other factors, we may need to increase our qualifying real estate or real estate related investments and income and/or liquidate our nonqualifying assets in order to maintain our qualification for taxation as a REIT or our exemption from registration under the 1940 Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any nonqualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and 1940 Act considerations, and those decisions may cause us to experience losses and reduce the market trading price of our common shares.

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Risks Related to Financing

We may incur significant debt, and we anticipate that, following our receipt of the Deregistration Order, our amended organizational documents will contain no limit on the amount of debt we may incur.

Subject to market conditions and availability, we may incur significant debt through repurchase or credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private debt issuances or otherwise. The amount of leverage we may use will vary depending on our available investment opportunities, our available capital, our ability to obtain and access financing arrangements with lenders and the lenders' and our estimate of the stability of our investment portfolio's cash flow. We anticipate that, following our receipt of the Deregistration Order, our amended organizational documents will contain no limit on the amount of debt we may incur, and we would be able to significantly increase the amount of leverage we utilize at any time without approval of our shareholders. The amount of leverage on individual assets may vary, with leverage on some assets substantially higher than others. Leverage can enhance our potential returns but can also exacerbate our losses.

Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

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our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with covenants contained in our debt instruments;

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our debt may increase our vulnerability to adverse economic, market and industry conditions with no assurance that our investment yields will increase to match our higher financing costs;

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we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, distributions to our shareholders or other purposes; and

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we may not be able to refinance maturing debts.

We cannot be sure that our leverage strategies will be successful.

We may be unable to access capital.

Our access to capital depends upon a number of factors, some of which we have little or no control over, including:

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general economic, market or industry conditions;

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the market's view of the quality of our assets;

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the market's perception of our growth potential;

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our current and potential future earnings and distributions to our shareholders; and

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the value of our securities.

If regulatory capital requirements imposed on our lenders change, they may be required to limit, or increase the cost of, financing they provide to us. This could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price.

In order to grow our business, we may have to rely on additional equity issuances, which may be dilutive to our shareholders, or on debt financings which may require us to use a large portion of our cash flow from operations to fund our debt service obligations, thereby reducing funds available for our operations, future business opportunities, distributions to our shareholders or other purposes. We cannot be sure that we will have access to such debt or equity capital on favorable terms at the desired times, or at all, which may cause us to curtail our investment activities or dispose of assets at an inopportune time or price, which could negatively affect our financial condition, results of operations and ability to make or sustain our distributions to our shareholders.

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If the market value of our common shares declines, our cost of equity capital will increase, and we may not be able to raise equity capital by issuing additional equity securities.

The duration of our debt leverage and our investments may not match.

We generally intend to structure our debt leverage so that we minimize the difference between the term of our investments and the term of the leverage we use to finance them; however, we may not succeed in doing so. In the event that our leverage is for a shorter term than our investments, we may not be able to extend or find appropriate replacement leverage, which could require us to sell certain investments before we otherwise might. In the event that our leverage is for a longer term than our investments, we may not be able to replace our investments as they mature with new investments or at all, which could negatively impact our earnings.

We intend to structure our leverage so that we minimize the difference between the index of our investments and the index of our debt leverage, by financing floating rate investments with floating rate leverage and fixed rate investments with fixed rate leverage. If such a floating rate or fixed rate product is not available to us on reasonable terms, we may use hedging instruments to create such a match. Our attempts to mitigate the risk of a mismatch with the duration or index of our investments and leverage will be subject to factors outside of our control, such as the availability to us of favorable financing and hedging options, and we may not be successful.

The risks of duration mismatches are magnified by the potential for the extension of loans in order to maximize the likelihood and magnitude of their recovery value in the event the loans experience credit or performance challenges; use of these asset management practices would effectively extend the duration of our investments, while our liabilities may have set maturity dates.

Lenders may require us to enter into restrictive covenants that adversely impact our operations.

When we obtain debt financing, lenders (especially in the case of bank credit facilities) may impose restrictions on us that impact our ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to our shareholders, redeem debt or equity securities and impact our flexibility to determine our operating and investment strategies. For example, our lenders may restrict, among other things, our ability to repurchase our shares, distribute more than a certain amount of our net income or funds from operations to our shareholders, use leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens or enter into transactions with affiliates. These covenants and restrictions may make it difficult for us to satisfy the qualification requirements necessary to maintain our qualification for taxation as a REIT under the IRC.

Any repurchase agreements or bank credit facilities that we may enter will likely require us to provide additional collateral or pay down debt.

We expect that that we may utilize repurchase agreements, bank credit facilities (including term loans and revolving facilities) or other repurchase facilities we may enter to finance some of our investments. Such financing arrangements would involve the risk that the value of the loans sold by us or pledged to the provider of the repurchase agreement or bank credit facility may decline, and, in such circumstances, likely would require us to provide additional collateral or to repay all or a portion of the funds advanced. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet our lender's requirements, the lender might accelerate our indebtedness, increase the interest rate on advanced funds or terminate our ability to borrow additional funds, which could materially and adversely affect our financial condition and ability to implement our investment strategy. The providers of repurchase agreement financing and bank credit facilities may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. Currently, we have no repurchase agreements or bank credit facilities in place, and there can be no assurance that we will be able to obtain such financing arrangements on favorable terms, or at all.

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Any default in a repurchase agreement will likely cause us to experience a loss.

If any counterparty to a repurchase transaction or the counterparty to any repurchase financing arrangement we may enter defaults on its obligation to resell the underlying asset back to us at the end of the transaction term, or if the value of the underlying asset has declined as of the end of that term, or if we default on our obligations under such repurchase agreement, we will likely incur a loss on such repurchase transactions.

Any warehouse facilities that we enter may limit our ability to originate or acquire assets, and we may incur losses if the collateral is liquidated.

If securitization financings become available to us, we may utilize warehouse facilities pursuant to which we would accumulate CRE mortgage loans in anticipation of a securitization financing, which assets would be pledged as collateral for such facilities until the securitization transaction is consummated. In order to borrow funds to originate or acquire assets under any future warehouse facilities, we expect that our lenders would have the right to review the potential assets for which we are seeking financing. We may be unable to obtain the consent of a lender to originate or acquire assets that we believe would be beneficial to us, and we may be unable to obtain alternate financing for such assets. In addition, we cannot be sure that a securitization transaction would be consummated with respect to the assets being warehoused. If the securitization is not consummated, we expect that the lender would demand repayment of the facility, and in the event that we are unable to timely repay such facility, the lender would liquidate the warehoused collateral and we would then be required to pay to the lender any amount by which our borrowings to purchase the collateral assets exceeds their sale price, subject in some instances to negotiated caps on our exposure. In addition, regardless of whether the securitization is consummated, if any of the warehoused collateral is sold before the completion, we generally would have to bear any resulting loss to our lender from such sale. We cannot be sure that we would be able to obtain one or more warehouse facilities on favorable terms, or at all.

Risks Related to Our Relationship with our Advisor and its Affiliates

We are dependent on our Advisor, its affiliates and their personnel. We may be unable to find suitable replacements if our management agreement is terminated.

We will not have an office separate from our Advisor and do not have any employees. Our executive officers also may serve as officers of our Advisor and its affiliates, including RMR LLC. Our Advisor itself has limited resources and is dependent upon facilities and services available to our Advisor under its shared services agreement with RMR LLC. Our Advisor is not obligated to dedicate any specific personnel exclusively to us, and RMR LLC is not obligated to dedicate any specific personnel to our Advisor for services for us or otherwise. Our officers are not obligated to dedicate any specific portion of their time to our business. Several of our officers have significant responsibilities for RMR LLC managed companies. As a result, these individuals may not always be able to devote sufficient time to the management of our business, and we may not receive the level of support and assistance that we would receive if we were internally managed or if we had different management arrangements. If our management agreement or our Advisor's shared services agreement with RMR LLC is terminated and no suitable replacements are found, we may not be able to continue in business.

Our Advisor has broad discretion in operating our day-to-day business.

Our Advisor is authorized to follow broad operating and investment guidelines and, therefore, has broad discretion in implementing our business plan and day-to-day activities. Our Board of Trustees periodically reviews our operating and investment guidelines and our operating activities, investments and financing arrangements, but it does not review or approve each decision made by our Advisor on our behalf. In addition, in conducting periodic reviews, our Board of Trustees relies primarily on information provided to it by our Advisor. Our Advisor may exercise its discretion in a manner that results in investment returns that are substantially below expectations or that result in losses.

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Our management structure and agreements and relationships with our Advisor and RMR LLC and RMR LLC's and its controlling shareholder's relationships with others may create conflicts of interest, or the perception of such conflicts, and may restrict our investment activities.

We are subject to conflicts of interest arising out of our relationship with our Advisor, RMR LLC, their affiliates and entities to which they provide management services. Our Advisor is a subsidiary of RMR LLC, which is a majority owned operating subsidiary of RMR Inc. One of our Managing Trustees, Adam Portnoy, as the sole trustee of ABP Trust, is the controlling shareholder of RMR Inc., a managing director and the president and chief executive officer of RMR Inc. and an officer and employee of RMR LLC. He is also a managing director or managing trustee of all the other public companies to which RMR LLC or its subsidiaries provide management services, including us.

Jennifer B. Clark, our other Managing Trustee and our Secretary and Chief Legal Officer, is also an officer and employee of our Advisor and RMR LLC. Our other executive officers may be officers and/or employees of our Advisor and RMR LLC. Ms. Clark and any other executive officer that also serves as an officer and/or employee of our Advisor and RMR LLC will have duties to our Advisor and RMR LLC, as well as to us, and we do not have their undivided attention. They and other RMR LLC personnel may have conflicts in allocating their time and resources between us and RMR LLC and other companies to which RMR LLC or its subsidiaries provide services. Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR LLC or its subsidiaries provide management services. We will be one of two publicly owned REITs managed by our Advisor, RMR LLC or their subsidiaries that invests primarily in first mortgage loans secured by middle market and transitional CRE located in the United States. Our Advisor, RMR LLC, their affiliates and the entities to which they provide management services are generally not prohibited from competing with us. In addition, Tremont Realty Advisors LLC, an affiliate of our Advisor and RMR LLC, currently manages Centre Street Finance LLC ("CSF"), another entity which is a wholly owned subsidiary of ABP Trust and which actively invests or seeks to invest primarily in first mortgage whole loans secured by middle market and transitional CRE located in the United States and has discussions with other investors from time to time about originating and managing real estate mortgage investments for them, and may undertake such activities. Also, our Advisor and certain of its affiliates regularly provide mortgage brokerage services, originating and arranging CRE loans between borrowers and other lenders. In addition, our Advisor, RMR LLC and their subsidiaries may sponsor or manage other funds, REITs or other entities, including entities that make investments like the investments we intend to make, and including entities in which our Advisor, its affiliates or personnel may have a controlling, sole or substantial economic interest. As a result, conflicts of interests may exist with respect to the allocation of investment opportunities. Given that we will be one of two publicly owned mortgage REITs managed by our Advisor, RMR LLC or their subsidiaries, our Advisor and its affiliates expect to amend their existing allocation policy to address the fair allocation of mortgage loans and other investment opportunities as among us and any other mortgage REIT or company managed by our Advisor and its affiliates. We expect to specifically acknowledge these conflicts of interest in our management agreement and expect that the management agreement will contain provisions stating that our Advisor, RMR LLC and their subsidiaries may resolve such conflicts in good faith and in their fair and reasonable discretion and may allocate investments, including those within our investment objectives, to RMR LLC and its other clients, including clients in which our Advisor, its affiliates or their personnel may have a controlling, sole or substantial economic interest. Accordingly, we may lose investment opportunities to, and may compete for investment opportunities with, other businesses managed by our Advisor, RMR LLC or their subsidiaries. In addition to the fees payable to our Advisor under our management agreement, our Advisor and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we securitize some of our CRE loans, our Advisor or its affiliates may act as the collateral manager for such securitizations. In any of these or other capacities, our Advisor and its affiliates may receive fees for their services if approved by a majority of our Independent Trustees.

In addition, we may in the future enter into additional transactions with our Advisor, RMR LLC, their affiliates or entities managed by them or their subsidiaries. In particular, we may provide financing to entities managed by our Advisor, RMR LLC and their subsidiaries or co-invest with, purchase assets from, sell assets to or arrange financing from any such entities. In addition to his investments in RMR Inc. and RMR LLC, Adam Portnoy holds equity investments in other companies to which RMR LLC or its

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subsidiaries provide management services and some of these companies have significant cross ownership interests, including, for example: as of December 31, 2019, Adam Portnoy beneficially owned, in aggregate, approximately 35.3% (6.3% as of January 1, 2020) of Five Star Senior Living Inc.'s outstanding common stock (including through ABP Trust), 1.2% of Industrial Logistics Properties Trust's outstanding common shares, 1.5% of Office Properties Income Trust's outstanding common shares, 1.1% of Diversified Health Care Trust's (formerly known as Senior Housing Property Trust) outstanding common shares, 1.1% of Service Properties Trust's outstanding common shares, 19.4% of Tremont Mortgage Trust's outstanding common shares (including through Tremont Realty Advisors LLC), 2.3% of our outstanding common shares (including through our Advisor) and 4.0% of TravelCenters of America Inc.'s outstanding common shares (including through RMR LLC). Additionally, ABP Trust, through CSF, a subsidiary that it currently wholly owns, expects to begin investing in mortgage origination opportunities similar to those we intend to pursue. Our executive officers may also own equity investments in other companies to which our Advisor, RMR LLC or their subsidiaries provide management services. These multiple responsibilities, relationships and cross ownerships could give rise to conflicts of interest or the perception of such conflicts of interest with respect to matters involving us, RMR Inc., RMR LLC, our Managing Trustees, the other companies to which RMR LLC or its subsidiaries provide management services and their related parties. Conflicts of interest or the perception of conflicts of interest could have a material adverse impact on our reputation, business and the market price of our common shares and other securities and we may be subject to increased risk of litigation as a result.

We cannot be sure that our Code of Conduct or other procedural protections we adopt will be sufficient to enable us to identify, adequately address or mitigate actual or alleged conflicts of interest or ensure that our transactions with related persons are made on terms that are at least as favorable to us as those that would have been obtained with an unrelated person. Conflicts of interest or the perception of conflicts of interest could have a material adverse impact on our reputation and business and the market price of our common shares and other securities.

Conflicts of interest as a result of our management structure and relationships may provoke dissident shareholder activities that result in significant costs.

Companies with business dealings with related persons and entities may more often be the target of dissident trustee nominations, dissident shareholder proposals and shareholder litigation alleging conflicts of interest in their business dealings. Our relationships with our Advisor and its affiliates, with the other companies to which RMR LLC or its subsidiaries provide management services and with our Managing Trustees may precipitate such activities. These activities, if instituted against us, could result in substantial costs and a diversion of our management's attention, even if such actions are without merit.

Our management agreement's fee and expense structure may not create proper incentives for our Advisor, which may increase the risk of an investment in our common shares.

Upon the effectiveness of the new management agreement, we expect to pay our Advisor base management fees regardless of the performance of our portfolio. Our Advisor's entitlement to a base management fee that is not based upon our performance or results might reduce its incentive to devote its time and effort to seeking investments that provide attractive, risk adjusted returns for us. Because the base management fees will also be based in part on our outstanding equity, our Advisor may be incentivized to advance strategies that increase our equity. Our increasing our equity capital by selling common shares will usually be dilutive to existing shareholders and may not improve returns for our shareholders or the market price of our common shares. In addition, following the effectiveness of the management agreement, we expect that our Advisor may earn incentive fees each quarter based on our earnings in a specified period in excess of a specified return. This may create an incentive for our Advisor to invest in assets with higher yield potential, which are generally riskier or more speculative, or to sell an asset prematurely for a gain in an effort to increase our near term net income and thereby increase the incentive fees to which our Advisor is entitled. This incentive fee formula may encourage our Advisor to recommend investments or take other actions which cause us losses. In addition, it is expected that we will be required to pay or to reimburse our Advisor for all costs and expenses of its operations (other than the costs of our Advisor's employees who provide services to us), including but not limited to, the costs of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal,

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accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to our investments, investor relations expenses and other professional services, and other costs and expenses not specifically required under our management agreement to be borne by our Advisor. We expect that some of these overhead, professional and other services will be provided by RMR LLC pursuant to a shared services agreement between our Advisor and RMR LLC. We expect that we will also obligated to pay our pro rata share of RMR LLC's costs for providing its internal audit function. We expect that our obligation to reimburse our Advisor for certain shared services costs may reduce our Advisor's incentive to efficiently manage those costs, which may increase our costs.

Our management agreement will be between related parties and may be less favorable to us than if it had been negotiated on an arm's length basis with an unrelated party.

Our management agreement will be between related parties and its terms, including fees payable to our Advisor, may be less favorable to us than if they had been negotiated on an arm's length basis between unrelated parties. We anticipate that pursuant to the terms of our management agreement, we will reimburse our Advisor for the fees and other costs it pays to RMR LLC. Because of the relationships among us, our Advisor and RMR LLC, the terms of our management agreement will not be negotiated on an arm's length basis, and we can provide no assurance that these terms will be as favorable to us as they would have been if our management agreement was negotiated on an arm's length basis between unrelated parties.

Terminating our management agreement may be difficult and will require our payment of a substantial termination fee.

We anticipate that the management agreement will contain termination provisions that make terminating our management agreement without cause difficult and costly. A summary of the risks related to the proposed termination provisions is set forth below. We expect that our Independent Trustees will review our Advisor's performance and the management fees annually and that our management agreement may be terminated annually without a cause event upon the affirmative vote of at least 2/3 of our Independent Trustees based upon a determination that (a) our Advisor's performance is unsatisfactory and materially detrimental to us or (b) the base management fee and incentive fee, taken as a whole, payable to our Advisor are not fair to us (provided that in the instance of (b), our Advisor will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). We anticipate that we will be required to provide our Advisor with 180 days' prior written notice of any such termination. Additionally, in the event our management agreement is terminated by us without a cause event or by our Advisor for a material breach, we anticipate that we will be required to pay our Advisor a termination fee equal to (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee, in each case paid or payable to our Advisor during the 24 month period immediately preceding the most recently completed calendar quarter prior to the date of termination. We expect that these provisions will increase the cost to us of terminating our management agreement and adversely affect our ability to terminate our Advisor or not renew our management agreement without a cause event. These proposed terms of our management agreement may discourage a change in our control, including a change of control which might result in payment of a premium for our common shares.

Our Advisor does not guaranty our performance; moreover, we could experience poor performance or losses for which our Advisor would not be liable. Our Advisor's liability is limited under our management agreement, and we will agree to indemnify our Advisor against certain liabilities.

We anticipate that pursuant to our management agreement, our Advisor will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our Board of Trustees in following or declining to follow its advice or recommendations. We could experience poor performance or losses for which our Advisor would not be liable. Under the terms of our management agreement, our Advisor and its affiliates, including RMR LLC, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel will not be liable to us or any of our Trustees, shareholders or subsidiaries for any acts or omissions related to the provision of services to us under our management agreement, except by reason of acts or omissions

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that are proved to constitute bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of our Advisor under our management agreement. In addition, under the terms of our management agreement, we agree to indemnify, hold harmless and advance expenses to our Advisor and its affiliates, including RMR LLC, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel from and against all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, including all reasonable attorneys', accountants', and experts' fees and expenses, arising from acts or omissions related to the provision of services to us or the performance of any matter pursuant to an instruction by our Board of Trustees, except to the extent it is proved that such acts or omissions constituted bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of our Advisor under our management agreement. Such persons will also not be liable for trade errors that may result from ordinary negligence, including errors in the investment decision making or trade process.

Our Advisor may change its processes for identifying, evaluating and managing investments and the personnel performing those functions for us without our or our shareholders' consent at any time.

Our Advisor may change its personnel and processes for identifying, evaluating and managing investments for us without our or our shareholders' consent at any time. In addition, there can be no assurance that our Advisor will follow its processes. Changes in our Advisor's personnel and processes may result in fewer investment opportunities for us, inferior diligence and underwriting standards or adversely affect the collection of payments on, and the preservation of our rights with respect to, our investments, any of which may adversely affect our operating results.

Our management agreement will permit our Trustees and officers, our Advisor, its affiliates and their respective directors, trustees, officers, agents and employees to retain business opportunities for their own benefit and to compete with us.

In recognition of the fact that our Trustees and officers and our Advisor, its affiliates and their respective directors, trustees, officers, agents and employees may engage in other activities or lines of business similar to those in which we engage, our management agreement will provide that if such a person acquires knowledge of a potential business opportunity, we will renounce, on our behalf and on behalf of our subsidiaries, any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted by Maryland law. Accordingly, to the maximum extent permitted by Maryland law (a) no such person is required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (b) such persons, on their own behalf and on behalf of our Advisor, any affiliate of such person or our Advisor and any other person to which such person, RMR LLC or any of their subsidiaries provide management services, will have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person other than us. Consequently, we anticipate that our management agreement will permit our Trustees and officers and our Advisor and its affiliates, including RMR LLC, to engage in activities that compete with us.

Disputes with our Advisor may be referred to binding arbitration, which follow different procedures than in-court litigation and may be more restrictive to shareholders asserting claims than in-court litigation.

We anticipate that our management agreement with our Advisor will provide that any dispute arising thereunder will be referred to mandatory, binding and final arbitration proceedings if we, or any other party to such dispute, unilaterally so demands. As a result, we and our shareholders would not be able to pursue litigation in state or federal court against our Advisor, if we or any other parties against whom the claim is made unilaterally demands the matter be resolved by arbitration. In addition, the ability to collect attorneys' fees or other damages may be limited in the arbitration proceedings, which may discourage attorneys from agreeing to represent parties wishing to bring such litigation.

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Our Advisor is subject to extensive regulation as an investment adviser, which could adversely affect its ability to manage our business.

Our Advisor is subject to regulation as an investment adviser by various regulatory authorities that are charged with protecting the interests of its clients, including us. Our Advisor could be subject to civil liability, criminal liability, or sanction, including revocation of its registration as an investment adviser, censures, fines, or temporary suspension or permanent bar from conducting business, if it is found to have violated any of the laws or regulations governing investment advisers. Any such liability or sanction could adversely affect our Advisor's ability to manage our business. Our Advisor must continually address conflicts between its interests and those of its clients, including us. In addition, the SEC and other regulators have increased their scrutiny of conflicts of interest. Our Advisor has procedures and controls that are reasonably designed to address these issues. However, appropriately dealing with conflicts of interest is complex and difficult and if our Advisor fails, or appears to fail, to deal appropriately with conflicts of interest, it could face litigation or regulatory proceedings or penalties, any of which could adversely affect its ability to manage our business.

Risks Related to Our Securities

We may not be able to make or sustain distributions to our shareholders at any time in the future.

As a REIT, we will generally be required to distribute annually to our shareholders at least 90% of our REIT taxable income (which may be different than our income calculated according to with generally accepted accounting principles in the United States ("GAAP")), determined without regard to the deduction for dividends paid and excluding net capital gains, for us to maintain our qualification for taxation as a REIT under the IRC. Our ability to make or sustain distributions to our shareholders will be adversely affected if any of the risks described below occurs. Further, our making of distributions may be subject to restrictions in future debt obligations we may incur.

The timing and amount of any distributions will be determined at the discretion of our Board of Trustees and will depend on various factors that our Board of Trustees deems relevant, including our financial condition, our results of operations, our liquidity, our capital requirements, our Core Earnings, restrictive covenants in our financial or other contractual arrangements, general economic conditions in the United States, requirements to remain qualified for taxation as a REIT under the IRC and restrictions under the laws of Maryland.

We believe that a change in any one of the following factors could adversely affect our financial condition and results of operations and impair our ability to make or sustain distributions to our shareholders:

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the profitability of the investments we make;

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our ability to obtain debt leverage at a cost less than the returns we realize on our investments made with the proceeds of such debt leverage;

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our ability to make profitable additional investments in the future;

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defaults by our borrowers and decreases in the value of and income from our collateral properties; and

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our operating expenses exceeding the amounts we anticipate we will incur.

We cannot assure that we will be able to make or sustain distributions to our shareholders at any time in the future, that the level of any distributions we do make to our shareholders will achieve a market yield relative to the value of our common shares, or that we will be able to increase or even maintain our distribution level over time.

We may use future debt leverage to pay distributions to our shareholders.

If our earnings are at any time insufficient to fund distributions to our shareholders at the level which may in the future be established by our Board of Trustees, we may pay distributions to our shareholders with the proceeds of borrowings or other leverage or from sales of our assets. The use of borrowings or sale

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proceeds for distributions may dilute our shareholders' ownership interests in us. In addition, funding distributions to our shareholders from our future borrowings or asset sales may constitute a return of capital to our investors, which would have the effect of reducing our shareholders' bases in our common shares.

Changes in market conditions could adversely affect the value of our securities.

As with other publicly traded equity securities and REIT securities, the value of our common shares and other securities depends on various market conditions that are subject to change from time to time, including:

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the extent of investor interest in our securities;

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the general reputation of REITs and externally managed companies and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate based companies or by other issuers less sensitive to rises in interest rates;

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our underlying asset value;

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investor confidence in the stock and bond markets, generally;

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market interest rates;

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national economic conditions;

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changes in tax laws;

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changes in our credit ratings; and

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general market conditions.

We believe that one of the factors that investors consider important in deciding whether to buy or sell equity securities of a REIT is the distribution rate, considered as a percentage of the price of the equity securities, relative to market interest rates. Interest rates have been at historically low levels for an extended period of time. There is a general market perception that REIT shares outperform in low interest rate environments and underperform in rising interest rate environments when compared to the broader market.

The U.S. Federal Reserve steadily increased the targeted federal funds rate over the last several years, but recently took action to decrease its federal funds rate and may continue to make adjustments in the near future. If the U.S. Federal Reserve increases interest rates, or if there is a market expectation of such increases, prospective purchasers of REIT equity securities may want to achieve a higher distribution rate. Thus, higher market interest rates, or the expectation of higher interest rates, could cause the value of our securities to decline.

Investing in our common shares involves a high degree of risk.

The investments that we intend to make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options. Our investments may be highly speculative and aggressive, and therefore an investment in our common shares may not be suitable for someone with low risk tolerance.

Further issuances of equity securities may be dilutive to current shareholders.

The interests of our existing shareholders could be diluted if we issue additional equity securities to finance future loan originations or acquisitions or to repay indebtedness. Our ability to execute our business strategy depends on our access to an appropriate blend of debt financing, which may include secured and unsecured debt, and equity financing, which may include common and preferred shares.

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Our future offerings of debt or equity securities that rank senior to our common shares may adversely affect our shareholders.

If we decide in the future to issue debt or equity securities that rank senior to our common shares, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Also, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in dilution to our shareholders. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or even estimate the amount, timing or nature of our future capital offerings. Thus our shareholders will bear the risk of our future offerings reducing the market price of our common shares and diluting the value of their common shares.

Risks Related to Our Taxation

Our failure to qualify or remain qualified for taxation as a REIT under the IRC could have significant adverse consequences.

Commencing with the taxable year in which the Deregistration Order becomes effective, we intend to elect and qualify for taxation as a REIT under the IRC and to maintain that qualification thereafter. As a REIT, we generally will not pay federal or most state income taxes as long as we distribute all of our REIT taxable income and meet other qualifications set forth in the IRC. However, actual qualification for taxation as a REIT under the IRC depends on our satisfying complex statutory requirements, for which there are only limited judicial and administrative interpretations. We expect that by the beginning of the taxable year in which the Deregistration Order becomes effective that we will be organized, and that we will continue to be organized and will operate, in a manner that will allow us to qualify for taxation as a REIT under the IRC, pursuant to our timely election with our first REIT income tax return. However, we cannot be sure that, upon review or audit, the IRS will agree with this conclusion. Furthermore, we cannot be sure that the federal government, or any state or other taxation authority, will continue to afford favorable income tax treatment to REITs and their shareholders.

Maintaining our qualification for taxation as a REIT under the IRC will require us to continue to satisfy tests concerning, among other things, the nature of our assets, the sources of our income and the amounts we distribute to our shareholders. In order to meet these requirements, it may be necessary for us to sell or forgo attractive investments.

If we fail to qualify or remain qualified for taxation as a REIT under the IRC, then our ability to raise capital might be adversely affected, we may be subject to material amounts of federal and state income taxes, our cash available for distribution to our shareholders could be reduced, and the market price of our common shares could decline. In addition, if we lose or revoke our qualification for taxation as a REIT under the IRC for a taxable year, we will generally be prevented from requalifying for taxation as a REIT for the next four taxable years.

REIT distribution requirements could adversely affect us and our shareholders.

We generally must distribute annually at least 90% of our REIT taxable income, subject to specified adjustments and excluding any net capital gain, in order to maintain our qualification for taxation as a REIT under the IRC. To the extent that we satisfy this distribution requirement, federal corporate income tax will not apply to the earnings that we distribute, but if we distribute less than 100% of our REIT taxable income, then we will be subject to federal corporate income tax on our undistributed taxable income. We intend to make distributions to our shareholders to comply with the REIT requirements of the IRC. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders in a calendar year is less than a minimum amount specified under federal tax laws.

We may experience timing and other differences, for example on account of income and expense accrual principles under U.S. federal income tax laws, or on account of repaying outstanding indebtedness, whereby our available cash is less than, or does not otherwise correspond to, our taxable income. In

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addition, the IRC requires that income be taken into account no later than when it is taken into account on applicable financial statements, even if financial statements take such income into account before it would accrue under the original issue discount rules, market discount rules or other rules in the IRC. As a result, from time to time we may not have sufficient cash to meet our REIT distribution requirements. If we do not have other funds available in these situations, among other things, we may borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions in order to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our shareholders' equity. Thus, compliance with the REIT distribution requirements may hinder our ability to grow, which could cause the market price of our common shares to decline.

We may be required to report taxable income from particular investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. Though the discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates, the amount of such discount will nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is generally reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on commercial mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Moreover, some of the CMBS that we might acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such CMBS will be made. If such CMBS turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectibility is provable.

Finally, in the event that any debt instruments or CMBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate CMBS at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

We may in the future choose to pay dividends in our own shares, in which case you may be required to pay income taxes in excess of the cash dividends that you receive.

We may in the future distribute taxable dividends that are payable in part in our shares. Taxable shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, shareholders may be required to pay income taxes with respect to these dividends in excess of the cash dividends received. If a shareholder sells the shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our shares at the time of the sale. Furthermore, with respect to some non-U.S. shareholders, we may be required to withhold U.S. federal income tax with respect to these dividends, including in respect of all or a part of the dividend that is payable in our shares. In addition, if a significant number of our shareholders determine to sell our shares in order to pay taxes owed on dividends paid in shares, then that may put downward pressure on the trading price of our shares.

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Distributions to shareholders generally will not qualify for reduced tax rates applicable to "qualified dividends."

Dividends payable by U.S. corporations to noncorporate shareholders, such as individuals, trusts and estates, are generally eligible for reduced U.S. federal income tax rates applicable to "qualified dividends." Distributions paid by REITs generally are not treated as "qualified dividends" under the IRC and the reduced rates applicable to such dividends do not generally apply. However, for tax years beginning before 2026, REIT dividends paid to noncorporate shareholders are generally taxed at an effective tax rate lower than applicable ordinary income tax rates due to the availability of a deduction under the IRC for specified forms of income from passthrough entities. More favorable rates will nevertheless continue to apply to regular corporate "qualified" dividends, which may cause some investors to perceive that an investment in a REIT is less attractive than an investment in a non-REIT entity that pays dividends, thereby reducing the demand and market price of our common shares.

Even if we qualify and remain qualified for taxation as a REIT under the IRC, we may face other tax liabilities that reduce our cash flow.

Even if we qualify and remain qualified for taxation as a REIT under the IRC, we may be subject to federal, state and local taxes on our income and assets, including taxes on any undistributed income, excise taxes, state or local income, property and transfer taxes, such as mortgage recording taxes, and other taxes. Also, some jurisdictions may in the future limit or eliminate favorable income tax deductions, including the dividends paid deduction, which could increase our income tax expense. In addition, in order to meet the requirements for qualification and taxation as a REIT under the IRC, prevent the recognition of particular types of non-cash income, or avert the imposition of a 100% tax that applies to specified gains derived by a REIT from dealer property or inventory, we may hold or dispose of some of our assets and conduct some of our operations through our taxable REIT subsidiaries ("TRSs") or other subsidiary corporations that will be subject to corporate level income tax at regular rates. In addition, while we intend that our transactions with our TRSs will be conducted on arm's length bases, we may be subject to a 100% excise tax on a transaction that the IRS or a court determines was not conducted at arm's length. Any of these taxes would decrease cash available for distribution to our shareholders.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to remain qualified for taxation as a REIT under the IRC.

We may originate or acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets specified requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test applicable to REITs. We may originate or acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor requirements and the IRS successfully challenges the loan's treatment as a real estate asset for purposes of the REIT asset and income tests, then we could fail to qualify for taxation as a REIT under the IRC.

We may fail to qualify for taxation as a REIT under the IRC if the IRS successfully challenges the treatment of our mezzanine loans as debt for U.S. federal income tax purposes or successfully challenges the treatment of our preferred equity investments as equity for U.S. federal income tax purposes.

There is limited case law or administrative guidance addressing the treatment of mezzanine loans and preferred equity investments as debt or equity for U.S. federal income tax purposes. We expect that mezzanine loans that we may originate or acquire generally will be treated as debt for U.S. federal income tax purposes, and preferred equity investments that we may make generally will be treated as equity for U.S. federal income tax purposes, but we do not anticipate obtaining private letter rulings from the IRS or opinions of counsel on the characterization of those investments for U.S. federal income tax purposes. If a mezzanine loan is treated as equity for federal income tax purposes, we will be treated as owning the assets held by the partnership or limited liability company that issued the mezzanine loan and

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we will be treated as receiving our proportionate share of the income of that entity. If that partnership or limited liability company owns nonqualifying assets or earns nonqualifying income, we may not be able to satisfy all of the REIT gross income and asset tests. Alternatively, if the IRS successfully asserts a preferred equity investment is debt for federal income tax purposes, then that investment may be treated as a nonqualifying asset for purposes of the 75% asset test and as producing nonqualifying income for the 75% gross income test. In addition, such an investment may be subject to the 10% value test and the 5% asset test, and it is possible that a preferred equity investment that is treated as debt for federal income tax purposes could cause us to fail one or more of the foregoing tests. Accordingly, we could fail to qualify for taxation as a REIT under the IRC if the IRS does not respect our classification of our mezzanine loans or preferred equity for federal income tax purposes.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify for taxation as a REIT under the IRC.

We may enter into financing arrangements that are structured as sale and repurchase agreements pursuant to which we will nominally sell assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings that are secured by the assets sold pursuant to those agreements. We believe that we will be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS may assert that we did not own the assets during the term of the sale and repurchase agreement, in which case our qualification for taxation as a REIT may be jeopardized.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the IRC substantially limit our ability to hedge our assets and liabilities. Any income from a hedging transaction that we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute "gross income" for purposes of the 75% or 95% gross income tests that we must satisfy in order to maintain our qualification for taxation as a REIT under the IRC. As a result, a qualifying hedge transaction will neither assist nor hinder our compliance with the 75% and 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of these gross income tests. As a result of these rules, we may limit our use of advantageous hedging techniques or implement some hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in the hedged items than we might otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

If we own assets or conduct operations that generate "excess inclusion income" outside of a TRS, our doing so could adversely affect our shareholders' taxation and could cause our shares to become ineligible for inclusion in leading market indexes.

Some leading market indexes exclude companies whose dividends to shareholders constitute "unrelated business taxable income" as defined by Section 512 of the IRC ("UBTI"). For purposes of the IRC, shareholder dividends attributable to a REIT's "excess inclusion income" are treated as UBTI to specified investors, and thus REITs that generate excess inclusion income are generally not eligible for inclusion in these market indexes. Furthermore, REIT dividends attributable to excess inclusion income cause both the REIT and its shareholders to experience a range of disruptive and adverse U.S. federal income tax consequences, including the recognition of UBTI by specified tax-exempt shareholders, the unavailability of treaty benefits to non-U.S. shareholders and the unavailability of net operating losses to offset such income with respect to U.S. taxable shareholders. We do not intend to acquire assets or enter into financing or other arrangements that will produce excess inclusion income for our shareholders. As a result, we may forgo investment or financing opportunities that we would otherwise have considered attractive or implement these arrangements through a TRS, which would increase the cost of these

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activities because TRSs are subject to U.S. federal income tax. Furthermore, our analysis regarding our investments' or activities' potential for generating excess inclusion income could be subject to challenge or we could affirmatively modify our position regarding the generation of excess inclusion income in the future. In either case, our shareholders could suffer adverse tax consequences through the recognition of UBTI or the other adverse consequences that flow from excess inclusion income. Furthermore, in such an event, our shares could become ineligible for inclusion in those market indexes that exclude UBTI-generating stock, which could adversely affect demand for our shares and their market price.

The tax on prohibited transactions will limit our ability to engage in transactions, including some methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions at a gain of property, other than foreclosure property but including mortgage loans, held primarily for sale to customers in the ordinary course of business. If we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes, those sales could be viewed as sales to customers in the ordinary course of business and to that extent subject to the 100% tax. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in particular sales of loans, or may limit the structures we utilize for our dispositions or securitization transactions, even though the sales or structures might otherwise be beneficial to us.

Legislative or other actions affecting REITs could materially and adversely affect us and our shareholders.

The rules dealing with U.S. federal, state, and local taxation are constantly under review by persons involved in the legislative process and by the IRS, the U.S. Department of the Treasury, and other taxation authorities. Changes to the tax laws, with or without retroactive application, could materially and adversely affect us and our shareholders. We cannot predict how changes in the tax laws might affect us or our shareholders. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to remain qualified for taxation as a REIT or the tax consequences of such qualification to us and our shareholders.

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APPENDIX C: SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material United States federal income tax considerations relating to the Business Change Proposal, our intended qualification and taxation as a REIT commencing with the Deregistration Year, and to the acquisition, ownership and disposition of our shares following the commencement of the Deregistration Year. The summary is based on existing law, and is limited to investors who own our shares as investment assets rather than as inventory or as property used in a trade or business. The summary does not discuss all of the particular tax considerations that might be relevant to you if you are subject to special rules under federal income tax law, for example if you are:

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a bank, insurance company or other financial institution;

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a RIC or REIT;

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a subchapter S corporation;

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a broker, dealer or trader in securities or foreign currencies;

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a person who marks-to-market our shares for U.S. federal income tax purposes;

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a U.S. shareholder (as defined below) that has a functional currency other than the U.S. dollar;

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a person who acquires or owns our shares in connection with employment or other performance of services;

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a person subject to alternative minimum tax;

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a person who acquires or owns our shares as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction;

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a person who owns 10% or more (by vote or value, directly or constructively under the IRC) of any class of our shares;

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a U.S. expatriate;

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a non-U.S. shareholder (as defined below) whose investment in our shares is effectively connected with the conduct of a trade or business in the United States;

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a nonresident alien individual present in the United States for 183 days or more during an applicable taxable year;

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a "qualified shareholder" (as defined in Section 897(k)(3)(A) of the IRC);

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a "qualified foreign pension fund" (as defined in Section 897(l)(2) of the IRC) or any entity wholly owned by one or more qualified foreign pension funds;

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a person subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the IRC); or

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except as specifically described in the following summary, a trust, estate, tax-exempt entity or foreign person.

The sections of the IRC that govern the federal income tax qualification and treatment of RICs, REITs, and their shareholders are complex. This presentation is a summary of applicable IRC provisions, related rules and regulations, and administrative and judicial interpretations, all of which are subject to change, possibly with retroactive effect. Future legislative, judicial or administrative actions or decisions could also affect the accuracy of statements made in this summary. We have not received a ruling from the IRS with respect to any matter described in this summary, and we cannot be sure that the IRS or a court will agree with all of the statements made in this summary. The IRS could, for example, take a different position from that described in this summary with respect to our acquisitions, operations, valuations, restructurings or other matters, which, if a court agreed, could result in significant tax liabilities for applicable parties. In addition, this summary is not exhaustive of all possible tax considerations, and does not discuss any

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estate, gift, state, local or foreign tax considerations. For all these reasons, we urge you and any holder of or prospective acquiror of our shares to consult with a tax advisor about the federal income tax and other tax consequences of the acquisition, ownership and disposition of our shares. Our intentions and beliefs described in this summary are based upon our understanding of applicable laws and regulations that are in effect as of the date of this Proxy Statement. If new laws or regulations are enacted which impact us directly or indirectly, we may change our intentions or beliefs. Further, this summary assumes that the Business Change Proposal will be approved and effected in the manner contemplated in this Proxy Statement and that we will successfully realign our portfolio so as to qualify for taxation as a REIT for the Deregistration Year and each taxable year thereafter.

Your federal income tax consequences generally will differ depending on whether or not you are a "U.S. shareholder." For purposes of this summary, a "U.S. shareholder" is a beneficial owner of our shares that is:

•
an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws;

•
an entity treated as a corporation for federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to federal income taxation regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust;

whose status as a U.S. shareholder is not overridden by an applicable tax treaty. Conversely, a "non-U.S. shareholder" is a beneficial owner of our shares that is not an entity (or other arrangement) treated as a partnership for federal income tax purposes and is not a U.S. shareholder.

If any entity (or other arrangement) treated as a partnership for federal income tax purposes holds our shares, the tax treatment of a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partnership. Any entity (or other arrangement) treated as a partnership for federal income tax purposes that is a holder of our shares and the partners in such a partnership (as determined for federal income tax purposes) are urged to consult their own tax advisors about the federal income tax consequences and other tax consequences of the acquisition, ownership and disposition of our shares.

Taxation as a RIC

We have been organized and have qualified for taxation as a RIC, and we intend to remain so qualified until the end of our taxable year preceding the Deregistration Year. As a result of our qualification for taxation as a RIC, we are generally not subject to entity-level U.S. federal income taxes on our income and net capital gains that we distribute to our shareholders as dividends on a timely basis. We are generally subject to entity-level U.S. federal income tax on any undistributed income and/or gains. In order to maintain our qualification for taxation as a RIC, we must, among other things:

•
continue to be registered as an investment company under the 1940 Act;

•
derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to specified securities, loans, gains from the sale of stock or other securities, net income from specified "qualified publicly traded partnerships," or other income derived with respect to our business of investing in such stock or securities; and

•
diversify our holdings so that at the end of each quarter of the taxable year:

  •
  at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one

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      issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

    •
    no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable IRC rules, by us and that are engaged in the same or similar or related trades or businesses or of specified "qualified publicly traded partnerships."

In addition, we must distribute to our shareholders for each taxable year an amount equal to at least 90% of our "investment company taxable income."

We are subject to a 4% nondeductible U.S. federal excise tax on specified undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income recognized, but not distributed, in preceding years and on which we paid no U.S. federal income tax.

As described in the Proxy Statement, pending the SEC's issuance of the Deregistration Order, we intend to begin realigning our portfolio consistent with our plan to convert to a mortgage REIT. This realignment will result in the recognition of gains and losses upon disposition of our assets, which will impact our RIC distribution requirements described above.

Shareholders are urged to consult their tax advisors regarding the specific consequences of our qualification for taxation as a RIC in connection with their decision to invest in or hold our shares.

Taxation as a REIT

Our first taxable year as a REIT will be the Deregistration Year, for which we intend to elect to be taxed as a REIT under Sections 856 through 860 of the IRC. The discussion below assumes that we will make that election by timely filing our U.S. federal income tax return as a REIT for that year. Our REIT election, assuming continuing compliance with the then applicable qualification tests, will continue in effect for subsequent taxable years. Although we cannot be sure, we expect that we will be organized and will operate in a manner that will qualify us to be taxed as a REIT under the IRC, and we expect that we will continue to be so organized and to so operate once we have qualified for taxation as a REIT.

As a REIT, we generally will not be required to pay federal income tax on our net income distributed as dividends to our shareholders. Distributions to our shareholders generally will be included in our shareholders' income as dividends to the extent of our available current or accumulated earnings and profits. Our dividends generally will not be entitled to the preferential tax rates on qualified dividend income, but a portion of our dividends may be treated as capital gain dividends or as qualified dividend income, all as explained below. In addition, for taxable years beginning before 2026 and pursuant to the deduction-without-outlay mechanism of Section 199A of the IRC, our noncorporate U.S. shareholders will generally be eligible for lower effective tax rates on our dividends that are not treated as capital gain dividends or as qualified dividend income. No portion of any of our dividends will be eligible for the dividends received deduction for corporate shareholders. Distributions in excess of our current or accumulated earnings and profits generally will be treated for federal income tax purposes as returns of capital to the extent of a recipient shareholder's basis in our shares, and will reduce this basis. Our current or accumulated earnings and profits will be generally allocated first to distributions made on our preferred shares, and thereafter to distributions made on our common shares. For all these purposes, our distributions will include cash distributions, any in kind distributions of property that we might make, and deemed or constructive distributions resulting from capital market activities (such as some redemptions), as described below.

We expect that our tax counsel, Sullivan & Worcester LLP, will opine to us that, giving effect to the transactions described in this Proxy Statement and subject to the discussion below, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the IRC and that our current and anticipated investments and plan of operation will enable us to meet and continue to meet the

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requirements for qualification and taxation as a REIT under the IRC for the Deregistration Year upon our filing of a timely federal income tax return for that year. Our tax counsel's opinions are conditioned upon the assumption that our declaration of trust and all other legal documents to which we have been or are a party have been and will be complied with by all parties to those documents, upon the accuracy and completeness of the factual matters described in this Proxy Statement and upon representations made by us to our tax counsel as to certain factual matters relating to our organization and operations and our expected manner of operation. If this assumption or a description or representation is inaccurate or incomplete, our tax counsel's opinions may be adversely affected and may not be relied upon. The opinions of our tax counsel will be based upon the law as it exists at the time it issues its opinion. The law may change prior to the Deregistration Year or thereafter, possibly with retroactive effect, which could result in our inability to receive the opinions from tax counsel described in this Proxy Statement or in adverse consequences to matters otherwise opined upon by our tax counsel. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, neither Sullivan & Worcester LLP nor we can be sure that we will qualify as or be taxed as a REIT for any particular year. Any opinion of Sullivan & Worcester LLP as to our qualification or taxation as a REIT will be expressed as of the date issued. Our tax counsel will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Also, the opinions of our tax counsel are not binding on either the IRS or a court, and either could take a position different from that expressed by our tax counsel.

Our actual qualification and taxation as a REIT will depend upon our compliance with various qualification tests imposed under the IRC and summarized below. While we expect that we will satisfy these tests, our tax counsel will not review compliance with these tests on a continuing basis. If we fail to qualify for taxation as a REIT in any year, we will be subject to federal income taxation as if we were a corporation taxed under subchapter C of the IRC (a "C corporation"), and our shareholders will be taxed like shareholders of regular C corporations, meaning that federal income tax generally will be applied at both the corporate and shareholder levels. In this event, we could be subject to significant tax liabilities, and the amount of cash available for distribution to our shareholders could be reduced or eliminated.

If we qualify for taxation as a REIT and meet the tests described below, we generally will not pay federal income tax on amounts we distribute to our shareholders. However, even if we qualify for taxation as a REIT, we may still be subject to federal tax in the following circumstances, as described below:

•
We will be taxed at regular corporate income tax rates on any undistributed "real estate investment trust taxable income," determined by including our undistributed ordinary income and net capital gains, if any.

•
If we have net income from "prohibited transactions"—that is, dispositions at a gain of inventory or property held primarily for sale to customers in the ordinary course of a trade or business other than dispositions of foreclosure property and other than dispositions excepted by statutory safe harbors—we will be subject to tax on this income at a 100% rate.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan as "foreclosure property," as described in Section 856(e) of the IRC, we may thereby avoid both (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but in exchange for these benefits we will be subject to tax on the foreclosure property income at the highest regular corporate income tax rate.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, due to reasonable cause and not due to willful neglect, but nonetheless maintain our qualification for taxation as a REIT because of specified cure provisions, we will be subject to tax at a 100% rate on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect our profitability for the taxable year.

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•
If we fail to satisfy any of the REIT asset tests described below (other than a de minimis failure of the 5% or 10% asset tests) due to reasonable cause and not due to willful neglect, but nonetheless maintain our qualification for taxation as a REIT because of specified cure provisions, we will be subject to a tax equal to the greater of $50,000 or the highest regular corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test.

•
If we fail to satisfy any provision of the IRC that would result in our failure to qualify for taxation as a REIT (other than violations of the REIT gross income tests or violations of the REIT asset tests described below) due to reasonable cause and not due to willful neglect, we may retain our qualification for taxation as a REIT but will be subject to a penalty of $50,000 for each failure.

•
If we fail to distribute for any calendar year at least the sum of 85% of our REIT ordinary income for that year, 95% of our REIT capital gain net income for that year and any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amounts actually distributed.

•
If we acquire a REIT asset where our adjusted tax basis in the asset is determined by reference to the adjusted tax basis of the asset in the hands of a C corporation, under specified circumstances we may be subject to federal income taxation on all or part of the built-in gain (calculated as of the date the property ceased being owned by the C corporation) on such asset. We generally do not expect to sell assets if doing so would result in the imposition of a material built-in gains tax liability; but if and when we do sell assets that may have associated built-in gains tax exposure, then we expect to make appropriate provision for the associated tax liabilities on our financial statements.

•
Our subsidiaries that are C corporations, including any TRSs that we form or acquire, generally will be required to pay federal corporate income tax on their earnings, and a 100% tax may be imposed on any transaction between us and one of our TRSs that does not reflect arm's length terms.

If we fail to qualify for taxation as a REIT in any year, then we will be subject to federal income tax in the same manner as a regular C corporation. Further, as a regular C corporation, distributions to our shareholders will not be deductible by us, nor will distributions be required under the IRC. Also, to the extent of our current and accumulated earnings and profits, all distributions to our shareholders will generally be taxable as ordinary dividends potentially eligible for the preferential tax rates discussed below under the heading "—Taxation of Taxable U.S. Shareholders" and, subject to limitations in the IRC, will be potentially eligible for the dividends received deduction for corporate shareholders. Finally, we will generally be disqualified from taxation as a REIT for the four taxable years following the taxable year in which the termination of our REIT status is effective. Our failure to qualify for taxation as a REIT for even one year could result in us reducing or eliminating distributions to our shareholders, or in us incurring substantial indebtedness or liquidating substantial investments in order to pay the resulting corporate-level income taxes. Relief provisions under the IRC may allow us to continue to qualify for taxation as a REIT even if we fail to comply with various REIT requirements, all as discussed in more detail below. However, it is impossible to state whether in any particular circumstance we would be entitled to the benefit of these relief provisions.

We do not intend to acquire or otherwise own assets or to conduct financing or other activities if doing so would produce "excess inclusion" or similar income for us or our shareholders, except that we may own assets or conduct activities through a TRS such that no excess inclusion or similar income results for us and our shareholders. However, if we own assets or conduct activities contrary to this expectation—e.g., if we were to (a) acquire or otherwise own a residual interest in a real estate mortgage investment conduit (a "REMIC"), or (b) sponsor a non-REMIC collateralized mortgage pool to issue multiple class debt instruments related to the underlying mortgage loans, in each case other than through a TRS—then a portion of our income will be treated as excess inclusion income and a portion of the dividends that we pay to our shareholders will also be considered to be excess inclusion income. Generally, a shareholder's dividend income from a REIT corresponding to the shareholder's share of the REIT's excess inclusion or similar income: (a) cannot be offset by any net operating losses otherwise available to the shareholder; (b) is subject to tax as UBTI in the hands of most types of shareholders that are otherwise generally

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exempt from federal income tax; and (c) results in the application of federal income tax withholding at the maximum statutory rate of 30% (and any otherwise available rate reductions under income tax treaties do not apply). IRS guidance indicates that if we were to generate excess inclusion or similar income, then that income would be allocated among our shareholders in proportion to our dividends paid. Even so, the manner in which this income would be allocated to dividends attributable to a taxable year that are not paid until a subsequent taxable year (or to dividends attributable to a portion of a taxable year when no assets or operations were held or conducted that produced excess inclusion or similar income), as well as the manner of reporting these special tax items to shareholders, is not clear under current law, and there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion or similar income required to be taken into account by one or more of our shareholders could be significantly increased.

In addition, if we own a residual interest in a REMIC, we will be taxed at the highest corporate income tax rate on the percentage of our excess inclusion income that corresponds to the percentage of our shares of beneficial interest that are held in record name by "disqualified organizations." Although the law is unsettled, the IRS asserts that similar rules apply to a REIT that generates income similar to excess inclusion income as a result of owning specified non-REMIC collateralized mortgage pools. If we become subject to tax on excess inclusion or similar income as a consequence of one or more "disqualified organizations" owning our shares, we are entitled under our declaration of trust (but not required) to reduce the amount of distributions that we pay to those shareholders whose ownership gives rise to the tax liability. If we do not specifically allocate this tax burden to the applicable shareholders, then as a practical matter it will be borne by us and all of our shareholders. Disqualified organizations include: (a) the United States; (b) any state or political subdivision of the United States; (c) any foreign government; (d) any international organization; (e) any agency or instrumentality of any of the foregoing; (f) any other tax-exempt organization, other than a farmer's cooperative described in section 521 of the IRC, that is exempt both from income taxation and from taxation under the UBTI provisions of the IRC; and (g) any rural electrical or telephone cooperative. To the extent that our shares owned by disqualified organizations are held in street name by a broker-dealer or other nominee, the IRS asserts that the broker-dealer or nominee is liable for a tax at the highest corporate income tax rate on the portion of our excess inclusion or similar income allocable to the shares held on behalf of the disqualified organizations. A RIC or other pass-through entity owning our shares would, according to the IRS, also be subject to tax at the highest corporate income tax rate on any excess inclusion or similar income from us that is allocated to their record name owners that are disqualified organizations.

In sum, although we do not intend to own assets or conduct activities if doing so would produce "excess inclusion" or similar income for us or our shareholders, tax-exempt investors, foreign investors, taxpayers with net operating losses, RICs, pass-through entities and broker-dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold our shares.

REIT Qualification Requirements

General Requirements. Section 856(a) of the IRC defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (3)
  that would be taxable, but for Sections 856 through 859 of the IRC, as a domestic C corporation;

  (4)
  that is not a financial institution or an insurance company subject to special provisions of the IRC;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  that is not "closely held," meaning that during the last half of each taxable year (except for its first taxable year as a REIT), not more than 50% in value of the outstanding shares are owned,

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    directly or indirectly, by five or fewer "individuals" (as defined in the IRC to include specified tax-exempt entities);

  (7)
  that does not have (and has not succeeded to) the post-December 7, 2015 tax-free spin-off history proscribed by Section 856(c)(8) of the IRC; and

  (8)
  that meets other tests regarding the nature of its income and assets and the amount of its distributions, all as described below.

Section 856(b) of the IRC provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Section 856(h)(2) of the IRC provides that conditions (5) and (6) do not need to be met during a REIT's first taxable year. Although we cannot be sure, we expect that we will meet conditions (1) through (8) during each of the requisite periods commencing with the Deregistration Year, and that we will continue to meet these conditions in future taxable years.

To help comply with condition (6), we expect our declaration of trust to restrict transfers of our shares that would otherwise result in concentrated ownership positions. These restrictions, however, would not ensure that we will in all cases be able to satisfy, and continue to satisfy, the share ownership requirements described in condition (6). If we comply with applicable Treasury regulations to ascertain the ownership of our outstanding shares and do not know, or by exercising reasonable diligence would not have known, that we failed condition (6), then we will be treated as having met condition (6). Accordingly, we intend to comply with these regulations, including by requesting annually from holders of significant percentages of our shares information regarding the ownership of our shares. We expect our shareholders to be required to respond to these requests for information under our declaration of trust. A shareholder that fails or refuses to comply with the request is required by Treasury regulations to submit a statement with its federal income tax return disclosing its actual ownership of our shares and other information.

For purposes of condition (6), an "individual" generally includes a natural person, a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit-sharing trust. As a result, REIT shares owned by an entity that is not an "individual" are considered to be owned by the direct and indirect owners of the entity that are individuals (as so defined), rather than to be owned by the entity itself. Similarly, REIT shares held by a qualified pension plan or profit-sharing trust are treated as held directly by the individual beneficiaries in proportion to their actuarial interests in such plan or trust. Consequently, five or fewer such trusts could own more than 50% of the interests in an entity without jeopardizing that entity's qualification for taxation as a REIT.

The IRC provides that we will not automatically fail to qualify for taxation as a REIT if we do not meet conditions (1) through (7), provided we can establish that such failure was due to reasonable cause and not due to willful neglect. Each such excused failure will result in the imposition of a $50,000 penalty instead of REIT disqualification. This relief provision may apply to a failure of the applicable conditions even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

Our Wholly Owned Subsidiaries and Our Investments Through Partnerships. Except in respect of a TRS as discussed below, Section 856(i) of the IRC provides that any corporation, 100% of whose stock is held by a REIT and its disregarded subsidiaries, is a qualified REIT subsidiary and shall not be treated as a separate corporation for U.S. federal income tax purposes. The assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as the REIT's. We expect that each of our direct and indirect wholly owned subsidiaries, other than the TRSs discussed below (and entities owned in whole or in part by the TRSs), will be either a qualified REIT subsidiary within the meaning of Section 856(i)(2) of the IRC or a noncorporate entity that for federal income tax purposes is not treated as separate from its owner under Treasury regulations issued under Section 7701 of the IRC, each such entity referred to as a QRS. Thus, in applying all of the REIT qualification requirements described in this summary, all assets, liabilities and items of income, deduction and credit of our QRSs will be treated as ours, and our investment in the stock and other securities of such QRSs will be disregarded.

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We may in the future invest in one or more entities that are treated as partnerships for federal income tax purposes. In the case of a REIT that is a partner in a partnership, Treasury regulations under the IRC provide that, for purposes of the REIT qualification requirements regarding income and assets described below, the REIT is generally deemed to own its proportionate share, based on respective capital interests (including any preferred equity interests in the partnership), of the income and assets of the partnership (except that for purposes of the 10% value test, described below, the REIT's proportionate share of the partnership's assets is based on its proportionate interest in the equity and specified debt securities issued by the partnership). In addition, for these purposes, the character of the assets and items of gross income of the partnership generally remains the same in the hands of the REIT. In contrast, for purposes of the distribution requirements discussed below, we will be required to take into account as a partner our share of the partnership's income as determined under the general federal income tax rules governing partners and partnerships under Subchapter K of the IRC.

Taxable REIT Subsidiaries. As a REIT, we will be permitted to own any or all of the securities of a TRS, provided that no more than 20% of the total value of our assets, at the close of each quarter, is comprised of our investments in the stock or other securities of our TRSs. Very generally, a TRS is a subsidiary corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with its affiliated REIT to be treated as a TRS. Our ownership of stock and other securities in our TRSs will be exempt from the 5% asset test, the 10% vote test and the 10% value test discussed below.

In addition, any corporation (other than a REIT) in which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities is automatically a TRS. Subject to the discussion below, we expect that we and each of our TRSs that we form or acquire, if any, will comply with the requirements for TRS status at all times during which we intend for the subsidiary's TRS election to be in effect.

Our TRSs will be taxed as C corporations that are separate from us, and their assets, liabilities and items of income, deduction and credit generally will not be imputed to us for purposes of the REIT qualification requirements described in this summary. Therefore, our TRSs may generally conduct activities that would be treated as prohibited transactions or would give rise to nonqualified income if conducted by us directly. As regular C corporations, TRSs may generally utilize net operating losses and other tax attribute carryforwards to reduce or otherwise eliminate federal income tax liability in a given taxable year. Net operating losses and other carryforwards are subject to limitations, however, including limitations imposed under Section 382 of the IRC following an "ownership change" (as defined in applicable Treasury regulations) and a limitation providing that carryforwards of net operating losses generally cannot offset more than 80% of the current year's taxable income. Moreover, net operating losses may not be carried back, but may be carried forward indefinitely. As a result, we cannot be sure that our TRSs will be able to utilize, in full or in part, any net operating losses or other carryforwards that they may generate in the future.

Restrictions and sanctions are imposed on TRSs and their affiliated REITs to ensure that the TRSs will be subject to an appropriate level of federal income taxation. For example, if a TRS pays interest, rent or other amounts to its affiliated REIT in an amount that exceeds what an unrelated third party would have paid in an arm's length transaction, then the REIT generally will be subject to an excise tax equal to 100% of the excessive portion of the payment. The 100% excise tax also applies to the underpricing of services provided by a TRS to its affiliated REIT or the REIT's tenants. We cannot be sure that arrangements involving our TRSs will not result in the imposition of one or more of these restrictions or sanctions, but we do not expect that we or our TRSs will be subject to these impositions.

As discussed above, we may utilize a TRS to own assets or conduct activities that would otherwise result in excess inclusion income for us and our shareholders.

Income Tests. We must satisfy two gross income tests annually to maintain our qualification for taxation as a REIT. First, at least 75% of our gross income for each taxable year must be derived from investments relating to real property, including "rents from real property" within the meaning of Section 856(d) of the IRC, interest and gain from mortgages on real property or on interests in real

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property (generally including CMBS), amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property), income derived from a REMIC in proportion to the real estate assets held by the REMIC (unless at least 95% of the REMIC's assets are real estate assets, in which case all of the income derived from the REMIC), income and gain from foreclosure property, gain from the sale or other disposition of real property (including specified ancillary personal property treated as real property under the IRC), or dividends on and gain from the sale or disposition of shares in other REITs (but excluding in all cases any gains subject to the 100% tax on prohibited transactions). When we receive new capital in exchange for our shares or in a public offering of our five-year or longer debt instruments, income attributable to the temporary investment of this new capital in stock or a debt instrument, if received or accrued within one year of our receipt of the new capital, is generally also qualifying income under the 75% gross income test. Second, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business, income and gain from specified "hedging transactions" that are clearly and timely identified as such, and income from the repurchase or discharge of indebtedness is excluded from both the numerator and the denominator in both gross income tests. In addition, specified foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

Although we will use our best efforts to ensure that the income generated by our investments will be of a type that satisfies both the 75% and 95% gross income tests, we cannot be sure that we will be successful in this regard.

Interest Income. Interest income that we receive will satisfy the 75% gross income test (as described above) to the extent that it is derived from a loan that is adequately secured by a mortgage on real property or on interests in real property (including, in the case of a loan secured by both real property and personal property, such personal property to the extent that it does not exceed 15% of the total fair market value of all of the property securing the loan). If a loan is secured by both real property and other property (to the extent such other property is not treated as real property as described above), and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan, determined as of (a) the date we agreed to acquire or originate the loan or (b) as discussed further below, in the event of a "significant modification," the date we modified the loan, then a part of the interest income from such loan equal to the percentage amount by which the loan exceeds the value of the real property will not be qualifying income for purposes of the 75% gross income test, but may be qualifying income for purposes of the 95% gross income test. Although we cannot be sure, we expect that the interest, original issue discount, and market discount income that we will receive from our mortgage related assets will generally be qualifying income for purposes of both the 75% and 95% gross income tests.

If we receive contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), then the income attributable to the participation feature will be treated as gain from the sale of the underlying real property and will satisfy both the 75% and 95% gross income tests provided that the property is not held by the borrower as inventory or dealer property. Interest income that we receive from a mortgage loan in which all or a portion of the interest income payable is contingent on the earnings of the borrower will generally be qualifying income for purposes of both the 75% and 95% gross income tests if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as "rents from real property," as described below under "—Rents from Real Property," had we earned the income directly.

We may invest in CMBS or specified securities backed by mortgages and issued by government sponsored enterprises, including Fannie Mae, Freddie Mac and the Federal Home Loan Bank (such government issued securities, "agency securities") that are either pass-through certificates or

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collateralized mortgage obligations. We expect that the CMBS and agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from our CMBS and agency securities will be qualifying income for the 95% gross income test. In some circumstances, payments we receive with respect to CMBS that we own may be made by affiliated entities pursuant to credit enhancement provided by those entities. We believe that any such payments constituting gross income to us will be qualifying income for purposes of both the 75% and 95% gross income tests, but we cannot be sure that the IRS will agree with that characterization of such payments. In the case of CMBS treated as interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% gross income test to the extent that such loans are secured by real property or interests in real property, as discussed above. In the case of CMBS or agency securities treated as interests in a REMIC, income derived from REMIC interests will generally be qualifying income for purposes of both the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC regular interests are benefitted by interest swap or cap contracts or other derivative instruments that could produce some nonqualifying income for the holder of the REMIC regular interests. Although we cannot be sure, we expect that our income from mortgage related securities will generally be qualifying income for purposes of both the 75% and 95% gross income tests.

We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a mortgage on the real property. Under IRS guidance, if a mezzanine loan meets specified safe harbor requirements, (a) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (b) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the IRS guidance provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We generally intend to structure our investments in mezzanine loans in a manner that complies with the requirements applicable to our qualification for taxation as a REIT, and as much as practicable with the IRS safe harbor requirements. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the IRS safe harbor, however, we cannot be sure that the IRS will not challenge the tax treatment of these loans.

There is limited case law or administrative guidance addressing the treatment of mezzanine loans and preferred equity investments as debt or equity for federal income tax purposes. We expect that our mezzanine loans generally will be treated as debt for federal income tax purposes, and our preferred equity investments generally will be treated as equity for federal income tax purposes. If a mezzanine loan is treated as equity for federal income tax purposes, we will be treated as owning the assets held by the partnership or limited liability company that issued the mezzanine loan. As a result, we will not be treated as receiving interest income from the mezzanine loan, but rather we will be treated as receiving our proportionate share of the income of the entity that issued the mezzanine loan (including any income generated by the entity that does not satisfy the 75% and 95% gross income tests). Similarly, if the IRS successfully asserts that a preferred equity investment is debt for federal income tax purposes, then that investment may be treated as producing interest income that will be qualifying income for the 95% gross income test, but not for the 75% gross income test.

We may hold participation interests, including B-Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of an agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the borrower defaults, then a participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. Although we cannot be sure, we expect that the interest that we will receive from such investments will generally be qualifying income for purposes of both the 75% and 95% gross income tests.

Fee Income. We expect to receive fee income in a number of circumstances, including from loans that we originate. Fee income, including prepayment penalties, loan assumption fees and late payment charges

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that are not compensation for services, generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for our entering or having entered into an agreement to make a loan secured by real property or an interest in real property and the fees are not determined by income and profits of the borrower. Other fees generally are not qualifying income for purposes of either gross income test. Fees earned by our TRSs are not included in computing the 75% and 95% gross income tests, and thus neither assist nor hinder our compliance with these tests.

Hedging Transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate cap agreements, interest rate swap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income arising from "clearly identified" hedging transactions that we enter into to (a) manage interest rate or price changes or currency fluctuations with respect to borrowings we incur to acquire or carry real estate assets, (b) manage risk of currency fluctuations relating to any item that qualifies under the 75% gross income test or the 95% gross income test (or any property that generates such income or gain), or (c) manage risk associated with extant, qualified hedges of liabilities or properties that have been extinguished or disposed will be excluded from gross income for purposes of the 75% or 95% gross income tests. As a result, a qualifying hedge transaction will neither assist nor hinder our compliance with the 75% and 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be nonqualifying income for purposes of both of the 75% and 95% gross income tests. Accordingly, we may conduct some or all of our hedging activities through a TRS or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through QRSs. In any event, we intend to structure our hedging transactions in a manner that does not jeopardize our qualification for taxation as a REIT.

Foreclosure Property. From time to time, we may find it necessary to foreclose on loans that we originate or acquire. In such instances, we intend to do so in a manner that maintains our qualification for taxation as a REIT and, if possible, minimizes our liability for foreclosure property income taxes, all as described below. As a general matter, we will not be considered to have foreclosed on a property if we merely take control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Following a foreclosure, we will generate income that satisfies the 75% and 95% gross income tests if existing tenants at the real property or new tenants that we place at the property begin paying us rents that satisfy the requirements for "rents from real property" as described below under "—Rents from Real Property." Such qualifying rents will not be subject to the foreclosure property income taxes described below. In order to qualify the rental payments that we receive as "rents from real property," we may find it useful or necessary in such circumstances to utilize our TRSs to provide services to our tenants at these properties or, in the case of lodging facilities or health care facilities, utilize our TRSs as our captive tenants and engage eligible independent contractors as managers for our TRSs. To the extent possible, our goal would be to deploy one or more of these tax efficient solutions in respect of property that we acquire through foreclosure. While we cannot be sure, we believe that our Advisor, through RMR, is positioned to leverage its established relationships with tenants and operators across a wide variety of real estate asset sectors, and in particular its established relationships with managers of lodging facilities and health care facilities, to facilitate our goals in this regard.

In other circumstances where real property is reduced to possession after a foreclosure action, we may choose to treat such property as "foreclosure property" pursuant to Section 856(e) of the IRC. Foreclosure property is generally any real property, including interests in real property, and any personal property incident to such real property:

•
that is acquired by a REIT as a result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

•
for which any related loan acquired by the REIT was acquired at a time when the default was not imminent or anticipated; and

•
for which the REIT makes a proper election to treat the property as foreclosure property.

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For purposes of the 75% and 95% gross income tests, all income from the property will be qualifying income as long as the property qualifies as foreclosure property. In particular, any gain from the sale of the foreclosure property will be qualifying income for purposes of the 75% and 95% gross income tests and will be exempt from the 100% tax on gains from prohibited transactions described below under "—Prohibited Transactions." But in exchange for these benefits, any gain that a REIT recognizes on the sale of foreclosure property held as inventory or primarily for sale to customers, plus any income it receives from foreclosure property that would not otherwise qualify under the 75% gross income test in the absence of foreclosure property treatment, reduced by expenses directly connected with the production of those items of income, would be subject to income tax at the highest regular corporate income tax rate under the foreclosure property income tax rules of Section 857(b)(4) of the IRC. Thus, if a REIT should lease foreclosure property in exchange for rent that qualifies as "rents from real property," which is our goal described above, then that rental income is not subject to the foreclosure property income tax.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is obtained from the IRS. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property), or any nonqualified income under the 75% gross income test is received or accrued by the REIT, directly or indirectly, pursuant to a lease entered into on or after such day;

•
on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent and other than specifically exempted forms of maintenance or deferred maintenance; or

•
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

We may have the option to foreclose on mortgage loans when a borrower is in default. The foregoing rules related to foreclosure property, and our goal to foreclose in a tax efficient manner when possible, could affect our decision of whether and when to foreclose on a particular mortgage loan.

Rents from Real Property. Rents received by us, if any, will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent received generally must not be based on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue or through a TRS. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. Finally, with the exception of specified rental arrangements with our TRSs (including in respect of lodging facilities or health care facilities), rental income will qualify as "rents from real property" only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity. We expect that all or substantially all the rents and related service charges that we may receive will be "rents from real property" and will to that extent be qualifying income for purposes of both the 75% and 95% gross income tests.

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Prohibited Transactions. Other than sales of foreclosure property, any gain that we realize on the sale of property (including a deemed sale that occurs as a result of a "significant modification" of a debt investment) held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business, together known as dealer gains, may be treated as income from a prohibited transaction that is subject to a penalty tax at a 100% rate. The 100% tax does not apply to gains from the sale of property that is held through a TRS, although such income will be subject to tax in the hands of the TRS at regular corporate income tax rates; we may therefore utilize our TRSs in transactions in which we might otherwise recognize dealer gains. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding each particular transaction. Sections 857(b)(6)(C) and (E) of the IRC provide safe harbors pursuant to which limited sales of real property held for at least two years and meeting specified additional requirements will not be treated as prohibited transactions. However, compliance with the safe harbors is not always achievable in practice. We intend to try to structure our activities to avoid transactions that are prohibited transactions, or otherwise conduct such activities through TRSs; but, we cannot be sure whether or not the IRS might successfully assert that one or more of our dispositions is subject to the 100% penalty tax. Gains subject to the 100% penalty tax are excluded from the 75% and 95% gross income tests, whereas real property gains that are not dealer gains or that are exempted from the 100% penalty tax on account of the safe harbors are considered qualifying gross income for purposes of the 75% and 95% gross income tests.

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test in any taxable year, we may nevertheless qualify for taxation as a REIT for that year if we satisfy the following requirements: (a) our failure to meet the test is due to reasonable cause and not due to willful neglect; and (b) after we identify the failure, we file a schedule describing each item of our gross income included in the 75% gross income test or the 95% gross income test for that taxable year. Even if this relief provision does apply, a 100% tax is imposed upon the greater of the amount by which we failed the 75% gross income test or the amount by which we failed the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect our profitability for the taxable year. This relief provision may apply to a failure of the applicable income tests even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

Based on the discussion above, we expect that we will satisfy the 75% and 95% gross income tests outlined above on a continuing basis beginning with the Deregistration Year.

Asset Tests. At the close of each calendar quarter of each taxable year, we must also satisfy the following asset percentage tests in order to qualify for taxation as a REIT for federal income tax purposes:

•
At least 75% of the value of our total assets must consist of "real estate assets," defined as real property (including interests in real property and interests in mortgages on real property or on interests in real property), ancillary personal property to the extent that rents attributable to such personal property are treated as rents from real property in accordance with the rules described above, cash and cash items, most interests in CMBS, shares in other REITs, debt instruments issued by "publicly offered REITs" as defined in Section 562(c)(2) of the IRC, government securities, regular or residual interests in a REMIC (however, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate related assets under the federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC), and any stock or debt instruments attributable to the temporary investment of new capital.

•
Not more than 25% of the value of our total assets may be represented by securities other than those securities that count favorably toward the preceding 75% asset test.

•
Of the investments included in the preceding 25% asset class, the value of any one non-REIT issuer's securities that we own may not exceed 5% of the value of our total assets. In addition, we may not own more than 10% of the vote or value of any one non-REIT issuer's outstanding securities, unless the securities are "straight debt" securities or otherwise excepted as discussed below. Our stock and other securities in a TRS will be exempted from these 5% and 10% asset tests.

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•
Not more than 20% of the value of our total assets may be represented by stock or other securities of our TRSs.

•
Not more than 25% of the value of our total assets may be represented by "nonqualified publicly offered REIT debt instruments" as defined in Section 856(c)(5)(L)(ii) of the IRC.

We expect that our tax counsel, Sullivan & Worcester LLP, will opine to us that, although the matter is not free from doubt, our investments in the equity or debt of a TRS of ours, to the extent that and during the period in which they qualify as temporary investments of new capital, will be treated as real estate assets, and not as securities, for purposes of the above REIT asset tests.

We believe that our holdings of securities and other assets will comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. However, we do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. As described above, the IRS has promulgated a safe harbor pursuant to which mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test, the 5% asset test and the 10% asset tests. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 5% asset test and 10% asset tests; nevertheless, we expect that these investments will not impact our ability to satisfy the applicable REIT asset tests.

As discussed above under "—Interest Income," where a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (a) the date we agreed to acquire or originate the loan or (b) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a nonqualifying asset for purposes of the 75% asset test. The nonqualifying portion of such a loan would be subject to, among other requirements, the 5% asset test and the 10% asset tests. The IRS has promulgated a safe harbor under which it has stated that it will not challenge a REIT's treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (a) the fair market value of the loan on the relevant quarterly REIT asset testing date; or (b) the greater of (i) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (ii) the fair market value of the real property securing the loan determined as of the date the REIT committed to originate or acquire the loan. Moreover, pursuant to this IRS guidance, a REIT is not required to redetermine the fair market value of the real property securing a loan for purposes of the REIT asset tests in connection with a loan modification that is: (a) occasioned by a borrower default; or (b) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. It is unclear how the above safe harbors are affected by recent legislative changes that have liberalized the treatment of personal property as real property for various purposes under Section 856 of the IRC. It is possible that the safe harbor is improved in circumstances where a loan is secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and the personal property securing the loan. We do not currently intend to invest in distressed mortgage loans; but, if we do so, we intend to invest in distressed mortgage loans in a manner consistent with maintaining our qualification for taxation as a REIT.

We may enter into repurchase agreements under which we will nominally sell assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements, notwithstanding that we may transfer record ownership of the subject assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we

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did not own the assets during the term of the applicable repurchase agreement, which characterization could jeopardize our qualification for taxation as a REIT.

The above REIT asset tests must be satisfied at the close of each calendar quarter of each taxable year as a REIT. After a REIT meets the asset tests at the close of any quarter, it will not lose its qualification for taxation as a REIT in any subsequent quarter solely because of fluctuations in the values of its assets. This grandfathering rule may be of limited benefit to a REIT such as us that makes periodic acquisitions of both qualifying and nonqualifying REIT assets. When a failure to satisfy the above asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter.

In addition, if we fail the 5% asset test, the 10% vote test or the 10% value test at the close of any quarter and we do not cure such failure within 30 days after the close of that quarter, that failure will nevertheless be excused if (a) the failure is de minimis and (b) within six months after the last day of the quarter in which we identify the failure, we either dispose of the assets causing the failure or otherwise satisfy the 5% asset test, the 10% vote test and the 10% value test. For purposes of this relief provision, the failure will be de minimis if the value of the assets causing the failure does not exceed the lesser of (a) 1% of the total value of our assets at the end of the relevant quarter or (b) $10.0 million. If our failure is not de minimis, or if any of the other REIT asset tests have been violated, we may nevertheless qualify for taxation as a REIT if (a) we provide the IRS with a description of each asset causing the failure, (b) the failure was due to reasonable cause and not willful neglect, (c) we pay a tax equal to the greater of (1) $50,000 or (2) the highest regular corporate income tax rate imposed on the net income generated by the assets causing the failure during the period of the failure, and (d) within six months after the last day of the quarter in which we identify the failure, we either dispose of the assets causing the failure or otherwise satisfy all of the REIT asset tests. These relief provisions may apply to a failure of the applicable asset tests even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

The IRC also provides an excepted securities safe harbor to the 10% value test that includes among other items (a) "straight debt" securities, (b) specified rental agreements in which payment is to be made in subsequent years, (c) any obligation to pay "rents from real property," (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of or payments from a nongovernmental entity, and (e) any security issued by another REIT. In addition, any debt instrument issued by an entity classified as a partnership for federal income tax purposes, and not otherwise excepted from the definition of a security for purposes of the above safe harbor, will not be treated as a security for purposes of the 10% value test if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test.

We intend to maintain records of the value of our assets to document our compliance with the above asset tests and intend to take actions as may be required to cure any failure to satisfy the tests within 30 days after the close of any quarter or within the six month periods described above.

Based on the discussion above, we expect that we will satisfy the REIT asset tests outlined above on a continuing basis beginning with the Deregistration Year.

Annual Distribution Requirements. In order to qualify for taxation as a REIT under the IRC, we will be required to make annual distributions other than capital gain dividends to our shareholders in an amount at least equal to the excess of:

  (1)
  the sum of 90% of our "real estate investment trust taxable income" and 90% of our net income after tax, if any, from property received in foreclosure, over

  (2)
  the amount by which our noncash income (e.g., original issue discount on our mortgage loans) exceeds 5% of our "real estate investment trust taxable income."

For these purposes, our "real estate investment trust taxable income" is as defined under Section 857 of the IRC and will be computed without regard to the dividends paid deduction and our net capital gain and

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will generally be reduced by specified corporate-level income taxes that we pay (e.g., taxes on foreclosure property income).

The IRC generally limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to the sum of the business interest income of such taxpayer for such taxable year and 30% of the taxpayer's "adjusted taxable income," subject to specified exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to that year's 30% limitation. We expect our income to predominantly consist of business interest income in amounts in excess of the net interest expense we will be required to pay or accrue. Accordingly, we do not expect the foregoing interest deduction limitations to apply to us or to the calculation of our real estate investment trust taxable income.

Distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our federal income tax return for the earlier taxable year and if paid on or before the first regular distribution payment after that declaration. If a dividend is declared in October, November or December to shareholders of record during one of those months and is paid during the following January, then for federal income tax purposes such dividend will be treated as having been both paid and received on December 31 of the prior taxable year.

The 90% distribution requirements may be waived by the IRS if a REIT establishes that it failed to meet them by reason of distributions previously made to meet the requirements of the 4% excise tax discussed below. To the extent that we do not distribute all of our net capital gain and all of our "real estate investment trust taxable income," as adjusted, we will be subject to federal income tax at regular corporate income tax rates on undistributed amounts. In addition, we will be subject to a 4% nondeductible excise tax to the extent we fail within a calendar year to make required distributions to our shareholders of 85% of our ordinary income and 95% of our capital gain net income plus the excess, if any, of the "grossed up required distribution" for the preceding calendar year over the amount treated as distributed for that preceding calendar year. For this purpose, the term "grossed up required distribution" for any calendar year is the sum of our taxable income for the calendar year without regard to the deduction for dividends paid and all amounts from earlier years that are not treated as having been distributed under the provision. We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax.

Due to timing differences between the actual receipt of cash and the inclusion of items of income by us for U.S. federal income tax purposes, it is possible that, from time to time, we may not have sufficient cash to meet our distribution requirements. For instance, we may experience these timing issues as a result of:

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accrued market discount that we might recognize periodically if we acquire debt instruments at a discount in the secondary market;

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taxable gain we might recognize if we "significantly modify" a distressed debt investment;

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accrued original issue discount; or

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accrued interest income with respect to debt instruments where the obligor defaults on payments to us.

Under the IRC, we are generally required to accrue income no later than when it is taken into account on applicable financial statements. The application of this rule may require the accrual of income with respect to our debt instruments or other assets, such as original issue discount or market discount, earlier than would otherwise be the case under the IRC, although the precise application of this rule is unclear at this time.

In addition, we may be required under the terms of indebtedness that we incur to use cash that we receive to make principal payments on that indebtedness, with the possible effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders. It is also

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possible that our deductions for U.S. federal income tax purposes may accrue more slowly than, or will not otherwise correspond to, our cash expenditure outlays.

As a result of all these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, we may have substantial taxable income in excess of cash available for distribution. In that event, we may find it necessary or desirable to arrange for a taxable distribution paid in a mix of cash and our shares or to arrange for new debt or equity financing to provide funds for required distributions in order to maintain our qualification for taxation as a REIT. We cannot be sure that financing would be available for these purposes on favorable terms, or at all.

We may be able to rectify a failure to pay sufficient dividends for any year by paying "deficiency dividends" to shareholders in a later year. These deficiency dividends may be included in our deduction for dividends paid for the earlier year, but an interest charge would be imposed upon us for the delay in distribution. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements and our dividends paid deduction, it will be treated as an additional distribution to the shareholders receiving it in the year such dividend is paid.

Distributions to our Shareholders

As described above, we expect to make distributions to our shareholders from time to time. These distributions may include cash distributions, in kind distributions of our shares or property, and deemed or constructive distributions resulting from capital market activities. The U.S. federal income tax treatment of our distributions will vary based on the status of the recipient shareholder as more fully described below under the headings "—Taxation of Taxable U.S. Shareholders," "—Taxation of Tax-Exempt U.S. Shareholders," and "—Taxation of Non-U.S. Shareholders."

Pursuant to Section 302 of the IRC, a redemption of our shares for cash only will be treated as a distribution under Section 301 of the IRC, and hence taxable as a dividend to the extent of our available current or accumulated earnings and profits, unless the redemption satisfies one of the tests set forth in Section 302(b) of the IRC enabling the redemption to be treated as a sale or exchange of the shares. The redemption for cash only will be treated as a sale or exchange if it (a) is "substantially disproportionate" with respect to the surrendering shareholder's ownership in us, (b) results in a "complete termination" of the surrendering shareholder's entire share interest in us, or (c) is "not essentially equivalent to a dividend" with respect to the surrendering shareholder, all within the meaning of Section 302(b) of the IRC. In determining whether any of these tests have been met, a shareholder must generally take into account shares considered to be owned by such shareholder by reason of constructive ownership rules set forth in the IRC, as well as shares actually owned by such shareholder. In addition, if a redemption is treated as a distribution under the preceding tests, then a shareholder's tax basis in the redeemed shares generally will be transferred to the shareholder's remaining shares in us, if any, and if such shareholder owns no other shares in us, such basis generally may be transferred to a related person or may be lost entirely. Because the determination as to whether a shareholder will satisfy any of the tests of Section 302(b) of the IRC depends upon the facts and circumstances at the time that our shares are redeemed, we urge you to consult your own tax advisor to determine the particular tax treatment of any redemption.

Taxation of Taxable U.S. Shareholders

For noncorporate U.S. shareholders, to the extent that their total adjusted income does not exceed applicable thresholds, the maximum federal income tax rate for long-term capital gains and most corporate dividends is generally 15%. For those noncorporate U.S. shareholders whose total adjusted income exceeds the applicable thresholds, the maximum federal income tax rate for long-term capital gains and most corporate dividends is generally 20%. However, because we generally will not be subject to federal income tax on the portion of our "real estate investment trust taxable income" distributed to our shareholders, dividends on our shares generally will not be eligible for these preferential tax rates, except that any distribution of C corporation earnings and profits and taxed built-in gain items will potentially be eligible for these preferential tax rates. As a result, our ordinary dividends generally will be taxed at the higher federal income tax rates applicable to ordinary income (subject to the lower effective tax rates

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applicable to qualified REIT dividends via the deduction-without-outlay mechanism of Section 199A of the IRC, which will generally be available to our noncorporate U.S. shareholders for taxable years before 2026). To summarize, the preferential federal income tax rates for long-term capital gains and for qualified dividends generally apply to:

  (1)
  long-term capital gains, if any, recognized on the disposition of our shares;

  (2)
  our distributions designated as long-term capital gain dividends;

  (3)
  our dividends attributable to dividend income, if any, received by us from C corporations such as TRSs;

  (4)
  our dividends attributable to earnings and profits that we inherit from C corporations; and

  (5)
  our dividends to the extent attributable to income upon which we have paid federal corporate income tax (such as taxes on foreclosure property), net of the corporate income taxes thereon.

As long as we qualify for taxation as a REIT, a distribution to our U.S. shareholders that we do not designate as a capital gain dividend generally will be treated as an ordinary income dividend to the extent of our available current or accumulated earnings and profits (subject to the lower effective tax rates applicable to qualified REIT dividends via the deduction-without-outlay mechanism of Section 199A of the IRC, which will generally be available to our noncorporate U.S. shareholders for taxable years before 2026). Distributions made out of our current or accumulated earnings and profits that we properly designate as capital gain dividends generally will be taxed as long-term capital gains, as discussed below, to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate shareholders may be required to treat up to 20% of any capital gain dividend as ordinary income under Section 291 of the IRC.

In addition, we may elect to retain net capital gain income and treat it as constructively distributed. In that case:

  (1)
  we will be taxed at regular corporate capital gains tax rates on retained amounts;

  (2)
  each of our U.S. shareholders will be taxed on its designated proportionate share of our retained net capital gains as though that amount were distributed and designated as a capital gain dividend;

  (3)
  each of our U.S. shareholders will receive a credit or refund for its designated proportionate share of the tax that we pay;

  (4)
  each of our U.S. shareholders will increase its adjusted basis in our shares by the excess of the amount of its proportionate share of these retained net capital gains over the U.S. shareholder's proportionate share of the tax that we pay; and

  (5)
  both we and our corporate shareholders will make commensurate adjustments in our respective earnings and profits for federal income tax purposes.

If we elect to retain our net capital gains in this fashion, we will notify our U.S. shareholders of the relevant tax information within 60 days after the close of the affected taxable year.

If for any taxable year we designate capital gain dividends for our shareholders, then a portion of the capital gain dividends we designate will be allocated to the holders of a particular class of shares on a percentage basis equal to the ratio of the amount of the total dividends paid or made available for the year to the holders of that class of shares to the total dividends paid or made available for the year to holders of all outstanding classes of our shares. We will similarly designate the portion of any capital gain dividend that is to be taxed to noncorporate U.S. shareholders at preferential maximum rates so that the designations will be proportionate among all outstanding classes of our shares.

Distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the shareholder's adjusted tax basis in our shares, but will reduce the shareholder's basis in such shares. To the extent that these excess distributions exceed a

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U.S. shareholder's adjusted basis in such shares, they will be included in income as capital gain, with long-term gain generally taxed to noncorporate U.S. shareholders at preferential maximum rates. No U.S. shareholder may include on its federal income tax return any of our net operating losses or any of our capital losses. In addition, no portion of any of our dividends will be eligible for the dividends received deduction for corporate shareholders.

If a dividend is declared in October, November or December to shareholders of record during one of those months and is paid during the following January, then for federal income tax purposes the dividend will be treated as having been both paid and received on December 31 of the prior taxable year.

A U.S. shareholder will generally recognize gain or loss equal to the difference between the amount realized and the shareholder's adjusted basis in our shares that are sold or exchanged. This gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the shareholder's holding period in our shares exceeds one year. In addition, any loss upon a sale or exchange of our shares held for six months or less will generally be treated as a long-term capital loss to the extent of any long-term capital gain dividends we paid on such shares during the holding period.

U.S. shareholders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on our shares (without regard to any deduction allowed by Section 199A of the IRC) and gains from the sale or other disposition of our shares), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds. U.S. shareholders are urged to consult their tax advisors regarding the application of the 3.8% Medicare tax.

If a U.S. shareholder recognizes a loss upon a disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These Treasury regulations are written quite broadly, and apply to many routine and simple transactions. A reportable transaction currently includes, among other things, a sale or exchange of our shares resulting in a tax loss in excess of (a) $10.0 million in any single year or $20.0 million in a prescribed combination of taxable years in the case of our shares held by a C corporation or by a partnership with only C corporation partners or (b) $2.0 million in any single year or $4.0 million in a prescribed combination of taxable years in the case of our shares held by any other partnership or an S corporation, trust or individual, including losses that flow through pass through entities to individuals. A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return and, in the first year of filing, a copy of Form 8886 must be sent to the IRS's Office of Tax Shelter Analysis. The annual maximum penalty for failing to disclose a reportable transaction is generally $10,000 in the case of a natural person and $50,000 in any other case.

Noncorporate U.S. shareholders who borrow funds to finance their acquisition of our shares could be limited in the amount of deductions that will be allowed for the interest paid on the indebtedness incurred. Under Section 163(d) of the IRC, interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the investor's net investment income. A U.S. shareholder's net investment income will include ordinary income dividend distributions received from us and, only if an appropriate election is made by the shareholder, capital gain dividend distributions and qualified dividends received from us; however, distributions treated as a nontaxable return of the shareholder's basis will not enter into the computation of net investment income.

Taxation of Tax-Exempt U.S. Shareholders

The rules governing the federal income taxation of tax-exempt entities are complex, and the following discussion is intended only as a summary of material considerations of an investment in our shares relevant to such investors. If you are a tax-exempt shareholder, we urge you to consult your own tax advisor to determine the impact of federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your acquisition of or investment in our shares.

Our distributions made to shareholders that are tax-exempt pension plans, individual retirement accounts or other qualifying tax-exempt entities will not constitute UBTI, provided that the shareholder has not

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financed its acquisition of our shares with "acquisition indebtedness" within the meaning of the IRC, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that, consistent with our present intent, we do not hold a residual interest in a real estate mortgage investment conduit or otherwise hold mortgage assets or conduct mortgage securitization activities that generate "excess inclusion" income.

Taxation of Non-U.S. Shareholders

The rules governing the U.S. federal income taxation of non-U.S. shareholders are complex, and the following discussion is intended only as a summary of material considerations of an investment in our shares relevant to such investors. If you are a non-U.S. shareholder, we urge you to consult your own tax advisor to determine the impact of U.S. federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your acquisition of or investment in our shares.

For most non-U.S. investors, investment in a REIT that invests principally in mortgage loans and CMBS may not be the most tax efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most non-U.S. investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the IRC, and specified foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral income tax treaty between their country of residence and the United States.

We expect that a non-U.S. shareholder's receipt of (a) distributions from us, and (b) proceeds from the sale of our shares, will not be treated as income effectively connected with a U.S. trade or business and a non-U.S. shareholder will therefore not be subject to the often higher federal tax and withholding rates, branch profits taxes and increased reporting and filing requirements that apply to income effectively connected with a U.S. trade or business. This expectation and a number of the determinations below are predicated on our shares being listed on a U.S. national securities exchange, such as the NYSE American. Each class of our shares has been listed on a U.S. national securities exchange; however, we cannot be sure that our shares will continue to be so listed in future taxable years or that any class of our shares that we may issue in the future will be so listed.

Distributions. A distribution by us to a non-U.S. shareholder that is not designated as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of our current or accumulated earnings and profits. A distribution of this type will generally be subject to U.S. federal income tax and withholding at the rate of 30%, or at a lower rate if the non-U.S. shareholder has in the manner prescribed by the IRS demonstrated to the applicable withholding agent its entitlement to benefits under a tax treaty. Because we cannot determine our current and accumulated earnings and profits until the end of the taxable year, withholding at the statutory rate of 30% or applicable lower treaty rate will generally be imposed on the gross amount of any distribution to a non-U.S. shareholder that we make and do not designate as a capital gain dividend. Notwithstanding this potential withholding on distributions in excess of our current and accumulated earnings and profits, these excess portions of distributions will be a nontaxable return of capital to the extent that they do not exceed the non-U.S. shareholder's adjusted basis in our shares, and the nontaxable return of capital will reduce the adjusted basis in these shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the non-U.S. shareholder's adjusted basis in our shares, the distributions will give rise to U.S. federal income tax liability only in the unlikely event that the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or exchange of these shares, as discussed below under the heading "—Dispositions of Our Shares." A non-U.S. shareholder may seek a refund from the IRS of amounts withheld on distributions to it in excess of such shareholder's allocable share of our current and accumulated earnings and profits.

For so long as a class of our shares is listed on a U.S. national securities exchange, capital gain dividends that we declare and pay to a non-U.S. shareholder on those shares, as well as dividends to a non-U.S. shareholder on those shares attributable to our sale or exchange of "United States real property

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interests" within the meaning of Section 897 of the IRC ("USRPIs"), will not be subject to withholding as though those amounts were effectively connected with a U.S. trade or business, and non-U.S. shareholders will not be required to file U.S. federal income tax returns or pay branch profits tax in respect of these dividends. Instead, these dividends will generally be treated as ordinary dividends and subject to withholding in the manner described above.

Tax treaties may reduce the withholding obligations on our distributions. Under some treaties, however, rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets specified additional conditions. A non-U.S. shareholder must generally use an applicable IRS Form W-8, or substantially similar form, to claim tax treaty benefits. If the amount of tax withheld with respect to a distribution to a non-U.S. shareholder exceeds the shareholder's U.S. federal income tax liability with respect to the distribution, the non-U.S. shareholder may file for a refund of the excess from the IRS. Treasury regulations also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, our distributions to a non-U.S. shareholder that is an entity should be treated as paid to the entity or to those owning an interest in that entity, and whether the entity or its owners will be entitled to benefits under the tax treaty.

If, contrary to our expectation, a class of our shares was not listed on a U.S. national securities exchange and we made a distribution on those shares that was attributable to gain from the sale or exchange of a USRPI, then a non-U.S. shareholder holding those shares would be taxed as if the distribution was gain effectively connected with a trade or business in the United States conducted by the non-U.S. shareholder. In addition, the applicable withholding agent would be required to withhold from a distribution to such a non-U.S. shareholder, and remit to the IRS, up to 21% of the maximum amount of any distribution that was or could have been designated as a capital gain dividend. The non-U.S. shareholder also would generally be subject to the same treatment as a U.S. shareholder with respect to the distribution (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual), would be subject to fulsome U.S. federal income tax return reporting requirements, and, in the case of a corporate non-U.S. shareholder, may owe the up to 30% branch profits tax under Section 884 of the IRC (or lower applicable tax treaty rate) in respect of these amounts.

Dispositions of Our Shares. If as expected our shares are not USRPIs, then a non-U.S. shareholder's gain on the sale of these shares generally will not be subject to U.S. federal income taxation or withholding.

Our shares will not constitute USRPIs if we are not, at relevant testing dates in the preceding five years, a "United States real property holding corporation." Whether we are a United States real property holding corporation depends upon whether the fair market value of USRPIs owned by us equals or exceeds 50% of the sum of the fair market value of these interests, any interests in real estate outside of the United States, and our other trade and business assets. For periods prior to the Deregistration Year, we do not believe that we have been or will become a United States real property holding corporation. Because USRPIs do not generally include mortgage loans or mortgage backed securities, we do not expect to become a United States real property holding corporation for periods commencing with the beginning of the Deregistration Year, although we cannot be sure that we will not become one at some later date.

Even if we were to become a United States real property holding corporation in the future, we still expect that our shares would not be USRPIs because one or both of the following exemptions will be available at all times. First, for so long as a class of our shares is listed on a U.S. national securities exchange, a non-U.S. shareholder's gain on the sale of those shares will not be subject to U.S. federal income taxation as a sale of a USRPI. Second, our shares will not constitute USRPIs if we are a "domestically controlled" REIT. We will be a "domestically controlled" REIT if less than 50% of the value of our shares (including any future class of shares that we may issue) is held, directly or indirectly, by non-U.S. shareholders at all times during the preceding five years, after applying specified presumptions regarding the ownership of our shares as described in Section 897(h)(4)(E) of the IRC. However, it is unclear whether a new REIT like us must have been a REIT during the preceding five years and, if not, whether we are required to satisfy the foreign ownership limit with ownership history from our pre-REIT period, or

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whether instead the relevant period for testing foreign ownership commences on our first day as a REIT. Regardless, we believe that for all relevant periods the statutory ownership presumptions would apply to validate our status as a "domestically controlled" REIT. Accordingly, although we can provide no assurance, we believe that we will be a "domestically controlled" REIT.

Information Reporting, Backup Withholding, and Foreign Account Withholding

Information reporting, backup withholding, and foreign account withholding may apply to distributions or proceeds paid to our shareholders under the circumstances discussed below. If a shareholder is subject to backup or other U.S. federal income tax withholding, then the applicable withholding agent will be required to withhold the appropriate amount with respect to a deemed or constructive distribution or a distribution in kind even though there is insufficient cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the applicable withholding agent may collect the amount of U.S. federal income tax required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the property that the shareholder would otherwise receive or own, and the shareholder may bear brokerage or other costs for this withholding procedure.

Amounts withheld under backup withholding are generally not an additional tax and may be refunded by the IRS or credited against the shareholder's federal income tax liability, provided that such shareholder timely files for a refund or credit with the IRS. A U.S. shareholder may be subject to backup withholding when it receives distributions on our shares or proceeds upon the sale, exchange, redemption, retirement or other disposition of our shares, unless the U.S. shareholder properly executes, or has previously properly executed, under penalties of perjury an IRS Form W-9 or substantially similar form that:

•
provides the U.S. shareholder's correct taxpayer identification number;

•
certifies that the U.S. shareholder is exempt from backup withholding because (a) it comes within an enumerated exempt category, (b) it has not been notified by the IRS that it is subject to backup withholding, or (c) it has been notified by the IRS that it is no longer subject to backup withholding; and

•
certifies that it is a U.S. citizen or other U.S. person.

If the U.S. shareholder has not provided and does not provide its correct taxpayer identification number and appropriate certifications on an IRS Form W-9 or substantially similar form, it may be subject to penalties imposed by the IRS, and the applicable withholding agent may have to withhold a portion of any distributions or proceeds paid to such U.S. shareholder. Unless the U.S. shareholder has established on a properly executed IRS Form W-9 or substantially similar form that it comes within an enumerated exempt category, distributions or proceeds on our shares paid to it during the calendar year, and the amount of tax withheld, if any, will be reported to it and to the IRS.

Distributions on our shares to a non-U.S. shareholder during each calendar year and the amount of tax withheld, if any, will generally be reported to the non-U.S. shareholder and to the IRS. This information reporting requirement applies regardless of whether the non-U.S. shareholder is subject to withholding on distributions on our shares or whether the withholding was reduced or eliminated by an applicable tax treaty. Also, distributions paid to a non-U.S. shareholder on our shares will generally be subject to backup withholding, unless the non-U.S. shareholder properly certifies to the applicable withholding agent its non-U.S. shareholder status on an applicable IRS Form W-8 or substantially similar form. Information reporting and backup withholding will not apply to proceeds a non-U.S. shareholder receives upon the sale, exchange, redemption, retirement or other disposition of our shares, if the non-U.S. shareholder properly certifies to the applicable withholding agent its non-U.S. shareholder status on an applicable IRS Form W-8 or substantially similar form. Even without having executed an applicable IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds that a non-U.S. shareholder receives upon the sale, exchange, redemption, retirement or other disposition of our shares if the non-U.S. shareholder receives those proceeds through a broker's foreign office.

Non-U.S. financial institutions and other non-U.S. entities are subject to diligence and reporting requirements for purposes of identifying accounts and investments held directly or indirectly by U.S.

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persons. The failure to comply with these additional information reporting, certification and other requirements could result in a 30% U.S. withholding tax on applicable payments to non-U.S. persons, notwithstanding any otherwise applicable provisions of an income tax treaty. In particular, a payee that is a foreign financial institution that is subject to the diligence and reporting requirements described above must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by "specified United States persons" or "United States owned foreign entities" (each as defined in the IRC and administrative guidance thereunder), annually report information about such accounts, and withhold 30% on applicable payments to noncompliant foreign financial institutions and account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these requirements may be subject to different rules. The foregoing withholding regime generally will apply to payments of dividends on our shares. In general, to avoid withholding, any non-U.S. intermediary through which a shareholder owns our shares must establish its compliance with the foregoing regime, and a non-U.S. shareholder must provide specified documentation (usually an applicable IRS Form W-8) containing information about its identity, its status, and if required, its direct and indirect U.S. owners. Non-U.S. shareholders and shareholders who hold our shares through a non-U.S. intermediary are encouraged to consult their own tax advisors regarding foreign account tax compliance.

Other Tax Considerations

Our tax treatment and that of our shareholders may be modified by legislative, judicial or administrative actions at any time, which actions may have retroactive effect. The rules dealing with federal income taxation are constantly under review by the U.S. Congress, the IRS and the U.S. Department of the Treasury, and statutory changes, new regulations, revisions to existing regulations and revised interpretations of established concepts are issued frequently. Likewise, the rules regarding taxes other than U.S. federal income taxes may also be modified. No prediction can be made as to the likelihood of passage of new tax legislation or other provisions, or the direct or indirect effect on us and our shareholders. Revisions to tax laws and interpretations of these laws could adversely affect our ability to qualify and be taxed as a REIT, as well as the tax or other consequences of an investment in our shares. We and our shareholders may also be subject to taxation by state, local or other jurisdictions, including those in which we or our shareholders transact business or reside. These tax consequences may not be comparable to the U.S. federal income tax consequences discussed above.

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THANK YOU

Thank you for being a shareholder of RMR Real Estate Income Fund.

To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com 3) Follow the instructions provided on the website. To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions. To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate boxes on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided. PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E87869-S93848 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Trustees recommends you vote FOR the following proposals: For Against Abstain 1. To approve changing the Fund's business from a registered investment company that makes equity investments in real estate companies to a real estate investment trust engaged in the business of originating and investing in first mortgage whole loans secured by middle market and transitional commercial real estate and to amend the Fund's fundamental investment objectives and restrictions and status as a "diversified" fund to permit the Fund to engage in its new business; and To ratify the appointment of RSM US LLP as the Fund's independent registered public accounting firm. ! ! ! ! ! ! 2. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE PROPOSALS. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR AT ANY ADJOURNMENTS, POSTPONEMENTS OR DELAYS THEREOF. THE VALIDITY OF THIS PROXY IS GOVERNED BY THE LAWS OF THE STATE OF MARYLAND. THIS PROXY DOES NOT REVOKE ANY PRIOR PROXIES GIVEN BY THE UNDERSIGNED EXCEPT AS IT RELATES TO A PRIOR PROXY CONCERNING THIS SPECIAL MEETING. Please be sure to sign and date this Proxy. NOTE: Please sign exactly as your name(s) appears(s) on the proxy. If held in joint tenancy, all persons should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name by authorized officer indicating title. If a partnership, please sign in partnership name by authorized person indicating title. Signature [PLEASE SIGN WITHIN BOX] Date Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. E87870-S93848 Proxy RMR Real Estate Income Fund For the Special Meeting of Shareholders To be Held on April 16, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF RMR REAL ESTATE INCOME FUND The undersigned shareholder(s) of RMR Real Estate Income Fund (the "Fund"), a Maryland statutory trust, hereby appoint(s) Adam D. Portnoy, Jennifer B. Clark and Brian E. Donley, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of the Fund to be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 on April 16, 2020, at 9:30 a.m. (Eastern time) (the "Special Meeting"), and any adjournments, postponements or delays thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby acknowledge(s) receipt of the Notice of the Special Meeting of Shareholders and of the accompanying proxy statement, each of which is incorporated herein by reference, as well as the Notice Regarding Internet Availability of Proxy Materials, and revoke(s) any proxy heretofore given with respect to the Special Meeting. THE VOTE ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO A PROPOSAL, THE VOTE ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSAL. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS OR DELAYS THEREOF. SEE REVERSE FOR VOTING INSTRUCTIONS.